UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.      )

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XPERI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting

of Stockholders

Friday, May 3, 2019

8:00 a.m., Local Time

Hyatt Regency Westlake

880 S. Westlake Blvd,

Westlake Village, CA 91361

The Annual Meeting of the Stockholders of Xperi Corporation (the “Company”) will be held on Friday, May 3, 2019 at 8:00 a.m. local time, at Hyatt Regency Westlake, 880 S. Westlake Blvd., Westlake Village, CA 91361, for the following purposes:

1.	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;
2.	To approve the Company’s Second Amended and Restated International Employee Stock Purchase Plan;
3.	To hold an advisory vote to approve executive compensation;
4.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for its year ending December 31, 2019; and
5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The Board of Directors has fixed the close of business on March 11, 2019 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting of Stockholders, or at any adjournments of the Annual Meeting of Stockholders.

We are pleased to be furnishing proxy materials to stockholders primarily over the Internet. We believe that this process expedites stockholders’ receipt of proxy materials and lowers the costs of printing and distributing our annual meeting materials. On or about March 22, 2019, a Notice of Internet Availability of Proxy Materials was mailed to our stockholders containing instructions on how to access our 2019 Proxy Statement and 2018 Annual Report on Form 10-K, and how to vote online. The Notice also included instructions on how you can receive a copy of your annual meeting materials, including the notice of annual meeting, proxy statement, and proxy card by mail, via e-mail or by downloading them online. If you choose to receive your annual meeting materials by mail, the notice of annual meeting, proxy statement from the Board of Directors, proxy card and annual report will be enclosed. If you choose to receive your annual meeting materials via e-mail, the e-mail will contain voting instructions and links to the annual report and the proxy statement on the Internet, both of which are available at http://www.proxyvote.com and on our website at http://ir.xperi.com/. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the annual meeting materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

In order to ensure your representation at the Annual Meeting of Stockholders, you are requested to submit your proxy over the Internet, by telephone or by mail. If you attend the Annual Meeting of Stockholders and file with the Secretary of the Company an instrument revoking your proxy or a duly executed proxy bearing a later date, your proxy will not be used.

All stockholders are cordially invited to attend the Annual Meeting of Stockholders.

By Order of the Board of Directors

XPERI Corporation

/s/ Paul E. Davis

PAUL E. DAVIS

Secretary

San Jose, California

March 20, 2019

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Xperi Corporation

3025 Orchard Parkway

San Jose, CA 95134

PROXY STATEMENT FOR THE ANNUAL MEETING

OF STOCKHOLDERS

TO BE HELD ON MAY 3, 2019

This proxy statement is furnished in connection with the solicitation of proxies for use prior to or at the Annual Meeting of Stockholders (the “Annual Meeting”) of Xperi Corporation (together with its subsidiaries, herein referred to as the “Company” or “Xperi”), a Delaware corporation, to be held at 8:00 a.m. Pacific Daylight Time on Friday, May 3, 2019 and at any adjournments or postponements thereof for the following purposes:

•	To elect seven (7) members of the Board of Directors to hold office until the next annual meeting or until their successors are duly elected and qualified;
•	To approve the Company’s Second Amended and Restated International Employee Stock Purchase Plan;
•	To hold an advisory vote to approve executive compensation;
•	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for its year ending December 31, 2019; and
•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

We made this proxy statement and accompanying form of proxy available to stockholders beginning on March 22, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on

May 3, 2019:

This proxy statement, form of proxy and the Company’s 2018 Annual Report on Form 10-K are available electronically at http://www.proxyvote.com and on our website at http://ir.xperi.com.

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

References to “Xperi,” “we,” “us” and “our” refer to Xperi Corporation and its consolidated subsidiaries. References to “GAAP” refer to generally accepted accounting principles in the United States of America. References to “RSUs” refer to time-based vesting restricted stock units. References to “PSUs” refer to performance-based vesting restricted stock units.

XPERI - Proxy Statement	1

Business Highlights

2018 was a good year for Xperi. Total billings grew 6% year-over-year driven by both our product licensing and IP licensing businesses. We made meaningful investments in new technology that we believe will contribute to our growth over the next three to five years. We generated $135 million in operating cash flow and returned $81 million to shareholders through dividends and share repurchases. Importantly, we continued to deliver on our strategic vision and accomplished several important milestones within each of our markets:

•	HD Radio penetration reached 52% of new cars sold in North America contributing to the 8% increase in automotive billings year-over-year.
•	We signed a significant partnership with IMAX that strengthens our content footprint and will help drive future codec penetration in the home and beyond.
•

In mobile, we completed development and released our 3D Facial Recognition technology, FaceSafeTM. FaceSafe has now been integrated into LG’s new flagship smartphone, the G8ThinQ, through a partnership with LG Electronics.

•

In our IP licensing business, we reached a significant settlement and license agreement with Samsung. We continued to add new licensing opportunities to our pipeline and interest in our hybrid bonding technologies continued to grow.

Financial Performance

•	Total revenue was $406.1 million for the fiscal year ended December 31, 2018, as compared with $373.7 million for the fiscal year ended December 31, 2017.
•	Total billings were $447.3 million for the fiscal year ended December 31, 2018, as compared with $422.5 million for the fiscal year ended December 31, 2017.
•	We generated $135.1 million in operating cash flow for the fiscal year ended December 31, 2018, as compared with $147.3 million for the fiscal year ended December 31, 2017.

Governance Highlights

We are committed to high standards of corporate governance. The Company’s corporate governance program features the following:

•	a strong independent chairman of the Board;
•	a Board that is up for election annually and has been since the Company’s initial public offering in 2003;
•	all of our directors, other than our CEO, are independent;
•	we have no stockholder rights plan in place;
•	regularly updated charters for each of the Board’s committees, which clearly establish the roles and responsibilities of each such committee;
•	regular executive sessions among our non-employee and independent directors;
•	a Board that enjoys unrestricted access to the Company’s management, employees and professional advisers;
•

each director nominee attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time such director served on the Board or committees;

•	a clear Code of Business Conduct and Ethics that is reviewed regularly for best practices;
•	a clear set of Corporate Governance Guidelines that is reviewed regularly for best practices;
•

a clawback policy that provides that our Compensation Committee or Board of Directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event of restatement of the Company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws;

•	policy prohibiting hedging, pledging or shorting of company stock by all employees and directors;
•	longest tenure of any director is less than seven years;
•	majority voting for directors in uncontested elections;
•	the Compensation Committee’s engagement of an independent compensation consultant;
•	minimum stock ownership requirement to ensure that our directors and executives remain aligned with the interests of the Company and its stockholders; and
•

a recently adopted environment, social and governance statement that outlines our commitment to providing a work environment that empowers our employees and enables them to enjoy a healthy and productive work-life balance for themselves, their families and our community, and to help protect the environment and minimize our impact on the environment.

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Board Nominees

		Director	Experience/	Independent		Committee	Other Company
Name	Age	Since	Qualification	Yes	No	Memberships	Boards
Darcy Antonellis	56	2018	• Public and private company executive • Extensive experience in content services, media and entertainment industry			None	• Vubiquity, Inc. • Cinemark Holdings, Inc.
David Habiger	50	2016	• Public Company CEO • Extensive experience in digital media and entertainment • Audit Committee experience and financial expertise • Member of the National Association of Corporate Directors			• Audit Committee • Compensation Committee	• Control4 Corporation • Echo Global Logistics, Inc • Grubhub • Stamps.com • JD Power (private)
Richard S. Hill	67	2012	• Public Company CEO • Extensive experience in semiconductor industry			• Board Chair • Nominating and Governance Committee	• Arrow Electronics, Inc. • Cabot Microelectronics Corporation • Marvell Technology Group Ltd. • Symantec Corporation
Jon Kirchner	51	2017	• Public Company CEO • Extensive experience in digital media and entertainment			None	• Free Stream Media Corp (Samba TV) (private)
V. Sue Molina	70	2018	• Extensive accounting and finance expertise • Experience in advising Boards and past service on Boards of public companies			• Audit Committee Chair • Nominating and Governance Committee
George A. Riedel	61	2013	• CEO • Extensive experience in licensing technology and telecom industry			• Nominating and Governance Committee Chair • Compensation Committee
Christopher A. Seams	56	2013	• Public Company Executive • Extensive experience in semiconductor industry • Member of IEEE			• Compensation Committee Chair • Audit Committee	• Nanometrics Inc.

Darcy Antonellis has served on the Board since December 2018. Ms. Antonellis is the Chief Executive Officer of Vubiquity, Inc., a wholly owned subsidiary of Amdocs Limited. From June 1998 until December 2013, she held numerous positions at Warner Bros. Entertainment Inc., a Time Warner company, including President, Technical Operations and Chief Technology Officer.

David C. Habiger has served on the Board since December 2016. Mr. Habiger is a Senior Advisor at Silver Lake Partners and a Venture Partner with the Pritzker Group, and currently serves as the Chief Executive Officer of JD Power, a privately held company. Mr. Habiger served as the interim CEO at Textura Corporation, a software company focused on construction management, from May 2015 until its sale to Oracle Corporation in June 2016. He is a member of the National Association of Corporate Directors and is on the Advisory Board of the University of Chicago Center for Entrepreneurship.

Richard S. Hill has served on the Board since August 2012 and as Chairman of the Board since March 2013.

XPERI - Proxy Statement	3

Mr. Hill previously served as the Chief Executive Officer and member of the board of directors of Novellus Systems Inc., where he had worked for nearly 20 years.

Jon Kirchner has served on the Board and as Chief Executive Officer since June 2017. Previously he was president of Xperi following the completion of the acquisition of DTS in December 2016. Mr. Kirchner served as DTS’s Chairman of the board of directors and Chief Executive Officer from 2010 to December 2016 and had been a member of DTS’s board of directors from 2002 to December 2016. He served as DTS’s Chief Executive Officer from 2001 to 2010 and served in a number of senior leadership roles at DTS from 1993 to 2001. Prior to joining DTS, Mr. Kirchner worked for the consulting and audit groups at Price Waterhouse LLP (now PricewaterhouseCoopers LLP).

V. Sue Molina has served on the Board since February 2018. Previously, she served as a board member at DTS, Inc., a wholly owned subsidiary of the Company, from January 2008 to December 2016, where she served as the chair of the Audit Committee and was a member of the Nominating and Corporate Governance Committee. Until her retirement in May 2004, Ms. Molina was a tax partner at Deloitte and Touche LLP. Additionally, she spent 20 years with Ernst and Young LLP, including her last 10 years as a partner. Ms. Molina also served as the chair of the Compensation Committee and as a member of the Audit Committee for Sucampo Pharmaceuticals, Inc.

George A. Riedel has served on the Board since May 2013. Mr. Riedel was most recently the Chairman and CEO of Cloudmark, Inc., having stepped down in January 2017, and was previously in senior roles at Nortel Networks Corporation, Juniper Networks, Inc., and McKinsey & Company. He is currently a Senior Lecturer at Harvard Business School.

Christopher A. Seams has served on the Board since March 2013. Mr. Seams was most recently the Chief Executive Officer and a member of the board of directors of Deca Technologies, a subsidiary of Cypress Semiconductor Corporation, and was previously the Executive Vice President of Sales & Marketing at Cypress Semiconductor Corporation. Mr. Seams is a senior member of the Institute of Electrical and Electronics Engineers (“IEEE”), a member of NACD and ACCD, served on the Engineering Advisory Council for Texas A&M University and was a board member of Joint Venture Silicon Valley.

Approval of the Company’s Second Amended and Restated International Employee Stock Purchase Plan

We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees, particularly international employees. Our Compensation Committee believes that offering an international employee stock purchase plan to eligible employees of the Company and its participating subsidiaries assists with these challenges. Such a plan provides eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions or direct contributions, to enhance such employees’ sense of participation in the affairs of the Company and its participating subsidiaries, and to provide an incentive for continued employment. The Company provides these benefits through our existing International Employee Stock Purchase Plan (the “Existing IESPP”), which was first adopted in 2008 and most recently amended and restated in 2017. The purpose of the Existing IESPP is to promote the success and enhance the value of the Company by linking the interests of employees of the Company and its subsidiaries to those of our stockholders, and providing such persons with a chance to share in the value created by their efforts. As of February 28, 2019, a total of just 53,006 shares remained available for issuance under the Existing IESPP. Under the proposed Second Amended and Restated International Employee Stock Purchase Plan (the “Restated IESPP”), an additional 300,000 shares will be added to the share reserve. If the requested increase in the number of shares authorized for issuance is not approved, we do not expect to have sufficient shares to meet our anticipated needs in 2019 and thereafter under the Existing IESPP.

Executive Compensation

Philosophy

The executive compensation program emphasizes performance-based compensation and the amount of compensation paid to our executives varies significantly based on overall strategic and financial performance. The primary objective of our executive compensation program is to build long-term stockholder value. Our approach to short-term compensation is to pay for current results and strategic actions taken that are expected to translate into improved future financial performance. Combined with our emphasis on long-term equity compensation, we believe this approach appropriately motivates, rewards and retains our executives, while providing strong alignment with our

4	XPERI - Proxy Statement

shareholders. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay competitively if strategic and financial performance objectives are met and less so if targeted performance levels are not achieved.

Compensation Practices

•	Clawback policy
•	Minimum stock ownership guidelines
•	Double-trigger change in control agreements
•	No guaranteed bonuses under our annual bonus plan and extremely limited perquisites
•	Prohibition of hedging and pledging shares
•	No stock option exchanges or repricing without stockholder approval

Auditors

The Audit Committee appointed PricewaterhouseCoopers LLP as independent registered public accountants for the Company and its subsidiaries for the fiscal year ending December 31, 2019. We are asking our stockholders to ratify this appointment.

Voting Matters	Board Vote Recommendation	Page Reference (for more detail)
Proposal 1 – Election of Directors	FOR	10
Proposal 2 – Approval of the Company’s Second Amended and Restated International Employee Stock Purchase Plan	FOR	26
Proposal 3 – Advisory Vote to Approve Executive Compensation	FOR	64
Proposal 4 – Ratification of Independent Registered Public Accountants	FOR	65

XPERI - Proxy Statement	5

About the Meeting

What is the Purpose of the Annual Meeting?

At the annual meeting, stockholders will vote on: (1) the election of seven (7) directors; (2) the approval of the Company’s Second Amended and Restated International Employee Stock Purchase Plan; (3) the compensation of our named executive officers, on an advisory (non–binding) basis; (4) the ratification of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accountants for the fiscal year 2019; and (5) any other business that may properly come before the meeting.

Who is Entitled to Vote?

Only holders of record of our common stock as of the close of business on March 11, 2019 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding common stock constitutes the only class of our securities entitled to vote at the Annual Meeting, and each holder of common stock shall be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. At the close of business on March 11, 2019, there were 49,113,132 shares of common stock issued and outstanding, which were held by approximately 28 holders of record.

What are the Board of Directors’ Recommendations on the Proposals?

The Board’s recommendation is set forth together with the description of each proposal in this Proxy Statement. In summary, the Board unanimously recommends a vote FOR the nominees for director, FOR the approval of the Company’s Second Amended and Restated International Employee Stock Purchase Plan, FOR non-binding approval of the compensation of our named executive officers, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accountants of the Company.

How do I Vote My Shares at the Annual Meeting?

Stockholders whose shares are registered in their own names may vote by proxy by mail, over the Internet or by telephone. Instructions for voting by proxy over the Internet or by mail are set forth on the Notice of Internet Availability of Proxy Materials mailed to you, or on the proxy card mailed to you if you chose to receive materials by mail. Instructions for voting by proxy by telephone are available on the Internet site identified on the Notice of Internet Availability of Proxy Materials or on the proxy card mailed to you if you chose to receive materials by mail. The Internet and telephone voting facilities will close at 11:59 pm Eastern Daylight Time on May 2, 2019. If you access http://www.proxyvote.com using the instructions on the Notice, you will also be given the option to elect to receive future proxy materials by e-mail or in printed form by mail. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to the proxy materials and a link to the proxy voting site. Your election to receive future proxy materials by e-mail or in printed form by mail will remain in effect until you terminate such election.

If you sign and return a proxy card by mail but do not give voting instructions, your shares will be voted (1) FOR ALL of the seven (7) nominees named in Proposal No. 1 in this proxy statement; (2) FOR the Company’s Second Amended and Restated International Employee Stock Purchase Plan (3) FOR the approval of compensation of our named executive officers (NEOs) as disclosed in this proxy statement; (4) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants for the Company for the year ending December 31, 2019; and (5) as the proxy holders deem advisable, in their discretion, on other matters that may properly come before the Annual Meeting.

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If your shares are held in street name, the voting instruction form sent to you by your broker, bank or other nominee should indicate whether the institution has a process for beneficial holders to provide voting instructions over the Internet or by telephone. A number of banks and brokerage firms participate in a program that permits stockholders whose shares are held in street name to direct their vote over the Internet or by telephone. If your bank or brokerage firm gives you this opportunity, the voting instructions from the bank or brokerage firm that accompany this proxy statement will tell you how to use the Internet or telephone to direct the vote of shares held in your account. If your voting instruction form does not include Internet or telephone information, please complete and return the voting instruction form in the self-addressed, postage-paid envelope provided by your broker. Stockholders who vote by proxy over the Internet or by telephone need not return a proxy card or voting instruction form by mail, but may incur costs, such as usage charges, from telephone companies or Internet service providers.

If you plan to attend the Annual Meeting and wish to vote in person, you will be given a ballot at the Annual Meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a legal proxy from the broker, bank or other nominee who is the record holder of the shares, authorizing you to vote at the Annual Meeting.

Can I Change My Vote After I Return My Proxy Card?

Yes, any proxy may be revoked at any time before it is exercised by filing with the Company’s Secretary an instrument revoking it or by submitting prior to the time of the Annual Meeting a duly executed proxy bearing a later date. Stockholders who have voted by proxy over the Internet or by telephone or have executed and returned a proxy and who then attend the Annual Meeting and desire to vote in person are requested to so notify the Secretary in writing prior to the time of the Annual Meeting. We request that all such written notices of revocation to the Company be addressed to Paul E. Davis, Secretary, Xperi Corporation, at the address of our principal executive offices at 3025 Orchard Parkway, San Jose, California 95134. Our telephone number is (408) 321-6000. Stockholders may also revoke their proxy by entering a new vote over the Internet or by telephone.

What Does it Mean if I Get More than One Proxy Card?

If your shares are registered differently or are in more than one account, you may receive more than one proxy card. Sign and return all proxy cards to ensure that all of your shares are voted.

What does “Householding” mean and How Does it Affect Me?

We have adopted a procedure approved by the SEC known as “householding.” This procedure allows multiple stockholders residing at the same address the convenience of receiving a single copy of our Annual Report on Form 10-K and proxy statement, if they have elected to receive proxy materials by mail. This allows us to save money by reducing the number of documents we must print and mail, and helps protect the environment as well. Householding is available to both registered stockholders (i.e., those stockholders with certificates registered in their name) and street name holders (i.e., those stockholders who hold their shares through a brokerage).

If you are a registered stockholder that has requested to receive proxy materials by mail and you have consented to our mailing of proxy materials and other stockholder information only to one account in your household, as identified by you, we will deliver or mail a single copy of our Annual Report on Form 10-K and proxy statement for all registered stockholders residing at the same address. Your consent will be perpetual unless you revoke it, which you may do at any time by contacting the Householding Department of Broadridge Financial Solutions, Inc., at 51 Mercedes Way, Edgewood, NY 11717, or by calling 1-800-542-1061. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. If you received a householded mailing this year, and you would like to receive additional copies of our Annual Report on Form 10-K and proxy statement mailed to you, please call Investor Relations at (408) 321-6000, send an e-mail request to ir@xperi.com, or write to c/o Investor Relations, Xperi Corporation, 3025 Orchard Parkway, San Jose, CA 95134 and we will promptly deliver the requested copy.

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Registered stockholders that have requested to receive proxy materials by mail and have not consented to householding will continue to receive copies of our Annual Reports on Form 10-K and our proxy statements for each registered stockholder residing at the same address. As a registered stockholder, you may elect to participate in householding and receive only a single copy of the Annual Reports on Form 10-K and proxy statements for all registered stockholders residing at the same address by contacting Broadridge as outlined above.

Stockholders who hold their shares through a brokerage may elect to participate in householding or revoke their consent to participate in householding by contacting their respective brokers.

What is a Quorum?

A quorum of stockholders is necessary to take action at the Annual Meeting. Stockholders representing a majority of the outstanding shares of our common stock present in person or represented by proxy will constitute a quorum. We will appoint an election inspector for the meeting to determine whether or not a quorum is present and to tabulate votes cast by proxy or in person at the Annual Meeting.

What Vote is Required to Approve Each Proposal?

Proposal 1—Election of Directors

The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1—Election of Directors—Required Vote and Board of Directors Recommendation.”

Proposal 2—Approval of the Company’s Second Amended and Restated International Employee Stock Purchase Plan

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan. Abstentions have the same effect as negative votes on this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Proposal 3—Advisory Vote to Approve Executive Compensation

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the non-binding executive compensation proposal. Abstentions have the same effect as negative votes on this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Proposal 4—Ratification of Independent Registered Public Accountants

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants. Abstentions have the same effect as negative votes on this proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

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What are Broker Non-Votes?

If your shares are held by a broker, bank or other stockholder of record, in nominee name or otherwise (typically referred to as being held in “street name”) and you do not instruct your broker how to vote your shares, your broker will not have discretion to vote your shares on any of the non-routine matters. A broker non-vote occurs when a broker, bank or other stockholder of record, exercising its fiduciary powers submits a proxy for the annual meeting but does not vote on a particular proposal because such holder does not have discretionary voting authority with respect to that proposal and has not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. Typically, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants is treated as a routine matter, and the election of directors and other proposals presented in this proxy statement are not. However, when a matter to be voted on at a stockholders meeting is the subject of a contested solicitation, banks, brokers and other nominees do not have discretion to vote your shares on that matter.

Broker non-votes will be counted as shares present for the purpose of determining the presence of a quorum. We encourage you to provide instructions to your broker regarding the voting of your shares.

What Happens if I Abstain?

Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of a proposal, they will be treated as a “no” or “none” vote depending upon the matter to be voted upon – please see “What vote is required to approve each proposal?” above for the specific result of an abstention vote.

How Will Xperi Solicit Proxies?

We have retained Broadridge to assist in the distribution of proxy materials. The costs and expenses of preparing and mailing proxy solicitation materials for the annual meeting and other costs of the proxy solicitation will be borne by us. Certain of our officers, employees and third parties may solicit the submission of proxies authorizing the voting of shares in accordance with the Board of Directors’ recommendations. Such solicitations may be made by telephone, facsimile transmission or personal solicitation. No additional compensation will be paid to officers, directors or regular employees for such services. We may pay fees to third party solicitors. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in sending proxy material to stockholders.

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Proposal 1—Election of Directors

The Board of Directors has nominated the seven (7) individuals identified under “Director Nominees” below for election as directors, all of whom are currently directors of the Company. Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Our Board of Directors is currently comprised of seven (7) members. Directors are elected at each annual meeting and hold office until their successors are duly elected and qualified at the next annual meeting. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the seven (7) nominees designated below to serve until the 2020 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified.

Darcy Antonellis Director Since 2018 Age 56

Skills and Qualifications:

•	Public and Private Company executive
•	Extensive experience in content services, media and entertainment industry
•	Extensive operations and engineering experience
•	M.B.A. from Fordham University

Current Directorships:

•	Vubiquity, Inc.
•	Cinemark Holdings, Inc.

Past Directorships:

•	KidSave, a non-profit organization

Darcy Antonellis has served on the Board since December 2018. Since January 2014, Ms. Antonellis has been the Chief Executive Officer of Vubiquity, Inc., a wholly owned subsidiary of Amdocs Limited since February 22, 2018, the largest global provider of premium content services and technical solutions serving clients in 120 countries and in 80 languages.  From June 1998 until December 2013, Ms. Antonellis held numerous positions at Warner Bros. Entertainment Inc., a Time Warner company, including President, Technical Operations and Chief Technology Officer. Ms. Antonellis has also served as a member of the Board of Directors of Cinemark Holdings, Inc. since July 7, 2015. Ms, Antonellis received a B.S. in electrical engineering from Temple University and an M.B.A. from Fordham University. The Board believes Ms. Antonellis brings her extensive expertise in executive management, operations and engineering and her in-depth understanding of content services, media and entertainment industry to her role as a member of the Board.

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David C. Habiger Director Since 2016 Age 50

Skills and Qualifications:

•	Public Company CEO
•	Extensive experience in digital media and entertainment
•	Audit Committee experience and financial expertise
•	Recipient of Ernst & Young Entrepreneur of the Year Award
•	Chosen as one of the Digital Power 50 by the Hollywood Reporter
•	Selected as one of Corporate Leader Magazine’s 40 under 40 Business Leaders
•	Member of the National Association of Corporate Directors
•	Serves on the Advisory Board of the University of Chicago Center for Entrepreneurship
•	M.B.A. from the University of Chicago

Current Directorships:

•	Control4 Corporation
•	Echo Global Logistics, Inc.
•	GrubHub Inc.
•	Stamps.com Inc.
•	JD Power (private)

Past Directorships:

•	Immersion Corporation
•	Enova International, Inc
•	RealD Inc.
•	Textura Corporation
•	DTS
•	Sonic Solutions

Current Xperi Committee Assignments:

•	Audit Committee Member
•	Compensation Committee Member

David C. Habiger has served on the Board since December 2016. Mr. Habiger currently serves as the Chief Executive Officer of JD Power, a privately held company. Mr. Habiger served as a director of DTS from March 2014 until its acquisition by the Company in December 2016. Mr. Habiger has been a Senior Advisor at Silver Lake Partners since December 2012, a Venture Partner with the Pritzker Group since January 2013 and an advisor at MDP since February 2014. Mr. Habiger served as the CEO at Textura Corporation, a software company focused on construction management, from May 2015 until its sale to Oracle in June 2016. From May 2011 to August 2012, he served as the Chief Executive Officer of NDS Group Ltd., a provider of video software and content security solutions. Mr. Habiger worked with the founding members of Sonic Solutions (“Sonic”), a computer software company, from 1992 to 2011 and served as President and Chief Executive Officer of Sonic from 2005 to 2011. He serves as a director for Control4 Corporation, Echo Global Logistics, Inc., GrubHub Inc., and Stamps.com Inc., and previously served as a director for Enova International, Inc., Immersion Corporation, RealD Inc., Textura Corporation, DTS, and Sonic Solutions. He is a member of the National Association of Corporate Directors and is on the Advisory Board of the University of Chicago Center for Entrepreneurship. Mr. Habiger received a bachelor’s degree in business administration from St. Norbert College and an M.B.A. from the University of Chicago. The Board believes that Mr. Habiger brings extensive experience in the digital media and entertainment industries and his in-depth knowledge and understanding of the consumer electronics industry to his role as a member of the Board.

XPERI - Proxy Statement	11

Richard S. Hill Director Since 2012 Chairman Since 2013 Age 67

Skills and Qualifications:

•	Public Company CEO
•	Extensive experience in semiconductor industry
•	B.S. in Bioengineering from the University of Illinois in Chicago
•	M.B.A. from Syracuse University

Current Directorships:

•	Arrow Electronics, Inc.
•	Cabot Microelectronics Corporation
•	Marvell Technology Group Ltd.
•	Symantec Corporation

Past Directorships:

•	LSI Corporation
•	Planar Systems, Inc.
•	Yahoo Inc.
•	Autodesk, Inc.

Current Xperi Committee Assignments:

•	Chairman of the Board
•	Nominating and Governance Committee Member

Richard S. Hill has served as a member of the Board since August 2012 and as Chairman of the Board since March 2013. Mr. Hill also served as the Company’s Interim Chief Executive Officer from April 15, 2013 until May 29, 2013. Mr. Hill previously served as the Chief Executive Officer and member of the board of directors of Novellus Systems Inc., until its acquisition by Lam Research Corporation in June 2012. During his nearly 20 years leading Novellus Systems, a designer, manufacturer, and marketer of semiconductor equipment used in fabricating integrated circuits, Mr. Hill grew annual revenues from approximately $100 million to over $1 billion. Presently, Mr. Hill is Chairman of Marvell Technology Group Ltd. (“Marvell”), a producer of storage, communications and consumer semiconductor products, and a member of its board of directors. Mr. Hill served as Interim Chief Executive Officer of Marvell from May 2016 until July 2016. Mr. Hill is a member of the boards of directors of Symantec Corp., a cybersecurity software corporation, Arrow Electronics, Inc., a global provider of products and services to industrial and commercial users of electronic components and enterprise computing, and Cabot Microelectronics Corporation, the leading global supplier of chemical mechanical planarization (CMP) slurries and a growing CMP pad supplier to the semiconductor industry. Mr. Hill previously served on the board of directors of LSI Corporation, Planar Systems, Autodesk, Inc. and Yahoo Inc. Mr. Hill received a B.S. in Bioengineering from the University of Illinois in Chicago and an M.B.A. from Syracuse University. The Board believes that Mr. Hill brings extensive expertise in executive management and engineering for technology and defense-related companies to his role as Chairman of the Board.

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Jon Kirchner Director Since 2017 Age 51

Skills and Qualifications:

•	Public Company CEO
•	Extensive experience in digital media and entertainment industry
•	Recipient of Ernst & Young Technology Entrepreneur of the Year Award
•	Recipient of Digital 25: Leaders in Emerging Entertainment Award from Producers Guild of America
•	B.A. in Economics from Claremont McKenna College

Current Directorships:

•	Free Stream Media Corporation (Samba TV) (private)

Past Directorships:

•	DTS

Jon E. Kirchner has served on the Board and as Chief Executive Officer since June 2017. Previously he was president of Xperi following the completion of the acquisition of DTS in December 2016. He served as DTS’s Chairman of the board of directors and Chief Executive Officer from 2010 to December 2016 and had been a member of DTS’s board of directors from 2002 to December 2016. From 2001 to 2010, he served as DTS’s Chief Executive Officer. Prior to his tenure as Chief Executive Officer, Mr. Kirchner served at DTS from 1993 to 2001 in a number of senior leadership roles including President, Chief Operating Officer and Chief Financial Officer. Prior to joining DTS, Mr. Kirchner worked for the consulting and audit groups at Price Waterhouse LLP (now PricewaterhouseCoopers LLP), an international accounting firm. In 2012, Mr. Kirchner received the Ernst & Young Technology Entrepreneur of the Year Award for Greater Los Angeles. In 2011, Mr. Kirchner was honored by the Producers Guild of America, receiving the “Digital 25: Leaders in Emerging Entertainment” award for being among the visionaries that have made significant contributions to the advancement of digital entertainment and storytelling. Mr. Kirchner currently serves on the board of directors of Free Stream Media Corporation (Samba TV), a leader in developing cross platform TV experiences for consumers and advertisers. Mr. Kirchner is a Certified Public Accountant and received a B.A. in Economics, cum laude, from Claremont McKenna College. The Board believes that Mr. Kirchner brings his experience in the senior management of public companies, including service as chairman, president, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, his extensive experience in the digital media and entertainment industries, as well as his knowledge of the Company as its Chief Executive Officer, to his role as a member of the Board.

XPERI - Proxy Statement	13

V. Sue Molina Director Since 2018 Age 70

Skills and Qualifications:

•	Extensive accounting and financial expertise
•	Experience in advising Boards
•	Past service on Boards of public companies
•	B.S.B.A. and a Masters of Accounting degree from the University of Arizona

Current Directorships:

•	Vital Voices Global Partnership

Past Directorships:

•	DTS
•	Sucampo Pharmaceuticals, Inc.

Current Xperi Committee Assignments:

•	Audit Committee Chair
•	Nominating and Governance Committee Member

V. Sue Molina has served on the Board since February 2018. Most recently she served on the Board of Directors of DTS from January 2008 until December 2016, and served as Chair of the Audit Committee and Nominating and Corporate Governance Committee. From November 1997 until her retirement in May 2004, Ms. Molina was a tax partner at Deloitte & Touche LLP, an international accounting firm, serving from 2000 until May 2004 as the national partner in charge of Deloitte’s Initiative for the Retention and Advancement of Women. Prior to that, she spent twenty years with Ernst & Young LLP, an international accounting firm, the last ten years as a partner. Ms. Molina has prior board experience serving on the Board of Directors, chair of the Compensation Committee and member of the Audit Committee of Sucampo Pharmaceuticals, Inc., and on the Board of Directors, chair of the Audit Committee and a member of the Compensation Committee of Royal Neighbors of America. She received a B.S.B.A. and a Masters of Accounting degree from the University of Arizona. The Board believes that Ms. Molina brings her extensive accounting and financial expertise, her experience in advising Boards and her past service on Boards of public companies, to her role as a member of the Board.

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George A. Riedel Director Since 2013 Age 61

Skills and Qualifications:

•	CEO
•	Extensive experience in licensing technology and telecom industry
•	Director at McKinsey & Company, a global management consulting firm
•	B.S. with Distinction in Mechanical Engineering from the University of Virginia
•	M.B.A. from Harvard Business School

Current Directorships:

•	None

Past Directorships:

•	Blade Network Technologies Inc.
•	PeerApp Ltd.
•	Cloudmark, Inc.
•	NextDocs Corporation

Current Xperi Committee Assignments:

•	Nominating and Governance Committee Chair
•	Compensation Committee Member

George A. Riedel has served on the Board since May 2013. Mr. Riedel was most recently the Chairman of the Board of Montreal-based Accedian Networks, where he had served as a director since 2010. Until January 2017, Mr. Riedel also served as Chairman and CEO of Cloudmark, Inc., a private SF based network security company. Mr. Riedel joined the board at Cloudmark in June 2013, became Chairman in January 2014 and CEO in December 2014. Mr. Riedel also served on the board of directors of PeerApp from 2011 until 2014 and on the board of directors of Blade Network Technologies from 2009 until its sale to IBM in 2010. In March 2006, Mr. Riedel joined Nortel Networks Corporation, a publicly-traded, multinational, telecommunications equipment manufacturer (“Nortel”), as part of the turnaround team as the Chief Strategy Officer. His role changed after Nortel initiated creditor protection under the respective restructuring regimes of Canada under the Companies’ Creditors Arrangement Act, in the U.S. under the Bankruptcy Code, the United Kingdom under the Insolvency Act 1986, on January 14, 2009, and subsequently, Israel, to lead the sale/restructuring of various carrier and enterprise business units through a series of transactions to leading industry players such as Ericsson, Avaya and Ciena. Mr. Riedel led the efforts to create stand-alone business units, carve out the relevant P&L and balance sheet elements and assign predominately used patents to enable sales of the assets. In 2010, Mr. Riedel’s role changed to President of Business Units and CSO as he took leadership of the effort to monetize the remaining 6,500 patents and applications patents as well as manage the P&L for several business units that were held for sale. The 2011 patent sale led to an unprecedented transaction of $4.5 billion to a consortium of Apple, Ericsson, RIM, Microsoft and EMC. Prior to Nortel, Mr. Riedel was the Vice President of Strategy and Corporate Development of Juniper Networks, Inc., a publicly-traded designer, developer and manufacturer of networking products, from 2003 until 2006. Previously, Mr. Riedel was also a Director at McKinsey & Company, a global management consulting firm, where he spent 15 years serving clients in the telecom and technology sectors in Asia and North America on a range of strategy and growth issues. He is currently a Senior Lecturer at Harvard Business School. Mr. Riedel received a B.S. with Distinction in Mechanical Engineering from the University of Virginia and his M.B.A. from Harvard Business School. The Board believes that Mr. Riedel brings his experience from his direct involvement in the restructuring of Nortel, including the sale of Nortel’s patent portfolio for $4.5 billion, as well as his knowledge of the technology industry and leadership experience, to his role as a member of the Board.

XPERI - Proxy Statement	15

Christopher A. Seams Director Since 2013 Age 56

Skills and Qualifications:

•	Public Company Executive
•	Extensive experience in semiconductor industry
•	Member of IEEE
•	Served on Engineering Advisory Council for Texas A&M University
•	Board member of Venture Silicon Valley
•	B.S. in Electrical Engineering from Texas A&M University
•	M.S. in Electrical and Computer Engineering from the University of Texas at Austin

Current Directorships:

•	Nanometrics Inc.

Past Directorships:

•	Deca Technologies Inc.

Current Xperi Committee Assignments:

•	Compensation Committee Chair
•	Audit Committee Member

Christopher A. Seams has served on the Board since March 2013. Mr. Seams served as the Chief Executive Officer and a director of Deca Technologies Inc., a subsidiary of Cypress Semiconductor Corporation, a global semiconductor company, from May 2013 until August 2016. Mr. Seams previously was an Executive Vice President of Sales & Marketing at Cypress Semiconductor Corporation, from July 2005 until June 2013. He previously served as an Executive Vice President of Worldwide Manufacturing & Research and Development of Cypress Semiconductor Corporation. Mr. Seams joined Cypress in 1990 and held a variety of positions in process and assembly technology research and development and manufacturing operations. Prior to joining Cypress in 1990, he worked as a process development Engineer or Manager for Advanced Micro Devices and Philips Research Laboratories. Mr. Seams currently serves on the board of directors of Nanometrics Inc. Mr. Seams is a senior member of IEEE, a member of NACD and ACCD, served on the Engineering Advisory Council for Texas A&M University and was a board member of Joint Venture Silicon Valley. Mr. Seams received a B.S. in Electrical Engineering from Texas A&M University and a M.S. in Electrical and Computer Engineering from the University of Texas at Austin. Mr. Seams has a Professional Certificate in Advanced Computer Security from Stanford University. The Board believes that Mr. Seams brings extensive management, sales and marketing, and engineering experience in the semiconductor industry to his role as a member of the Board.

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REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION

Our bylaws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Abstentions and broker non-votes will not be counted as votes cast, and therefore will have no effect on the outcome of the election of directors. In addition, our Corporate Governance Guidelines (the “Guidelines”) include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Governance Committee, or another duly authorized committee of the Board, will determine whether to accept or reject the tendered resignation generally within 90 days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the Nominating and Governance Committee’s (or other responsible committee’s) decision. Our bylaws further provide that in a contested election, each director will be elected by a plurality of the votes cast, which means that the nominees receiving the largest number of affirmative votes will be elected.

The Board of Directors recommends that the stockholders vote “FOR” the election of each of Darcy Antonellis, David C. Habiger, Richard S. Hill, Jon Kirchner, V. Sue Molina, George Riedel, and Christopher A. Seams.

XPERI - Proxy Statement	17

Governance of the Company

Pursuant to the Delaware General Corporation Law and the Company’s Bylaws, our business, property and other affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with our Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

NON-EXECUTIVE CHAIRMAN AND BOARD LEADERSHIP

Mr. Hill has served as non-executive Chairman of the Board since March 21, 2013, except for a period from April 15, 2013 through May 29, 2013 when he served as Interim Chief Executive Officer and Executive Chairman while a search for a new Chief Executive Officer was being conducted. We believe that separating the roles of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders because it provides the appropriate balance between strategy development and oversight and accountability of management. Our Corporate Governance Guidelines require that the Chairman of the Board not be the same person as the Chief Executive Officer.

BOARD ROLE IN RISK MANAGEMENT

The Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. Risk management includes not only understanding company specific risks and the steps management implements to manage those risks, but also what level of risk is acceptable and appropriate for the Company. Management is responsible for establishing our business strategy, identifying and assessing the related risks and implementing appropriate risk management practices. Our Board of Directors reviews our business strategy and management’s assessment of the related risk, and discusses with management the appropriate level of risk for the Company. For example, the Board of Directors meets with management at least quarterly to review, advise and direct management with respect to strategic business risks, litigation risks and risks related to the Company’s acquisition strategy, among others. The Board also delegates oversight to Board committees to oversee selected elements of risk.

The Audit Committee oversees financial risk exposures, including monitoring the integrity of the Company’s financial statements, internal controls over financial reporting, and the independence of the Company’s independent registered public accountants. The Audit Committee receives periodic internal controls and related assessments from the Company’s finance department, internal audit function and an annual attestation report on internal control over financial reporting from the Company’s independent registered public accountants. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibility with respect to compliance matters and meets at least quarterly with our finance department, internal auditor, independent registered public accountants and internal or external legal counsel to discuss risks related to our financial reporting function. In addition, the Audit Committee ensures that the Company’s business is conducted with the highest standards of ethical conduct in compliance with applicable laws and regulations by monitoring our Code of Business Conduct, Ethics Policy, and our Corporate Compliance Hotline. The Audit Committee also discusses other risk assessment and risk management policies of the Company periodically with management.

The Compensation Committee participates in the design of compensation structures that avoid creating incentives that encourage a level of risk-taking behavior inconsistent with the Company’s business strategy as is further described in the Compensation Discussion and Analysis section below.

The Nominating and Governance Committee oversees governance-related risks by working with management to establish corporate governance guidelines applicable to the Company, and making recommendations regarding director nominees, the determination of director independence, Board leadership structure and membership on Board committees. The Nominating and Governance Committee also evaluates existing directors and the board as a whole.

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COMPENSATION RISK ASSESSMENT

In early 2019, management assessed our compensation policies and programs for all employees for purposes of determining the relationship of such policies and programs and the enterprise risks faced by the Company and presented its assessment to our Compensation Committee. Based on its assessment, management recommended, and the Compensation Committee, concluded, that none of our compensation policies or programs create risks that are reasonably likely to have a material adverse effect on the Company. In connection with their review, management and the Compensation Committee noted certain key attributes of our compensation policies and programs that help to reduce the likelihood of excessive risk taking, including:

•	The program design provides a balanced mix of cash and equity compensation, fixed and variable compensation and annual and long-term incentives.
•	Corporate performance objectives are designed to be consistent with the Company’s overall business plan and strategy, as approved by the Board of Directors.
•

The determination of executive incentive awards is based on a review of a variety of indicators of performance, including both financial and non-financial goals, reducing the risk associated with any single indicator of performance.

•	Incentive payments are capped at no more than 200% of target.
•	The Company’s equity awards generally vest over four year periods or based upon the achievement of performance objectives.
•	The Compensation Committee has the right to exercise negative discretion over executive incentive plan payments.

BOARD AND COMMITTEES OF THE BOARD; DIRECTOR INDEPENDENCE

The Board of Directors currently consists of seven (7) persons. Mr. Kirchner is CEO of Xperi. Mr. Hill was interim CEO of Xperi’s predecessor corporation for six weeks in 2013. Messrs. Habiger, Riedel and Seams and Mses. Antonellis and Molina are not, and have never been, employees of our Company or any of our subsidiaries. John Chenault served on our Board of Directors until his resignation due to health reasons as of November 28, 2018.

The Board currently has the following three standing committees, with the following members:

Member	Audit	Compensation	Nominating and Governance
Richard S. Hill
Darcy Antonellis
David C. Habiger
George A. Riedel
Christopher A. Seams
V. Sue Molina

= Chair	= Member	= Financial Expert	= Chairman

XPERI - Proxy Statement	19

During 2018, the Board of Directors held a total of eight meetings. With the exception of Mr. Chenault, whose absence was due to health issues and who has since retired, each director attended at least 75% of the aggregate of the total number of Board meetings and total number of meetings of Board committees on which such director served during the time he served on the Board or committees. Mr. Chenault attended five of the eight meetings during the time he served on the Board, and five of the six meetings during the time he served on the Audit Committee.

The Board of Directors has determined that all of the Company’s directors nominated for election, other than Mr. Kirchner, are each “independent directors” as such term is defined in Nasdaq Marketplace Rule 5605(a)(2).

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. Each of our Audit Committee, Compensation Committee and Nominating and Governance Committee is composed entirely of independent directors in accordance with current Nasdaq listing standards. Furthermore, each member of our Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and related rulemaking of the Securities and Exchange Commission (the “SEC”). The Board of Directors has further determined that, Ms. Sue Molina, Chair of the Audit Committee of the Board of Directors, is an “Audit Committee Financial Expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, by virtue of her relevant experience listed in her biographical summary provided above in the section entitled “Proposal 1—Election of Directors.” Copies of our Audit Committee, Nominating and Governance Committee and Compensation Committee charters and our corporate governance guidelines are available, free of charge, on our website at http://www.xperi.com. The Board of Directors from time to time constitutes such other committees as it deems appropriate to further the purposes of the Board.

Following the Annual Meeting, the Board will continue with three standing committees, with the following members:

Member	Audit	Compensation	Nominating and Governance
Richard S. Hill
Darcy Antonellis
David C. Habiger
George A. Riedel
Christopher A. Seams
V. Sue Molina

= Chair	= Member	= Financial Expert	= Chairman

Audit Committee

The Audit Committee reviews the work of our internal accounting and audit processes and the independent registered public accountants. The Audit Committee has sole authority for the appointment, compensation and oversight of our independent registered public accountants and to approve any significant non-audit relationship with the independent registered public accountants. The Audit Committee is also responsible for preparing the report required by the rules of the SEC to be included in our annual proxy statement. The Audit Committee is currently comprised of Ms. Molina as the Chair, Mr. Seams and Mr. Habiger. Ms. Molina joined the Audit Committee in April 2018, Mr. Seams previously served on the Audit Committee from April 2013 through April 2017, and rejoined the Committee in November 2018, and Mr. Habiger joined the Audit Committee in April 2017. During 2018, the Audit Committee held seven (7) meetings. Following the Annual Meeting of Stockholders, Ms. Molina will continue as the Chair, with Messrs. Seams and Habiger as members.

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Compensation Committee

The Compensation Committee approves our goals and objectives relevant to compensation, stays informed as to market levels of compensation and, based on evaluations submitted by management, recommends to our Board of Directors compensation levels and systems for the Board of Directors and our officers that correspond to our goals and objectives. The Compensation Committee also produces an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee is currently comprised of Mr. Seams as the Chair, Mr. Habiger and Mr. Riedel. Mr. Riedel joined the Compensation Committee in June 2013. Mr. Habiger joined the Compensation Committee on April 27, 2018. Mr. Seams has served as the Chair of the Compensation Committee since May 2015. During 2018, the Compensation Committee held seven (7) meetings. Following the Annual Meeting of Stockholders, Mr. Seams will continue as the Chair, with Mr. Habiger and Ms. Antonellis as members.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for recommending to our Board of Directors individuals to be nominated as directors and committee members. This includes evaluation of new candidates as well as evaluation of current directors. In evaluating the current directors the committee conducted a thorough self- evaluation process, which included the use of questionnaires. This committee is also responsible for developing and recommending to the Board of Directors our corporate governance guidelines, as well as reviewing and recommending revisions to the guidelines on a regular basis. The Nominating and Governance Committee is currently comprised of Mr. Riedel as the Chair, Ms. Molina and Mr. Hill. Mr. Riedel joined the Nominating and Governance Committee as chair on April 27, 2018. Mr. Hill joined the Nominating and Governance Committee in May 2015. Ms. Molina joined the Nominating and Governance Committee on April 27, 2018. During 2018, the Nominating and Governance Committee held five (5) meetings. Following the Annual Meeting of Stockholders, Mr. Riedel will continue as the Chair, with Mr. Hill and Ms. Molina as members.

While we do not have a formal diversity policy, we understand the desirability of having a Board with diverse and varied background, experience and opinions. Our Nominating and Governance Committee takes into account a number of the following factors when considering director nominees:

•	independence from management;
•	relevant business experience;
•	age, gender and ethnic background;
•	educational and professional background;
•	judgment, skill, integrity and reputation;
•	existing commitments to other businesses and service on other boards;
•	potential conflicts of interest with other pursuits;
•	legal considerations such as antitrust issues;
•	the needs of the Board and the Company with respect to the particular talents, experience and diversity of its directors;
•	corporate governance background, to enable the committee to determine whether the candidate would be suitable for Nominating and Governance Committee membership;
•	financial and accounting background, to enable the committee to determine whether the candidate would be suitable for Audit Committee membership;
•	executive compensation background, to enable the committee to determine whether the candidate would be suitable for Compensation Committee membership; and
•	the size and composition of the existing Board.

The director qualifications developed to date focus on what the Board believes to be essential competencies to effectively serve on the Board. The Nominating and Governance Committee may consider the following criteria in recommending candidates for election to the board:

•	experience in corporate governance, such as an officer or former officer of a publicly held company;
•	experience in the Company’s industry;
•	experience as a board member of other publicly held companies; and
•	technical expertise in an area of the Company’s operations.

XPERI - Proxy Statement	21

The Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of assembling a Board that can best perpetuate the success of the Company and represent shareholder interests through the exercise of sound judgment using its diversity of experience.

Prior to each annual meeting of stockholders at which directors are to be elected, and whenever there is otherwise a vacancy on the Board of Directors, the Nominating and Governance Committee will consider incumbent Board members and other well-qualified individuals as potential director nominees. The Nominating and Governance Committee will determine whether to retain an executive search firm to identify Board candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The Nominating and Governance Committee will review each potential candidate. Management may assist the Nominating and Governance Committee in the review process at the Nominating and Governance Committee’s direction. The Nominating and Governance Committee will select the candidate or candidates it believes are the most qualified to recommend to the Board for selection as a director nominee. Our Nominating and Governance Committee will consider candidates recommended by our stockholders in accordance with the procedures set forth in the Nominating and Governance Committee Charter. Such recommendations must be submitted in writing to the Chairman of the Nominating and Governance Committee, c/o the Corporate Secretary, Xperi Corporation, 3025 Orchard Parkway, San Jose, CA 95134, no later than 120 days prior to the anniversary of the date on which the Company’s proxy statement was mailed or made available to stockholders in connection with the previous year’s annual meeting of stockholders. The recommendations must be accompanied by the following information: the name and address of the nominating stockholder, a representation that the nominating stockholder is a stockholder of record, a representation that the nominating stockholder intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified, information regarding each nominee that would be required to be included in a proxy statement, a description of any arrangements or understandings between the nominating stockholder and the nominee, and the consent of each nominee to serve as a director, if elected. Candidates recommended by the stockholders are evaluated in the same manner as candidates identified by a Nominating and Governance Committee member.

Each of the nominees for election as director at the 2019 Annual Meeting is recommended by the Nominating and Governance Committee and each nominee is presently a director and stands for re-election by the stockholders.

Pursuant to our bylaws, stockholders who wish to nominate persons for election to the Board of Directors at an annual meeting must be a stockholder of record both at the time of giving the notice and at the meeting, must be entitled to vote at the meeting and must comply with the notice provisions in our bylaws. A stockholder’s notice of nomination to be made at an annual meeting must be delivered to our principal executive offices not less than 90 days nor more than 120 days before the anniversary date of the immediately preceding annual meeting. However, if an annual meeting is more than 30 days before or more than 60 days after such anniversary date, the notice must be delivered no later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which the first public announcement of the date of such annual meeting was made. A stockholder’s notice of nomination to be made at a special meeting at which the election of directors is a matter specified in the notice of meeting must be delivered to our principal executive offices not earlier than the 120th day prior to and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which first public announcement of the date of such special meeting was made. The stockholder’s notice must include the following information for the person making the nomination:

•	name and address;
•	the class and number of shares of the Company owned beneficially or of record;
•

disclosure regarding any derivative, swap or other transactions which give the nominating person economic risk similar to ownership of shares of the Company or provide the opportunity to profit from an increase in the price or value of shares of the Company;

•	any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any shares of the Company;
•	any agreement, arrangement, understanding or relationship, engaged in to mitigate economic risk related to, or the voting power with respect to, shares of the Company;
•	any rights to dividends on the shares that are separate from the underlying shares;
•	any performance related fees that the nominating person is entitled to based on any increase or decrease in the value of any shares of the Company; and
•	any other information relating to the nominating person that would be required to be disclosed in a proxy statement filed with the SEC.

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The stockholder’s notice must also include the following information for each proposed director nominee:

•	description of all direct and indirect financial or other relationships between the nominating person and the nominee during the past three years;
•	the same information as for the nominating person (see above); and
•	all information required to be disclosed in a proxy statement in connection with a contested election of directors.

The stockholder’s notice must be updated and supplemented, if necessary, so that the information required to be provided in the notice is true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting.

The chairman of the meeting will determine if the procedures in the bylaws have been followed, and if not, declare that the nomination be disregarded. The nominee must be willing to provide any other information reasonably requested by the Nominating and Governance Committee in connection with its evaluation of the nominee’s independence.

Other Committees

Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS AND MANAGEMENT AND DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Stockholders may send correspondence to the Board of Directors or any member of the Board of Directors, c/o the Secretary at our principal executive offices at the address set forth above. The Secretary will review all correspondence addressed to the Board, or any individual Board member, for any inappropriate correspondence and correspondence more suitably directed to management. However, the Secretary will summarize all correspondence not forwarded to the Board and make the correspondence available to the Board for its review at the Board’s request. The Secretary will forward stockholder communications to the Board prior to the next regularly scheduled meeting of the Board of Directors following the receipt of the communication.

Directors are encouraged to attend in person the Annual Meeting of Stockholders. All members of the Board of Directors attended our last Annual Meeting in April 2018 except Ms. Antonellis who had not yet joined the Board of Directors at that time.

XPERI - Proxy Statement	23

COMPENSATION OF DIRECTORS

We currently pay each of our non-employee directors an annual retainer of $50,000. We currently pay our non-executive Chairman an additional annual retainer of $50,000. In addition, we pay each of our non-employee directors the following annual retainers for their service as a member, or chair, as applicable, of our Board committees:

Annual Retainers for Committee Members:
Audit Committee	$12,000
Compensation Committee	$8,000
Nominating and Governance Committee	$6,000
Annual Retainers for Committee Chairs:
Audit Committee	$25,000
Compensation Committee	$20,000
Nominating and Governance Committee	$15,000

All Board and committee retainers are paid in equal quarterly installments over the course of each year of a director’s service on the Board or applicable committee. We also reimburse all non-employee directors for reasonable expenses related to our Board or committee meetings.

Each of our non-employee directors receives restricted stock units and options to purchase shares of our common stock on the terms and conditions set forth in our stockholder-approved equity plan. A non-employee director receives a combination of options and/or restricted stock unit awards on the date of each annual meeting of our stockholders, as follows:

•

The number of shares of common stock in the restricted stock unit award is determined by dividing (1) a dollar value to be paid in the form of restricted stock units (“Restricted Stock Unit Amount”) by (2) the fair market value per share of our common stock on the date of grant.

•

The number of shares that may be purchased pursuant to the option award is determined by dividing (1) a dollar amount to be paid in the form of option grants (“Option Amount”) by (2) the quotient of (A) the fair market value per share of our common stock on the date of grant divided by (B) two (2).

•

The total of the Restricted Stock Unit Amount plus the Option Amount received by each non-employee director at each annual meeting of stockholders is equal to $150,000. The Compensation Committee will determine the allocation between restricted stock units and option amounts annually.

A non-employee director who is initially appointed after any annual meeting of stockholders will receive a restricted stock unit award or option grant on the date of his or her initial appointment to the Board of Directors equal to the pro-rated amount of the annual grant.

Annual option grants and restricted stock unit awards (or any pro-rated grants for directors initially appointed between annual meetings) vest on the earlier to occur of the first anniversary of the date of grant or the next annual meeting of stockholders. No portion of an option automatically granted to a director is exercisable after the tenth anniversary after the date of option grant. Additionally, an option automatically granted to a director may be exercisable after the termination of the director’s services as described in the option agreement, generally ending three months after such termination.

24	XPERI - Proxy Statement

The following table shows compensation information for our non-employee directors for fiscal year 2018.

2018 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	Total ($)
Richard S. Hill	$106,000	$149,976		--	$255,976
Darcy Antonellis (2)	$12,500	$57,227		--	$69,727
David C. Habiger	$69,333	$149,976		--	$219,310
V. Sue Molina	$70,667	$182,849	(5)	--	$253,515
George A. Riedel	$72,000	$149,976		--	$221,976
Christopher A. Seams	$71,000	$149,976			$220,976
Tudor Brown (3)	$32,667	--		--	$32,667
John Chenault (4)	$67,500	--		--	$67,500

(1)   The amounts reflected in this column represent the aggregate grant date fair value for stock awards granted to our non-employee directors in 2018, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the aggregate grant date fair value amount is calculated, please see Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019. The aggregate number of shares subject to unvested restricted stock unit awards outstanding for each non-employee director listed in the table above that held unvested awards at December 31, 2018 was: Mr. Hill: 6,756; Ms. Antonellis: 3,310; Mr. Habiger: 6,756; Ms. Molina: 6,756; Mr. Riedel: 6,756; and Mr. Seams: 6,756. None of the non-employee directors held any stock options as of December 31, 2018.

(2)   Joined our Board of Directors in December 2018 and therefore board fees and stock awards are pro-rated.

(3)   Did not stand for re-election to our Board of Directors in April 2018.

(4)   Resigned from our Board of Directors on November 28, 2018. As such, all stock awards granted to Mr. Chenault were cancelled.

(5)	Includes a prorated restricted stock unit award granted in February 2018 in addition to the 2018 annual award.

XPERI - Proxy Statement	25

Proposal 2—Approval of the Company’s Second Amended and Restated International Employee Stock Purchase Plan

Introduction

We are requesting that our stockholders approve an amendment and restatement to our Amended and Restated International Employee Stock Purchase Plan (the “Existing IESPP”). The amended and restated Existing IESPP is referred to in this proxy statement as the Restated IESPP. Our Board of Directors approved the Restated IESPP effective January 30, 2019, subject to stockholder approval.

We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees, including international employees. Our Compensation Committee believes that offering an international employee stock purchase plan to eligible employees of the Company and its participating subsidiaries assists with these challenges. Such a plan provides eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions or direct contributions, to enhance such employees’ sense of participation in the affairs of the Company and its participating subsidiaries, and to provide an incentive for continued employment. The Company provides these benefits through the Existing IESPP, which was first adopted in 2008 and most recently amended and restated in 2017. The purpose of the Existing IESPP is to promote the success and enhance the value of the Company by linking the interests of employees of the Company and its subsidiaries to those of our stockholders, and providing such persons with a chance to share in the value created by their efforts.

As of December 31, 2018, a total of just 104,195 shares remained available for issuance under the Existing IESPP. Under the Restated IESPP, an additional 300,000 shares will be added to the share reserve. If the requested increase in the number of shares authorized for issuance is not approved, we do not expect to have sufficient shares to meet our anticipated needs in 2019 and thereafter.

The Restated IESPP is being submitted for stockholder approval in order to ensure the Company’s compliance with the listing rules of the Nasdaq Stock Market. In the event stockholder approval of the Restated IESPP is not obtained, then the Restated IESPP will have no further force or effect, the Existing IESPP will continue in full force and effect, and we may continue to grant awards under the Existing IESPP, subject to its terms, conditions and limitations, using the shares available for issuance thereunder.

26	XPERI - Proxy Statement

Determination to Approve the Restated IESPP

The table below presents information about the number of shares that were subject to outstanding equity awards under our equity incentive plans and the shares remaining available for issuance under the Seventh Amended and Restated 2003 Equity Incentive Plan, the Amended and Restated 2003 Employee Stock Purchase Plan (the “ESPP”) and the Existing IESPP, each at December 31, 2018, and the proposed increase in shares authorized for issuance under the Restated IESPP. For information about awards we assumed in connection with our acquisition of DTS on December 1, 2016, see “Equity Compensation Plan Information” below.

	Number of Shares	As a % of Shares Outstanding(1)	Dollar Value(2)
Seventh Amended and Restated 2003 Equity Incentive Plan
Options outstanding	347,540	0.7%	$6,391,261
Weighted average exercise price of outstanding options	$23.14
Weighted average remaining term of outstanding options	5.52 years
Restricted stock units outstanding (3)	2,369,533	4.9%	$43,575,712
Shares remaining available for grant under the 2003 Equity Incentive Plan	3,632,965	7.5%	$66,810,217

ESPP
Shares remaining available for grant under the ESPP	1,033,220	2.1%	$19,000,916

IESPP
Shares remaining available for grant under the Existing IESPP	104,195	0.2%	$1,916,146

Proposed increase in shares available for issuance under Restated IESPP (over existing share reserve under the Existing IESPP)	300,000	0.6%	$5,517,000

(1)	Based on 48,407,920 shares of our common stock outstanding as of December 31, 2018.
(2)	Based on the closing price of our common stock on December 31, 2018, of $18.39 per share.
(3)	Performance awards are included at “target” levels.

In determining whether to approve the Restated IESPP, including the proposed increase to the share reserve under the Restated IESPP, over the share reserve under the Existing IESPP, our Board of Directors considered the following:

●

Unless the Restated IESPP is authorized and approved by our stockholders, the number of shares available for issuance under the Existing IESPP may be too limited to effectively achieve its purpose as a powerful incentive and retention tool for employees that benefit all of our stockholders. We expect the share reserve increase under the Existing IESPP, prior to the increase included in the Restated IESPP, would be insufficient to meet our anticipated needs for 2019. The increase will enable us to continue our policy of equity ownership by non-U.S. employees as an incentive to contribute to our success.

●

In 2018, 2017 and 2016, we issued a total of approximately 83,320, 35,615 and 17,776 shares, respectively, under the Existing IESPP. This level of equity awards represents a three-year average burn rate of 0.1% with respect to our Existing IESPP (calculated by dividing the number of shares issued under the Existing IESPP during the year by the weighted-average number of shares outstanding during the applicable year). In 2018, 2017 and 2016, we issued equity awards with respect to 1.7 million, 3.0 million and 1.0 million shares, respectively, under all of our equity incentive plans. This level of equity awards represents a three-year average burn rate of 3.9% with respect to our equity incentive plans (calculated by dividing the number of shares subject to equity awards granted under our equity incentive plans during the year by the weighted-average number of shares outstanding during the applicable year).

XPERI - Proxy Statement	27

●

Based on historical usage, we estimate that the proposed aggregate share reserve under the Restated IESPP would be sufficient for approximately three year of awards, assuming employee participation in the Restated IESPP is consistent with historical levels, as reflected in our three-year average burn rate for the Existing IESPP, and noting that future circumstances, including employee participation rates and our stock price, may change this. The share reserve under the Existing IESPP could last for a longer or shorter period of time, depending on employee participation rates and the price of our common stock, which we cannot predict with any degree of certainty at this time.

●

In 2018, 2017 and 2016, our end of year overhang rate for the Existing IESPP, calculated by dividing (i) the number of shares remaining available for issuance under our Existing IESPP by (ii) the number of our shares outstanding at the end of the fiscal year, was 0.2%, 0.4% and 0.1%, respectively. In 2018, 2017 and 2016, our end of year overhang rate for all of our equity incentive plans, calculated by dividing (i) the sum of the number of shares subject to equity awards outstanding at the end of the applicable year under all of our equity incentive plans plus the number of shares remaining available for issuance under all of our equity incentive plans by (ii) the number of our shares outstanding at the end of the fiscal year, was17.3%, 13.1% and 16.9%, respectively. If the Restated IESPP is approved, we expect our overhang for all of our equity plans at the end of 2019 will be approximately 15.3%.

●

As noted above, we are requesting an increase of 300,000 shares to the share reserve under the Restated IESPP above the current remaining share reserve. Therefore, if this proposal is approved, there would be 0.6% additional dilution to stockholders above those levels, based on the number of shares of our common stock outstanding as of December 31, 2018.

In light of the factors described above, and the fact that the ability to continue to offer eligible foreign employees the ability to participate in the Existing IESPP, the Board of Directors has determined that the size of the share reserve under the Existing IESPP should be increased at this time. The Board of Directors will not create a subcommittee to evaluate the risks and benefits for issuing shares under the Restated IESPP.

Summary of the Restated IESPP

The following is a summary of the Restated IESPP. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Restated IESPP, a copy of which is attached as Appendix A to this proxy statement.

Purpose. The primary purpose of the Restated IESPP is to assist employees of the Company’s designated subsidiaries located outside of the United States in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company’s designated subsidiaries.

Administration. The Restated IESPP is administered by the Compensation Committee of the Board of Directors.

Share Reserve. A total of 700,000 shares of our common stock are authorized for issuance under the Restated IESPP (after taking into account the increase of 300,000 shares added in connection with this amendment and restatement). All of the foregoing share numbers may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Capital Changes.”

Eligibility. Only employees of the Company’s majority-owned subsidiaries which have been designated by the Board of Directors as participating companies under the Restated IESPP who are not employed or residing in the United States may participate in the Restated IESPP. For this purpose, an “employee” is any person who is regularly employed at least 20 hours per week and five months per calendar year, except as otherwise required by applicable local laws, by the Company or any of its designated subsidiaries. Employees who work on a less frequent schedule may be eligible to participate in the Restated IESPP based on the requirements of applicable foreign law. No employee will be permitted to subscribe for shares under the Restated IESPP if, immediately upon purchase of the shares, the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries (including stock issuable upon exercise of options held by him or her), nor will any employee be granted a purchase right that would permit him or her to buy more than $25,000 worth of stock under the Restated IESPP in any calendar year (valued at the time such purchase right is granted) for each calendar year during which such purchase right is outstanding at any time.

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As of February 1, 2019 (the last enrollment date under the plan), there were 302 employees of the Company’s designated subsidiaries located outside of the United States eligible to participate in the Restated IESPP, of whom 123 were participants.

Offering Periods. The Restated IESPP is implemented by a series of consecutive, overlapping 24-month offering periods, commencing February 1 and August 1 of each year.

Each offering period is comprised of four six-month purchase periods. Each purchase period will be approximately six months long and will commence on the day following the last day of the preceding purchase period, generally on February 1st or August 1st (unless those days are not days on which our stock is actively traded). Purchase dates are set for the last trading day in each six-month purchase period during an offering period and will generally occur on each January 31 and July 31 (or the immediately preceding day on which our stock is actively traded, if not actively traded on the relevant January 31 or July 31).

If the fair market value of our common stock on any purchase date is less than the fair market value on the first trading day of that offering period, then that offering period will immediately terminate and a new twenty-four month offering period and a new six-month purchase period will commence the day following that purchase date. The first day of the new offering period will become the new enrollment date for all participants in the Restated IESPP at that time.

Subject to the eligibility requirements described above and completion of all required enrollment documentation, an employee will be able to participate in the Restated IESPP on the first day of the first offering period beginning on or after the date on which such employee starts employment.

Purchase Price. The purchase price per share at which shares will be purchased during each purchase period under the Restated IESPP is eighty-five percent (85%) of the lower of either (a) our common stock’s fair market value on the first trading day of the offering period or (b) our common stock’s fair market value on the applicable purchase date. The fair market value of the common stock on a given date is the closing price as reported by Nasdaq. The closing price per share of the Company’s common stock on February 1, 2019, was $21.43.

Payment of Purchase Price; Payroll Deductions. Participants may contribute up to 20% of their eligible compensation (after tax) through payroll deductions (or in some cases direct contribution), and the accumulated deductions will be applied to the purchase of shares on each semi-annual purchase date. All payroll deductions made for a participant are credited to the participant’s account under the Restated IESPP and are included with the general funds of the Company. Funds received upon purchase of stock under the Restated IESPP will be used for general corporate purposes. An employee may purchase up to 8,000 shares during an offering period under the Restated IESPP and up to 2,000 shares during any six-month purchase period. Any payroll deductions not applied to the purchase of shares due to the application of this limitation will be refunded to the participant. Participants also may not buy a fraction of a share, and any cash remaining in a participant’s account to buy less than a whole share will automatically be rolled over into the next purchase period.

Withdrawal. A participant may withdraw from the Restated IESPP by signing and delivering a notice of withdrawal from the Restated IESPP prior to the last day of the offering period.

Termination of Employment. Termination of a participant’s employment for any reason cancels his or her participation in the Restated IESPP immediately. In such event, the payroll deductions credited to the participant’s account will be returned without interest to such participant. A transfer of employment from one participating company to another will not constitute a termination of employment for purposes of the Restated IESPP.

Share Proration. If the number of shares to be purchased exceeds either the number of shares available under the Restated IESPP on either the first day of an offering period or the purchase date, then the available shares will be allocated among the participants on a pro rata basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock prorated to such individual, will be refunded to such participant.

Capital Changes. In the event of any increase or decrease in the number of shares of our common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification or any other increase or decrease effected without our receipt of consideration, the number of shares reserved under the Restated IESPP and the price per share and number of shares of our common stock covered by each outstanding purchase right will be adjusted proportionately. Such adjustments will be made by our Board of Directors whose determination in that respect will be final, binding and conclusive.

XPERI - Proxy Statement	29

Effect of Sale of Assets or Merger. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, the Restated IESPP will be assumed or an equivalent purchase right will be substituted for by the successor corporation (or a parent or subsidiary of such successor corporation). If the successor corporation (or a parent or subsidiary of such successor corporation) refuses to assume the purchase rights under the Restated IESPP or to provide equivalent rights, the purchase period and offering periods then in progress will be shortened and a new purchase date will be set. This date will be the day prior to the consummation of the merger or sale.

Amendment and Termination of the Restated IESPP. The Restated IESPP may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by our Board of Directors. Stockholder approval of any such amendment or modification will be obtained to the extent necessary to comply with any applicable law, regulation or stock exchange rule. The Restated IESPP will be in effect until the share reserve is exhausted, unless our Board of Directors terminates the Restated IESPP at an earlier date.

Income Tax Consequences

Because offerings under the Restated IESPP are made to employees who are located outside of the United States, income tax implications to participating employees and the Company and its designated subsidiaries in connection with the sale of shares pursuant to the Restated IESPP will vary depending on the particular laws applicable in the country in which the employee is located.

New Plan Benefits and Additional Information

Because the number of shares that may be purchased under the Restated IESPP will depend on each employee’s voluntary election to participate and on the fair market value of our common stock at various future dates, the actual number of shares that may be purchased by any individual cannot be determined in advance. For illustrative purposes only, the following table sets forth (1) the number of shares of the Company’s common stock that were purchased under the Existing IESPP during the 2018 fiscal year, and (2) the aggregate purchase price paid, for the individuals and groups identified below.

Name and Position	Number of Shares Purchased (#)	Aggregate Purchase Price ($)
Jon Kirchner Chief Executive Officer	—	—
Robert Andersen Chief Financial Officer	—	—
Paul Davis General Counsel and Corporate Secretary	—	—
Murali Dharan President, Tessera	—	—
Geir Skaaden Chief Products and Services Officer	—	—
All executive officers as a group (5 persons) (1)	—	—
All non-executive directors as a group (6 persons) (2)	—	—
All non-executive employees as a group (685 persons)	83,320	1,390,940

(1)	All named executive officers are US-based employees and are eligible to participate in the ESPP, but not the Existing IESPP.
(2)	Directors who are not Company employees are not eligible to participate in the Existing IESPP or the ESPP.

30	XPERI - Proxy Statement

REQUIRED VOTE AND BOARD OF DIRECTORS’ RECOMMENDATION

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the Restated IESPP.

The Board of Directors recommends a vote “FOR” the approval of the Second Amended and Restated International Employee Stock Purchase Plan.

XPERI - Proxy Statement	31

Equity Compensation Plan Information

We have three equity compensation plans that have been approved by our stockholders: the Seventh Amended and Restated 2003 Equity Incentive Plan, the Amended and Restated 2003 Employee Stock Purchase Plan (the “ESPP”) and the Amended and Restated International Employee Stock Purchase Plan (the “Existing IESPP”). The following table sets forth the number and weighted-average exercise price of securities to be issued upon exercise of outstanding options, warrants and rights, and the number of securities remaining available for future issuance under all of our equity compensation plans, at December 31, 2018:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	2,717,073(1)	$23.14(2)	4,770,380(3)
Equity compensation plans not approved by security holders	0	0	0
Totals	2,717,073		4,770,380

(1)

The number under column (a) includes 347,540 shares issuable upon the exercise of outstanding options with a weighted average exercise price of $23.14 and 2,369,533 shares issuable upon the vesting of outstanding restricted stock unit awards and performance-based restricted stock unit awards at “target” levels under our Seventh Amended and Restated 2003 Equity Incentive Plan. This number does not include awards assumed by us in connection with our acquisition of DTS on December 1, 2016. In connection with our acquisition of DTS, each then outstanding, out-of-the-money, vested or unvested option and each then outstanding, in-the-money, unvested option to purchase shares of DTS common stock was assumed by the Company and converted into an option to purchase shares of the Company’s common stock pursuant to the exchange ratio set forth in the merger agreement, and each then outstanding unvested DTS restricted stock unit award was assumed by the Company and converted into a restricted stock unit award of the Company pursuant to the exchange ratio set forth in the merger agreement, in each case with substantially the same terms and conditions as applied to such DTS equity award immediately prior to the effective time of the acquisition. As a result, we assumed awards under the DTS, Inc. 2014 New Employee Incentive Plan, the SRS Labs, Inc. 2006 Stock Incentive Plan, DTS, Inc. 2008 DLL Share Option Plan, DTS, Inc. 2003 Equity Incentive Plan and the DTS, Inc. 2012 Equity Incentive Plan. While the plans will continue to govern the existing awards granted thereunder, they were terminated in connection with the acquisition as to any future awards. As of December 31, 2018, (i) options for 5,157 shares of our common stock were outstanding under the DTS, Inc. 2014 New Employee Incentive Plan with a weighted-average exercise price of $31.63 and 47,003 shares underlying awards of restricted stock units were outstanding under the DTS, Inc. 2014 New Employee Incentive Plan; (ii) options for 39,885 shares of our common stock were outstanding under the SRS Labs, Inc. 2006 Stock Incentive Plan with a weighted- average exercise price of $21.51 and 22,412 shares underlying awards of restricted stock units were outstanding under the SRS Labs, Inc. 2006 Stock Incentive Plan; (iii) options for 136,465 shares of our common stock were outstanding under the DTS, Inc. 2003 Equity Incentive Plan with a weighted-average exercise price of $43.52; (iv) options for 149,392 shares of our common stock were outstanding under the DTS, Inc. 2012 Equity Incentive Plan with a weighted-average exercise price of $19.41 and 165,556 shares underlying awards of restricted stock units were outstanding under the DTS, Inc. 2012 Equity Incentive Plan.

(2)	Represents the weighted-average exercise price of outstanding options under our Seventh Amended and Restated 2003 Equity Incentive Plan.
(3)

Includes 3,632,965 shares remaining available for future issuance under the Seventh Amended and Restated 2003 Equity Incentive Plan, 1,033,220 shares remaining available for future issuance under the ESPP, of which 1,033,220 shares were eligible to be purchased during the offering periods in effect on December 31, 2018, and 104,195 shares remaining available for future issuance under the Existing IESPP, of which 104,195 shares were eligible to be purchased during the offering periods in effect on December 31, 2018, each as of December 31, 2018.

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Executive Officers

Set forth below are the name, age and position of each of our executive officers.

Name	Age	Position(s)
Jon Kirchner	51	Chief Executive Officer, Director
Robert Andersen	55	Chief Financial Officer
Paul Davis	44	General Counsel and Corporate Secretary
Murali Dharan	57	President of Tessera Intellectual Property Corp.
Geir Skaaden	52	Chief Products and Services Officer

The following are biographical summaries of our executive officers other than Mr. Kirchner, for whom a biographical summary is set forth under “Proposal 1—Election of Directors”.

Robert Andersen is executive vice president and chief financial officer of Xperi Corporation. He became executive vice president and chief financial officer of Xperi Corporation in January 2014. Prior to joining Xperi Corporation, he served as executive vice president and CFO of G2 Holdings Corp. d/b/a Components Direct. Mr. Andersen previously served as CFO at Phoenix Technologies Ltd. and held senior financial roles at Wind River Systems, Inc. and NextOffice, Inc. His finance career began at Hewlett-Packard Company, where he served in various controller, treasury and technology finance management roles. Mr. Andersen served on the board of directors of publicly traded Quantum Corporation through March 2017. He currently serves on the board of directors of the Alameda County Community Food Bank, and is the treasurer and chairman of the oversight committee. Mr. Andersen holds a B.A. in economics from the University of California, Davis, and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.

Paul Davis is general counsel and corporate secretary of Xperi Corporation. He joined Xperi Corporation in August 2011, and became general counsel and corporate secretary in July 2013. Before joining Xperi Corporation, he was an attorney at Skadden, Arps, Slate, Meagher & Flom LLP, where his practice focused on mergers and acquisitions, corporate securities matters and corporate governance. Mr. Davis holds a Juris Doctor from the University of California, Hastings College of the Law and B.A. degrees in history and political science from the University of California, San Diego. While at Hastings, he was magna cum laude, an Order of the Coif member and a managing editor on the Hastings Law Journal.

Murali Dharan has served as president of Tessera Intellectual Property Corp. (“Tessera”) since October of 2017 and is responsible for the strategic direction, management and growth of the Tessera intellectual property licensing business. He has extensive leadership experience, most recently as CEO of IPVALUE, guiding the company from a start-up to an industry leader and helping partners to generate more than $1.6 billion in IP revenue. Prior to joining IPVALUE in 2002, Mr. Dharan held executive roles at various technology companies, including executive vice president at Preview Systems, vice president and general manager at Silicon Graphics, and vice president and general manager at NEC. Mr. Dharan holds an electrical engineering degree from Anna University in India, a master’s degree in computer science from Indiana University, and an MBA from Stanford University.

Geir Skaaden has served as our chief products and services officer since December 2016 and leads global sales, business development and product management for our portfolio of imaging and audio solutions. He served as DTS’s Executive Vice President, Products, Platforms and Solutions from October 2015 until its acquisition by the Company in December 2016, having previously served as DTS’s Senior Vice President, Corporate Business Development, Digital Content and Media Solutions since December 2013. Prior to that, Mr. Skaaden served as DTS’s Senior Vice President, Products & Platforms from April 2012 to December 2013. From 2008 to 2012, Mr. Skaaden served in a number of positions overseeing numerous aspects including strategic sales, licensing operations, and business development. Prior to joining DTS in 2008, Mr. Skaaden served as the Chief Executive Officer at Neural Audio Corporation from 2004 to 2008, where he previously served as Vice President, Corporate Development from 2002 to 2004. Mr. Skaaden holds a B.A. in Finance from the University of Oregon, a Business degree from the Norwegian School of Management and an M.B.A. from the University of Washington.

XPERI - Proxy Statement	33

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all such forms which they file.

To our knowledge, based solely on our review of such reports or written representations from certain reporting persons, we believe that all of the filing requirements applicable to our officers, directors, greater than 10% beneficial owners and other persons subject to Section 16 of the Exchange Act were complied with during the year ended December 31, 2018, except that Mr. Dharan missed filing a required Form 5 for calendar year 2017 and filed a required Form 5 for calendar year 2018 eight days late.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of shares of our common stock by (i) each current director and each nominee to become a director, (ii) each named executive officer, (iii) all current directors, nominees and current executive officers as a group, and (iv) each person who we know beneficially owns more than 5% of our common stock as of February 28, 2019.

The number of shares of common stock outstanding used in calculating the percentage for each listed person or entity includes common stock underlying options held by the person or entity that are exercisable within 60 days of February 28, 2019, and common stock underlying RSUs held by the person or entity that will vest within 60 days of February 28, 2019, but excludes common stock underlying options and RSUs held by any other person or entity. Percentage of beneficial ownership is based on 48,741,450 shares of common stock outstanding as of February 28, 2019.

Name of Beneficial Owner	Number of Shares	Percentage Ownership
Five Percent Stockholders
BlackRock, Inc. (1)	7,111,787	14.6%
Entities affiliated with Vanguard Group, Inc. (2)	5,258,559	10.8%
DePrince, Race & Zollo, Inc. (3)	4,426,721	9.1%
Janus Henderson Group PLC (4)	2,742,226	5.6%
Directors and Executive Officers
Jon Kirchner (5)	475,336	*
Robert Andersen (6)	95,734	*
Richard S. Hill (7)	67,610	*
Paul Davis (8)	56,898	*
Geir Skaaden (9)	52,196	*
Christopher Seams (7)	39,758	*
Murali Dharan (10)	34,339	*
George A. Riedel (7)	31,283	*
David Habiger (7)	14,060	*
Sue Molina (7)	8,314	*
Darcy Antonellis	5	*
All directors and executive officers as a group (11 persons) (11)	875,533	1.8%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our Common Stock.

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(1)

The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. Black Rock, Inc. has sole voting power as to 6,992,819 shares and sole dispositive power as to 7,111,787 shares. The information in this table and footnote is based on solely on information contained in Schedule 13G filed with the SEC on January 31, 2019 by Black Rock, Inc.

(2)

The address for Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA, 19355. Vanguard Group, Inc. has sole voting power as to 60,821 shares, shared voting power as to 12,601 shares, sole dispositive power as to 5,191,237 shares and shared dispositive power as to 67,322 shares. The information in this table and footnote is based on solely on information contained in Schedule 13G filed with the SEC on February 11, 2019 by Vanguard Group, Inc.

(3)

The address for DePrince, Race & Zollo, Inc. is 250 Park Ave. South, Suite 250, Winter Park, FL 32789. DePrince, Race & Zollo, Inc. has sole voting power as to 3,528,422 shares and sole dispositive power as to 4,426,721 shares. The information in this table and footnote is based solely on information contained in Schedule 13G filed with the SEC on January 25, 2019 by DePrince, Race & Zollo, Inc.

(4)

The address for Janus Henderson Group PLC is 201 Bishopsgate, London, United Kingdom, E2CM 3AE. Janus Henderson Group PLC has shared voting power as to 2,742,226 shares and shared dispositive power as to 2,742,226 shares. The information in this table and footnote is based on solely on information contained in Schedule 13G filed with the SEC on February 12, 2019 by Janus Henderson Group PLC.

(5)

Includes 129,007 shares issuable upon exercise of outstanding options held by Mr. Kirchner, exercisable within 60 days of February 28, 2019 and 98,280 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.

(6)

Includes 39,000 shares issuable upon exercise of outstanding options held by Mr. Andersen, exercisable within 60 days of February 28, 2019 and 24,500 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.

(7)	Includes 6,756 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.
(8)

Includes 13,800 shares issuable upon exercise of outstanding options held by Mr. Davis, exercisable within 60 days of February 28, 2019 and 20,500 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.

(9)

Includes 16,909 shares issuable upon exercise of outstanding options held by Mr. Skaaden, exercisable within 60 days of February 28, 2019 and 15,000 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.

(10)

Includes 17,500 shares issuable upon exercise of outstanding options held by Mr. Dharan, exercisable within 60 days of February 28, 2019 and 10,500 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.

(11)

Includes 216,216 shares issuable upon exercise of outstanding options held by current officers and directors as a group, exercisable within 60 days of February 28, 2019 and 202,540 shares subject to RSUs that will vest and settle within 60 days of February 28, 2019.

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Executive Compensation and Related Information

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The following discussion and analysis contains statements regarding company performance targets and goals used in setting compensation for our named executive officers. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s future expectations or estimates of future results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts.

This Compensation Discussion and Analysis (CD&A) describes the Company’s executive compensation philosophy, objectives and programs, as well as the compensation-related actions taken in 2018. Our named executive officers, or NEOs, for fiscal year 2018 are identified as follows:

•	Jon Kirchner – Chief Executive Officer (CEO)
•	Robert Andersen – Chief Financial Officer (CFO)
•	Paul Davis – General Counsel & Corporate Secretary
•	Murali Dharan – President, Tessera Intellectual Property Corporation (Tessera)
•	Geir Skaaden – Chief Product and Services Officer

The titles above reflect positions held by the NEOs as of the end of 2018. These titles remain unchanged as of the date of this proxy statement.

Compensation Philosophy and Guiding Principles

We have designed our executive compensation program to reward our executive officers, including the NEOs, to be in alignment with the overall strategic and financial performance of the Company with the ultimate goal of building long-term stockholder value. Our approach to short-term compensation is to pay for current results and strategic actions taken that are expected to translate into improved future financial performance. Combined with our emphasis on long-term equity compensation, we believe this approach appropriately motivates, rewards and retains our executives, while providing strong alignment with our shareholders. We hold our executives to stringent performance standards and, as a result, our executive compensation plans are designed to pay competitively if strategic and financial performance objectives are met and less so if variable pay metrics are missed.  We construct our compensation packages to provide remuneration sufficient to attract, retain and motivate our executives to exert their best efforts in the highly competitive consumer electronics and intellectual property licensing environments in which we operate. We believe that competitive compensation packages consisting of a combination of base salaries, short-term performance-based cash incentives, and long-term incentives delivered in the form of equity compensation that is earned over a multi-year period enable us to attract top talent, satisfy our retention objectives and align the compensation of our executive officers with our performance and stockholder value creation.

The Compensation Committee periodically reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program from

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time to time as it deems necessary and appropriate. In designing and implementing the various components of our executive compensation program, the Compensation Committee considers market and industry practices, as well as the impact of our compensation program on our financial results. While the Compensation Committee considers all factors in its deliberations, it places no formal weighting on any one factor.

Our executive compensation program emphasizes performance-based compensation and the amount of compensation paid to our executive officers varies significantly based on overall strategic and financial performance.

Performance and Financial Highlights

2018 was a good year for our company. We continued to deliver on our strategic vision and reached several important milestones within each of our markets:

•	Our automotive business grew 8% year-over-year, driven by the continued penetration of HD Radio and the development of our DMS solution with Denso.
•	Our home business grew 4% year-over-year, driven by improving penetration of our DTS:X and Virtual:X technologies in AVRs, TVs and soundbars.
•

We launched the IMAX Enhanced Program in September, which for the first time allows consumers to enjoy the IMAX Enhanced entertainment experience at home and will promote the continued penetration of our audio technologies in the home and beyond.

•	We accelerated investments in machine learning and next generation smart technologies that we believe will provide avenues for greater growth in the mid-term.
•	We settled the Samsung litigation and continued to add new licensing opportunities to our pipeline.

Importantly, we generated $135 million in operating cash flow, returned approximately $81 million to stockholders in the form of dividends and stock repurchases, and paid down $100 million of debt. Our total billings for 2018 showed growth over 2017 as well, as reflected in the table below:

	2018	2017	% Increase (Decrease) 2018 to 2017
Total Revenue	$406.1 million	$373.7 million	9%
Total Billings (1)	$447.3 million	$422.5 million	6%
Operating Cash Flow	$135.1 million	$147.3 million	(8)%
GAAP Operating Expenses	$382.2 million	$405.2 million	(6)%
Non-GAAP Operating Expenses (2)	$240.2 million	$242.1 million	(1)%

(1)

Billings reflect amounts in an accounting period invoiced to customers, less any credits issued to or paid to customers, plus amounts due under certain licensing-related contractual arrangements that may not be subject to an invoice. Management evaluates the Company’s financial performance in part based on billings due to the close alignment between billings and cash receipts from licensing activity, and believes billings is an important metric to provide to readers of our financial results. As such, the Compensation Committee places greater emphasis on billings and operating cash flows rather than revenue to internally evaluate our financial performance.

(2)	For a reconciliation of GAAP to non-GAAP operating expenses, please see Appendix B.

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2018 Executive & Compensation Highlights

For our fiscal year ended December 31, 2018, the key highlights of our executive compensation program included:

•

No Changes to CEO Compensation.  Our CEO’s base salary and annual incentive target remain unchanged for 2018.  There were no equity awards granted to Mr. Kirchner in 2018 in light of his promotional equity awards that were granted in connection with his appointment as CEO in 2017, which were intended by the Compensation Committee to represent his long-term incentive opportunities for the duration of the initial three-year term of his employment agreement as CEO. Thus, the Compensation Committee does not intend to grant Mr. Kirchner additional equity awards during that period.   As illustrated in the graphic below, the annual total target compensation for our CEO in 2018 was heavily weighted towards at-risk pay incentives (comprised of annual cash incentive compensation and performance-based equity eligible to vest based on 2018 performance).

(1)

The calculation in the graphic above includes the CEO annualized base salary, annual target bonus, and the grant date fair value of that portion of the time-based RSUs and performance-based RSUs that were eligible to vest during 2018 or to be earned based on 2018 performance at target. The above graphic does not include the Legacy DTS Retention Payment as described below.

•

Executive Pay Targeted at Competitive Market Levels. The Compensation Committee believes that the current named executive officers should be paid at competitive market levels and took steps to better align the target total direct compensation of certain of our named executive officers with the market median.

o

Base Salary. The Committee increased the base salaries for Messrs. Andersen, Davis and Skaaden by 4%, 4% and 11% respectively.  The adjustments for Messrs. Andersen and Davis were to better align their target total cash compensation with market practice relative to our compensation peer group, as described below.  The increase in Mr. Skaaden’s base salary was in recognition of his increased duties and responsibilities and to better align his base salary to the market median for similar executives based on market data from our compensation peer group.

o

Annual Incentive Bonus Targets. The annual cash incentive bonus targets for Messrs. Davis and Skaaden were changed to 55% and 65% of base salary, respectively.  These changes were made by the committee as mentioned above to better align target total cash compensation with market practice relative to our compensation peer group, as described below, and for Mr. Skaaden, to also recognize his increased duties and responsibilities.

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•

Legacy DTS Retention Payments.  Effective upon the completion of our acquisition of DTS in late 2016, DTS established the DTS, Inc. 2016 Executive Retention Bonus Plan (the “Retention Plan”) and entered into letter agreements thereunder (the “Retention Agreements”) with Messrs. Kirchner, Skaaden and certain other executives who continued employment with the Company following completion of the merger with DTS (collectively, the “DTS Executives”). The retention bonuses under the Retention Plan were determined based on the value of each DTS Executive’s unvested equity awards at the time of the closing of our acquisition of DTS and were considered critical to the retention of the DTS executives, in part, because certain of the DTS Executives, including Messrs. Kirchner and Skaaden, were eligible to resign for any reason for a period of time following the closing of the acquisition and receive a payout of their severance benefits. The terms of the Retention Plan provided that each DTS Executive who executed a Retention Agreement and is continuously employed with the Company or one of its subsidiaries through May 1, 2018, which was the 18-month anniversary of the closing of our acquisition of DTS (the “Vesting Date”) was entitled to receive payment of the DTS Executive’s retention bonus. The obligations of the Retention Plan were met and therefore the retention bonuses were paid to Mr. Kirchner in the amount of $5,049,366 and to Mr. Skaaden in the amount of $1,275,576.

•

Equity Award Grants. In fiscal year 2018, we granted time-based restricted stock units to Messrs. Andersen, Davis and Skaaden as part of our annual executive compensation review.  No other equity awards were granted to our named executive officers during 2018.

•

Pay-for-Performance – Annual Incentive Bonus Payments.  Our annual cash incentive program is structured to only pay when rigorous goals are achieved.  We exceeded the financial goals established for fiscal year 2018 and executed against our other corporate goals which resulted in the payouts to our named executive officers as described in the Annual Performance-Based Cash Incentive Bonuses section.

•

Stockholder Outreach During 2018.  Response to 2018 Say on Pay Vote. In April 2018, we held our annual say-on-pay vote. Our stockholders approved the compensation of our NEOs, with approximately 75% of stockholder votes cast in favor of our 2018 say-on-pay resolution (excluding abstentions and broker non-votes). We routinely review governance and voting policies of our largest stockholders who publish their policies and, each year, we reach out to stockholders to seek and discuss their feedback on corporate governance, our compensation programs and any other matters of interest. After the 2018 annual meeting, we reached out to our largest stockholders constituting more than 50% of our outstanding shares to request feedback on our governance profile and compensation structure. Our Board and management review and evaluate stockholder input to identify issues and concerns that may require Board attention or changes to our policies, practices or disclosure.  In addition to our annual outreach, our CEO, CFO and investor relations officers meet frequently with stockholders and the investment community regarding our strategy and performance. The Compensation Committee carefully considered the level of support our stockholders expressed in 2018 for our compensation structure as it evaluated our compensation practices and talent needs during the remainder of 2018 and early 2019.

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Summary of Certain Executive Compensation Practices

We endeavor to maintain sound corporate governance standards consistent with our executive compensation policies and practices. During 2018, the following policies and practices were in effect:

WHAT WE DO	WHAT WE DON’T DO

Pay for Performance: We link pay to performance and stockholder interests by heavily weighting total direct compensation to the achievement of strong financial performance and a balanced mix of performance metrics established in advance by the Compensation Committee.

No Tax Gross-Ups: We do not provide tax gross-ups to our named executive officers for excess parachute payments or other benefits.
Independent Compensation Advisor: The Compensation Committee selects and engages its own independent advisor.	No “Single Trigger” Severance Payments: We do not generally have “single trigger” severance payments payable solely on account of the occurrence of a change of control event.

Thoughtful Peer Group Analysis: The Compensation Committee reviews external market data when making compensation decisions and annually reviews our peer group with its independent compensation consultant.

No Special Perquisites: We do not provide special perquisites for executives, such as club memberships, supplemental executive retirement plans or supplemental executive health benefits.
Thorough Compensation Risk Assessment: The Compensation Committee conducts an annual assessment of the Company’s executive and broad- based compensation programs to ensure prudent risk management.

No Hedging in Company Securities: Our employees, including our executives and directors are prohibited from engaging in any hedging transaction with respect to Company equity securities (vested or unvested).

Compensation Committee Independence and Experience: The Compensation Committee is comprised solely of independent directors who have extensive experience.	No Pledging of Company Securities: Our executives and directors are prohibited from pledging Company securities.

Stock Ownership Guidelines: Executives and directors are subject to stock ownership guidelines equal to a multiple of their respective annual base salaries (3x for the CEO and 1x for other executives) or Board retainers (3x for directors).

No Guaranteed Bonuses: We do not provide guaranteed minimum bonuses or uncapped incentives under our annual bonus plan.

”Clawback” Policy: Our clawback policy provides that our Board of Directors may require the forfeiture, recovery or reimbursement of incentive compensation from an executive officer in the event the officer’s wrongdoing later is determined by our Board of Directors to have resulted in a material negative restatement of the Company’s financial results.

No Re-Pricing or Discounted Options / SARs: We do not re-price underwater awards and do not provide discount stock options or stock appreciation rights. Further the Restated Plan prohibits repricing of stock options or stock appreciation rights without stockholder approval.

No Dividends Paid or Accrued on Awards Prior to Vesting

40	XPERI - Proxy Statement

Compensation-Setting Process

The Compensation Committee has the primary authority to approve the compensation provided to our executive officers. Consistent with prior years for 2018, Compensia, a national compensation consulting firm, was retained by the Compensation Committee to assist it in the determination of the key elements of our executive compensation programs. Compensia reports to and is accountable to the Compensation Committee, and may not conduct any other work for us without the authorization of the Compensation Committee. Compensia did not provide any services to us in 2018 beyond its engagement as an advisor to the Compensation Committee on executive and Board compensation matters. After review and consultation with Compensia, the Compensation Committee has determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the year ended December 31, 2018. In reaching these conclusions, the Compensation Committee considered the factors set forth in Exchange Act Rule 10C-1 and Nasdaq listing standards.

In 2018, Compensia provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers in similar organizations. Compensia also advised on, among other things, structuring our various compensation programs and determining the appropriate levels of base salary, bonus and other long-term incentive compensation payable to our executive officers.

To aid the Compensation Committee in making its compensation determinations, our CEO provides recommendations annually to the Compensation Committee regarding the compensation of all executive officers, excluding himself. Each NEO other than our CEO, in turn, participates in an annual performance review with our CEO to provide input about their contributions to our success for the period being assessed. The Compensation Committee gathers data on our CEO’s performance through several channels, including qualitative and quantitative assessments of the Company’s performance, discussions with other members of the management team and discussions with other members of our Board of Directors. Each Compensation Committee meeting ordinarily includes an executive session without members of our management team present.

For purposes of our annual and long-term incentive compensation programs, corporate performance goals are established at the beginning of the year. The Company’s annual financial plan is formulated by our executive management team and is submitted for review and approval by our Board of Directors. Our CEO, after discussions with the management team, then typically recommends a subset of these goals to the Compensation Committee as the corporate performance goals underlying our annual cash incentive bonus plan and performance-based equity awards. We believe that the achievement of these performance goals is based on the successful efforts and contributions of our NEOs. As described below, the Compensation Committee retains the authority under our annual cash incentive plan to authorize bonus payments to our NEOs that are less than the bonus payments that would otherwise be awarded based on our achievement of the performance goals established for the plan. The Compensation Committee also has the authority to make discretionary bonus awards to our NEOs, but it did not do so in 2018.

Setting Executive Compensation

The Compensation Committee reviews competitive compensation practices and the financial performance of comparable companies at least annually. This analysis provides the necessary background to the Compensation Committee to ensure that compensation opportunities for our executive officers are competitive with compensation practices among comparable companies and that actual compensation paid to our executive officers is appropriately aligned with our performance in the past year.

Each year Compensia works with the Compensation Committee to confirm one or more peer groups of companies to be used in the competitive assessment. The companies comprising the peer group are selected because the Compensation Committee, management and Compensia believe they are representative of the type of companies which we currently, and may in the future, compete with for executive talent. In selecting peer companies, we used a number of targeted criteria designed to reflect our unique business structure. Given the limited number of directly comparable companies from a business perspective, the criteria were expanded in some cases to include companies that the Compensation Committee considered to be a close fit in terms of business focus and/or with whom we might compete for executive talent. As a result, some companies may not satisfy all of the selection criteria. Our peer group is based on the following criteria:

•	Industry: Companies in the semiconductor, semiconductor equipment, audio and imaging technology, IP licensing, and other technology hardware sectors.

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•	Revenue: Companies with revenues that were 0.5x to 2.0x our revenue and we also reviewed revenue as compared to our annual billings.
•

Market Capitalization: For Companies with market capitalizations that reflect the differences in our business model as a technology licensing company, which would not be accurately reflected if we selected peer companies based solely on annual revenue. We selected companies with a market capitalization that was generally within a range of 0.3x to 3.0x our market capitalization.

•	Geographic Location: Companies based in the U.S. with an emphasis on firms headquartered in the San Francisco Bay Area.

2018 PEER GROUP

Ambarella, Inc. (AMBA)	M/A-COM Technology Solutions Holdings, Inc. (MTSI)
Box, Inc. (BOX)	MaxLinear, Inc. (MXL)
Cabot Microelectronics Corporation (CCMP)	Monolithic Power Systems, Inc. (MPWR)
Dolby Laboratories (DLB)	Plantronics Inc. (PLT)
FireEye Inc. (FEYE)	Power Integrations, Inc. (POWI)
FormFactor, Inc. (FORM)	Rambus Inc. (RMBS)
Inphi Corporation (IPHI)	Semtech Corporation (SMTC)
Integrated Device Technology, Inc. (IDTI)	Silicon Laboratories (SLAB)
InterDigital, Inc. (IDCC)	TiVo Inc. (TIVO)
j2 Global, Inc. (JCOM)

The peer group was used in early 2018 for purposes of evaluating whether compensation adjustments for our NEOs for 2018 were appropriate. The details of our standings relative to our peer groups with respect to revenue and market capitalization are below:

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Each year, Compensia surveys the compensation practices of the peer group to assess the competitiveness of our compensation programs. Although we maintain the peer group for executive compensation and performance reference purposes, the peer group compensation data is limited to publicly available information and therefore does not necessarily provide comparisons for all officers. By contrast, survey data has the advantage of including data on executive positions beyond what is available in public filings, but may not be specific to the selected companies in the peer group. In light of this, in early 2018 the Compensation Committee also reviewed data from the Radford Executive Survey, which consists of approximately 600 companies throughout the United States primarily from technology industries. We look at multiple cuts of data from the surveys, including national data across industries, location data across industries and specific industry cuts, and within those industry and geographic groups we align revenues to be consistent with the peer group. With respect to the survey data presented to the Compensation Committee, the identities of the individual companies included in the survey were not provided to the Compensation Committee, and the Compensation Committee did not refer to individual compensation information for such companies.

We believe that by utilizing both publicly available peer group data and the survey data from the published surveys in which we participate, we are able to develop the best set of robust competitive data reasonably available for use in making compensation decisions. The Compensation Committee, when making compensation adjustments to the NEOs, reviews the publicly available peer group data and the survey data to ensure that, following any compensation adjustment, the total compensation of NEOs falls within the Company’s guidelines.

Based on the objectives outlined above, the Compensation Committee strives to set target total direct compensation opportunity levels at competitive levels for the markets in which we compete for executive talent and that are appropriate for the skills, experience and performance of each individual. However, the Compensation Committee does not establish compensation levels based solely on benchmarking. The Compensation Committee instead relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus opportunity and long-term equity incentive awards after reviewing our performance and carefully evaluating each NEO’s performance during the year, leadership qualities, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance stockholder value. The Compensation Committee does not guarantee that any NEO will receive a specific market-derived compensation level.

In addition, the Compensation Committee has taken the approach of determining the mix of compensation elements, such as base salary, target bonus opportunity and equity awards, on an individual basis. The Compensation Committee allocates target total direct compensation between cash and equity compensation based on a number of objective and subjective factors, including competitive practices among the comparable companies, the role and responsibilities of the individual executive, and the nature of the behaviors the incentives are intended to motivate. The Compensation Committee’s philosophy is to balance compensation between long-term and short-term compensation, cash and non-cash compensation, and to take into account the roles and responsibilities of the individual executive.

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Executive Compensation Components

The Compensation Committee oversees our executive compensation program. Our executive compensation program is designed to attract, motivate and retain talented executives that will drive our financial performance, growth and operational excellence objectives while creating long-term stockholder value. The Compensation Committee has established the following set of objectives for our executive compensation program:

•

Compensation should be market competitive: Our compensation program is designed to provide competitive total compensation relative to the relevant labor markets for our NEOs while maintaining fiscal responsibility for our stockholders, allowing us to attract and retain individuals of appropriate ability and managerial talent;

•

Compensation should reward performance and support our business strategy: A majority of our NEOs’ total compensation opportunities is variable or dependent upon the achievement of key business results and is intended to link incentive award opportunities to the achievement of company and functional performance goals or appreciation in our stock price; and

•

Compensation should be aligned with stockholders’ interests: Our compensation program also seeks to reward our executive officers for increasing our stock price over the long-term and maximizing stockholder value by providing a significant portion of total compensation opportunities for our executive officers in the form of direct ownership in our company through long-term equity incentive awards.

The principal elements of our executive compensation program are base salary, annual cash incentive bonus awards and long-term incentive compensation in the form of equity awards. Base salary is intended to provide a baseline level of compensation for our NEOs. The remaining types of compensation, which in the aggregate represent the majority of our NEOs’ total compensation opportunities, tie compensation directly to the achievement of corporate and/or functional objectives. Each element of our executive compensation program is discussed in greater detail below.

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Base Salary

The base salary for each executive officer is initially established through negotiation at the time the executive is hired, taking into account the executive’s qualifications, experience, competitive market data, overall compensation arrangements, internal equity and relevant survey data. In determining whether to make subsequent adjustments to the base salaries of our executive officers, the Compensation Committee reviews information regarding compensation paid to individuals holding comparable positions at our peer group companies as well as relevant market data from the applicable Radford Executive Compensation survey. In addition, each year the Compensation Committee determines whether to approve increases to our executive officers’ base salaries based upon the Company’s performance, their individual performance in accomplishing functional or team goals, changes in duties and responsibilities and the recommendations of our CEO (except with respect to his own base salary). No formulaic or guaranteed base salary increases are provided to the NEOs. In general, while the Compensation Committee does not attempt to set the various components of executive compensation at a certain target percentile within our peer group, executive base salaries fall generally between the 25th and 60th percentiles of the relevant comparable compensation data.

As part of the annual executive compensation review, on March 1, 2018, base salaries for Messrs. Andersen, Skaaden and Davis were increased to $365,000, $360,000 and $342,000, respectively.

The annual base salaries of the NEOs for 2018, were as follows:

Named Executive Officer	2018 Base Salary	2017 Base Salary	% Adjustment
Jon Kirchner	$600,000	$600,000	—
Robert Andersen	$365,000	$351,000	4%
Paul Davis	$342,000	$330,000	4%
Murali Dharan	$400,000	$400,000	—
Geir Skaaden	$360,000	$325,008	11%

The actual base salaries paid to the NEOs during 2018 are set forth in the “2018 Summary Compensation Table.”

In February 2019, the Compensation Committee reviewed the target annual base salaries of the NEOs in a process similar to the one described above and determined to make a 4% increase to the base salary of Mr. Andersen (bringing his annual base salary to $380,000), a 6% increase to the base salary of Mr. Davis (bringing his annual base salary to $364,000), and a 6% increase to the base salary of Mr. Skaaden (bringing his annual base salary to $380,000), effective March 1, 2019. There was no increase to the base salaries of Messrs. Kirchner and Dharan for 2019.

Annual Performance-Based Cash Incentive Bonuses

Our NEOs are eligible to receive an annual cash incentive bonus under our annual bonus plan, which we refer to as our MBO Plan.

Annual Cash Incentive Bonus Targets

At the beginning of each year, the Compensation Committee approves the target and maximum annual cash incentive bonus opportunities for each NEO in the MBO Plan. These target and maximum bonus opportunities are expressed as a percentage of base salary as follows:

Named Executive Officer	Target	Maximum
Jon Kirchner	100%	200%
Robert Andersen	75%	150%
Paul Davis (1)	55%	110%
Murali Dharan	100%	200%
Geir Skaaden (1)	65%	130%

(1)	As part of the annual executive compensation review, on March 1, 2018, the target bonus levels for Messrs. Davis and Skaaden were increased to 55% and 65%, respectively.

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These target bonus levels are reviewed annually in consultation with Compensia as part of the compensation review process. Participants may receive a smaller award (or no award) if we do not achieve a target level of performance and a larger award (capped at a level that provides executives an opportunity to earn larger awards by exceeding performance objectives, but that does not create excessive risk by providing unlimited upside opportunities) if we exceed the target level of performance. Payments of above-target bonuses may be made only if we exceed our corporate financial objectives.

In February 2019, the Compensation Committee reviewed target bonuses of the NEOs in a process similar to the one described above and determined, based on job scope expansion, market factors, and recommendation of the CEO to increase Mr. Skaaden’s target annual cash incentive to 75% of his base salary effective March 1, 2019. The target bonus percentages for the other NEOs remain unchanged for 2019.

Performance Goals

Bonuses paid to our NEOs under our MBO Plan are based on our achievement of specific pre-established corporate performance goals and upon an evaluation of the individual officer’s performance for their efforts tied to the corporate and strategic goals for the year. The Compensation Committee also selects one or more corporate performance goals applicable to the annual bonuses for that year and sets the target performance level for each such goal and a threshold performance level below which no annual bonus will be paid. Achievement levels up to 100% may be awarded for each corporate performance goal based on actual performance for the year relative to that goal. The corporate performance goals for 2018 were a combination of financial goals, innovation and key market penetration goals and operational excellence goals that are all directly supportive of our short-term and long-term strategic plans. The weighted goal categories for each NEO are set forth below.

	Financial Goals		Define, develop, market and	Secure multi- year recurring	Operational
NAME	MBO Plan Billings Growth (1)	Non-GAAP Operating Profit (1)	successfully commercialize world class products and technologies	billing IP licensing agreements	Excellence
Jon Kirchner	60%	40%	—	—	—
Robert Andersen	60%	40%	—	—	—
Paul Davis	30%	30%	10%	20%	10%
Murali Dharan (2)	30%	30%	—	30%	10%
Geir Skaaden	30%	30%	30%	—	10%

(1)	MBO Plan Billings and non-GAAP operating profit are described below. For a reconciliation of GAAP to non-GAAP financial results, please see Appendix B.
(2)	For measuring Mr. Dharan’s performance against financial goals, 30% was weighted on MBO Plan Billings from IP licensing and 30% was weighted on the full company non-GAAP operating profit.

Annual Performance Goals and Achievement

For purposes of the MBO Plan, the Compensation Committee set a threshold financial goal or “gate” that had to be achieved before any annual bonuses were paid. For purposes of the 2018 MBO Plan, this financial goal was for the Company to achieve positive non-GAAP operating profit for 2018 (the “Threshold Goal”). The Threshold Goal was achieved for 2018 and the actual bonuses for the NEOs were then determined based on the corporate goal achievement as described below.

46	XPERI - Proxy Statement

For purposes of the 2018 MBO Plan, the threshold and target performance goals selected and set by the Compensation Committee (as well as the Company’s actual results for each such goal) were as follows (with the achievement percentage for performance between threshold and target determined by linear interpolation):

Financial Goals (1)
Target	Threshold	Achievement
$431.7 million in total MBO Plan Billings (2)	$345.3 million in total MBO Plan Billings	103.6% achieved with $447.3 million in MBO Plan Billings
$176.4 million in non-GAAP operating profit (3)	$141.1 million in non-GAAP operating profit	117.4% achieved with $207.2 million in non-GAAP operating profit

Performance Goals
Target	Outcome
Goal: Define, develop, market and successfully commercialize world class products and technologies
Launch new content ecosystem program in home devices.	- Launched IMAX program with multi-studio support and attach with more than 10 audio brands across home categories.
Complete development of 3D Face Recognition solution for mobile using Time-of-Flight sensors.	- Completed development and substantial integration with LG on new flagship mobile smartphone.
Increase penetration of HD Radio in new car models in North America, and complete development and release of Connected Radio SDK for automaker integration.	- Increased HDR penetration to 52%. - Released Connected Radio 1.0 platform SDK to Tier 1 partners. - Signed integration agreement with automotive partner.

Sign development agreement with key memory partner and materially advance development of ZiBond for stacked DRAM, demonstrating substantial technical viability; sign development agreement with memory partner for DBI for 3D NAND.

- Signed deals with key memory partners for both technologies and delivered key samples.
Goal: Secure multi-year recurring billing IP licensing agreements
Continue to develop and acquire at least three, qualified IP assets in support of our ongoing semiconductor licensing strategy.	- Acquired three, high quality IP assets in support of our ongoing strategy.
Close at least one IP licensing agreement with multi-year revenue; add at least $100M of potential license value to our license pipeline.	- Completed Samsung licensing agreement and exceeded new license pipeline objective.
Goal: Operational Excellence
Non-quantifiable goals for Messrs. Dharan, Skaaden and Davis were established by our CEO. Overall performance against these objectives was assessed by the CEO at year-end.	- 100% achievement for Messrs. Davis, Dharan and Skaaden.
(1)

For measuring Mr. Dharan's performance against financial goals, the threshold and target performance level for MBO Plan Billings from IP licensing was set at $196 million. Billings for our IP business is calculated consistent with MBO Plan Billings as described in footnote (2) below.

(2)

Billings for purposes of the MBO Plan (MBO Plan Billings) are the same as billings as reflected in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019.

(3)

For purposes of calculating non-GAAP operating profit, we use the calculation of MBO Plan Billings as described in footnote (2) above, and exclude stock-based compensation expenses, acquisition-related expenses and amortization of intangibles from our GAAP operating expenses. For a reconciliation of GAAP to non-GAAP operating expenses and for presentation of non-GAAP operating profit, please see Appendix B.

Multiplier

The bonuses to be paid to our NEOs who participated in the 2018 MBO Plan were able to be increased or decreased based on the matrix set forth below. The matrix (“2018 MBO Matrix”) was structured as a combination of year over year MBO Plan Billings growth for the Company and annual non-GAAP operating profit achievement (expressed as a percentage of MBO Plan Billings). For 2018 year over year MBO Plan Billings growth was 6% and non-GAAP operating profit was 46.3% of MBO Plan Billings. Therefore, the multiplier for 2018 was 109.3% and the portion of bonuses tied to the financial metrics were multiplied by 109.3%. The maximum multiplier under the MBO Plan is 2.0. The Compensation Committee also has the right to exercise its discretion to reduce any bonus payment, but it did not choose to exercise that discretion with respect to the 2018 bonus payouts.

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2018 MBO Matrix

Billings	Growth %
548.2	30%	0.00	0.33	0.67	1.00	1.33	1.67	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00	2.00
539.7	28%	0.00	0.32	0.63	0.95	1.27	1.58	1.90	1.91	1.93	1.94	1.96	1.97	1.99	2.00	2.00
531.3	26%	0.00	0.30	0.60	0.90	1.20	1.50	1.80	1.83	1.86	1.89	1.91	1.94	1.97	2.00	2.00
522.9	24%	0.00	0.28	0.57	0.85	1.13	1.42	1.70	1.74	1.79	1.83	1.87	1.91	1.96	2.00	2.00
514.4	22%	0.00	0.27	0.53	0.80	1.07	1.33	1.60	1.66	1.71	1.77	1.83	1.89	1.94	2.00	2.00
506.0	20%	0.00	0.25	0.50	0.75	1.00	1.25	1.50	1.57	1.64	1.71	1.79	1.86	1.93	2.00	2.00
497.6	18%	0.00	0.23	0.47	0.70	0.93	1.17	1.40	1.49	1.57	1.66	1.74	1.83	1.91	2.00	2.00
489.1	16%	0.00	0.22	0.43	0.65	0.87	1.08	1.30	1.39	1.47	1.56	1.64	1.73	1.81	1.90	1.99
480.7	14%	0.00	0.20	0.40	0.60	0.80	1.00	1.20	1.29	1.37	1.46	1.54	1.63	1.71	1.80	1.89
472.3	12%	0.00	0.18	0.37	0.55	0.73	0.92	1.10	1.19	1.27	1.36	1.44	1.53	1.61	1.70	1.79
463.8	10%	0.00	0.17	0.33	0.50	0.67	0.83	1.00	1.09	1.17	1.26	1.34	1.43	1.51	1.60	1.69
455.4	8%	0.00	0.16	0.32	0.48	0.63	0.79	0.95	1.03	1.11	1.19	1.26	1.34	1.42	1.50	1.58
447.0	6%	0.00	0.15	0.30	0.45	0.60	0.75	0.90	0.97	1.04	1.11	1.19	1.26	1.33	1.40	1.47
438.5	4%	0.00	0.14	0.28	0.43	0.57	0.71	0.85	0.91	0.98	1.04	1.11	1.17	1.24	1.30	1.36
430.1	2%	0.00	0.13	0.27	0.40	0.53	0.67	0.80	0.86	0.91	0.97	1.03	1.09	1.14	1.20	1.26
421.7	0%	0.00	0.09	0.18	0.28	0.37	0.46	0.55	0.63	0.71	0.79	0.86	0.94	1.02	1.10	1.18
413.2	-2%	0.00	0.08	0.17	0.25	0.33	0.42	0.50	0.57	0.64	0.71	0.79	0.86	0.93	1.00	1.07
404.8	-4%	0.00	0.08	0.15	0.23	0.30	0.38	0.45	0.51	0.58	0.64	0.71	0.77	0.84	0.90	0.96
396.4	-6%	0.00	0.07	0.13	0.20	0.27	0.33	0.40	0.46	0.51	0.57	0.63	0.69	0.74	0.80	0.86
387.9	-8%	0.00	0.06	0.12	0.18	0.23	0.29	0.35	0.40	0.45	0.50	0.55	0.60	0.65	0.70	0.75
379.5	-10%	0.00	0.05	0.10	0.15	0.20	0.25	0.30	0.34	0.39	0.43	0.47	0.51	0.56	0.60	0.64
		29%	31%	33%	35%	37%	39%	41%	43%	45%	47%	49%	51%	53%	55%	57%
******************************************************** Non-GAAP Operating Profit % ********************************************************

2018 Annual Cash Incentive Bonuses

Based on the above 2018 MBO Matrix, the annual cash incentive bonuses under the 2018 MBO Plan paid to Messrs. Kirchner, Andersen, Davis, Dharan and Skaaden were calculated as follows:

	Financial Goals			Performance Goals
Name	Achievement of MBO Plan Billings Growth Goal (A) (1)	Company Achievement of Non-GAAP Operating Profit Goal (B) (2)	MBO Multiplier (C)	Define, develop, market and successfully commercialize world class products and technologies (D)	Secure multi-year recurring billing IP licensing agreements (D)	Operational Excellence Goals (D)	Bonus Target $ (E)	Bonus Achieved [(A+B) x C)+(the sum of D)] x E
Jon Kirchner	60% of 60%	40% of 40%	109.3%	--	--	--	$600,000	$655,800
Robert Andersen	60% of 60%	40% of 40%	109.3%	--	--	--	$273,744	$299,202
Paul Davis	30% of 30%	30% of 30%	109.3%	10% of 10%	20% of 20%	10% of 10%	$188,100	$198,596
Murali Dharan	30% of 30%	30% of 30%	109.3%	--	30% of 30%	10% of 10%	$400,000	$422,320
Geir Skaaden	30% of 30%	30% of 30%	109.3%	30% of 30%	--	10% of 10%	$234,000	$247,057
(1)

Represents (a) 100% achievement relative to the full Company MBO Plan Billings objective (with $447.3 million in MBO Plan Billings), and (b) 100% achievement relative to the IP business MBO Plan Billings objective (with $226.3 million in IP business MBO Plan Billings), which achievement results were weighted for the NEOs as described above. While we exceeded the target objectives for these financial measures, 100% is the maximum achievement level awarded under our MBO Plan above, provided that the MBO payment can exceed 100% as a result of the multiplier.

(2)

Represents 100% achievement relative to the full Company non-GAAP operating profit goal (with $207.2 million in non-GAAP operating profit), which achievement results were weighted for the NEOs as described above. While we exceeded the target objective for this financial measure, 100% is the maximum achievement level awarded under our MBO Plan, provided that the MBO payment can exceed 100% as a result of the multiplier.

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Long-Term Compensation

Our long-term equity incentive compensation program is intended to provide our executive officers with opportunities to participate in the appreciation of our stock price and to create unvested equity award value that will provide a financial incentive for executives to remain with and work for the continued success of the organization. Our long-term equity incentive award program is generally comprised of three equity award vehicles, although the mix of such awards granted by the Compensation Committee to our named executive officers varies from year to year based on the Compensation Committee's determinations regarding the appropriate incentives for such year:

•

Stock Option Awards: Stock options form a basis of our long-term equity incentive award program. Stock options align the interests of management and stockholders by rewarding increases in stockholder value.

•

Restricted Stock Unit Awards (“RSU”): RSUs are used primarily in new hire executive packages and as part of our annual compensation review process. RSUs increase or decrease in value just as a traded share of common stock will, aligning executives’ interests with stockholders’ interest.

•

Performance-Based Restricted Stock Unit Awards: Performance-based RSUs are provided to our CEO and select NEOs. These awards are earned upon the achievement of certain strategic pre-established milestones and / or specific annual financial goals and are intended to align a significant portion of these executives’ compensation to company performance.

Stock Option Awards

Generally, stock options have a four-year vesting schedule in order to provide an incentive for continued employment and expire ten years from the date of the grant, subject to earlier forfeiture in the event of termination of employment. This provides a reasonable time frame in which to align the executive officer with the price appreciation of our shares. The exercise price of stock options granted under the stock plans is 100% of the fair market value of the underlying common stock on the date of grant. Under our equity plan, the fair market value of our common stock is equal to the last closing sales price per share on the Nasdaq Global Select Market on the date of grant. Executives do not realize value from our stock options unless our stock price appreciates following the date of grant.

There were no stock option grants to our named executive officers in 2018.

Time-Based Restricted Stock Unit Awards

We typically grant RSUs to selected new hires and other employees as part of the annual award program. The Compensation Committee believes that RSUs are an effective tool for adding an immediate financial incentive to remain with and work for us that will mitigate potential attempts by labor market competitors to recruit critical employees. In April 2018, as a result of our annual executive compensation review, the Compensation Committee granted Messrs. Andersen, Davis and Skaaden awards for 40,000, 30,000 and 40,000 RSUs, respectively. The foregoing RSUs have a four-year vesting schedule from the grant date in order to provide an incentive for continued employment. With respect to the RSU awards granted to our NEOs, the Compensation Committee determined the size of such awards by targeting the median level of our peer group.

Messrs. Kirchner and Dharan did not receive RSU grants in 2018 as a result of their previous grants received in 2017.

Performance-Based Restricted Stock Unit Awards

The Compensation Committee grants performance-based RSUs to selected new hires and, on certain occasions, as part of the annual award program. The Compensation Committee believes that performance-based RSUs are an important component of the NEOs’ compensation program and strives to establish an incentive award mix for our CEO and other NEOs that includes performance-based awards, as appropriate. Historically, the Compensation Committee has granted performance-based RSUs that are typically tied to a series of four one-year performance measurement periods, with up to 200% of the “target” RSUs eligible to be earned each year at the “maximum” performance level. The performance objectives for each year are generally to be determined by mutual agreement of the NEO and the Compensation Committee and vesting of such awards requires continued employment until the certification of the applicable performance requirements by the Compensation Committee. Any performance-based RSUs that do not vest in a given year will be forfeited.

The Compensation Committee believes that successive annual objectives are an effective incentive mechanism for the NEOs and our Company, as such a design allows the Compensation Committee to more carefully tailor the

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performance objectives and set rigorous goals to incentivize performance as we refine and evolve our strategic plan.  This was particularly the case with the awards granted to Messrs. Kirchner and Dharan in 2017 given the Company’s ongoing transformation following the acquisition of DTS and the formation of the long-term strategic plan.  The annual objectives for 2018 for Mr. Kirchner were tied to the Company’s financial goals in the 2018 MBO Plan.  These profitability and growth objectives were used by the Compensation Committee for both annual bonus purposes and vesting of the performance-based RSUs for 2018 as they are measurements that our Compensation Committee believes to be critical since they are directly aligned with stockholder value creation.

The Compensation Committee also believes that performance-based RSUs with multiyear performance periods are another critical element of the compensation program since it allows for longer term goals and incentives.  As described below, Mr. Dharan was granted a performance-based RSU award tied to a three-year performance period.

No performance-based awards were granted to the named executive officers during 2018.  The performance-based RSUs granted to Messrs. Kirchner and Dharan during previous years but eligible to be earned based on 2018 performance, are described below. Messrs. Kirchner and Dharan were the only named executive officers who held performance-based RSUs that were eligible to be earned based on 2018 performance.

The performance-based RSUs eligible to vest based on 2018 performance were released in March 2019. The following table summarizes the performance-based RSUs granted to our NEOs that were eligible to vest during 2018 and the number of RSUs that ultimately vested based on 2018 performance, as described below:

NEO	Grant Date	Number of RSUs Available for Release at Target Based on 2018 performance	Number of RSUs Available for Release at Maximum Based on 2018 performance	Release Conditions	Performance Archieved	Shares Released

Jon Kirchner	3/1/17	8,750	17,500	100% based on financial targets for MBO Plan Billings growth and non-GAAP operating profit in accordance with 2018 MBO multiplier matrix	109.3%	9,564

	6/1/17	77,718	155,436	100% based on financial targets for MBO Plan Billings growth and non-GAAP operating profit in accordance with 2018 MBO multiplier matrix	109.3%	84,946

Murali Dharan	10/16/17	10,500	21,000	100% based on four goals equally weighted in the following areas: Long-term IP strategy, acquisition of high-quality IP assets, multi-year recurring IP licensing agreement and the addition of significant deal value for future years.	100%	10,500

•

Mr. Kirchner. Mr. Kirchner received two grants of performance-based RSUs in 2017, a portion of which were eligible to be earned based on 2018 performance.  One of these awards was granted as part of our 2017 annual award process and his equity awards granted in June 2017 were made in connection with his appointment as CEO.  The June 2017 awards, including the performance-based RSUs, are intended by the Compensation Committee to represent his long-term incentive opportunities for the duration of the initial three-year term of his employment agreement as CEO. Thus, the Compensation Committee does not intend to grant Mr. Kirchner additional equity awards during this period.

At the time of grant, the Compensation Committee determined Mr. Kirchner’s promotional awards by reference to the market median level for a new hire award and annual awards covering a total of three

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years in total target long-term incentive award value. The award was divided into 70% performance-based RSUs and 30% time-based RSUs. The Compensation Committee believed it was important to establish a long-term incentive award mix heavily weighted towards performance awards. The vesting of all of Mr. Kirchner’s performance-based RSUs is tied to a series of four one-year performance measurement periods.

In March 2017, Mr. Kirchner received 35,000 “target” performance-based RSUs. Of these performance-based RSUs, 8,750 may vest each calendar year (commencing in 2017) at target performance and up to 17,500 may vest each year at maximum performance. These performance-based RSUs are eligible to be earned based on annual performance objectives to be determined as described above.

In June 2017, Mr. Kirchner also received 310,873 “target” performance-based RSUs in connection with his appointment as our Chief Executive Officer. Of these performance-based RSUs, 77,718 may be earned each calendar year (commencing in 2017) at the target performance level and up to 155,436 may be earned each year at maximum performance. These performance-based RSUs are eligible to be earned based on annual performance objectives to be determined as described above.

For each of these awards, the portion eligible to vest based on 2018 performance was tied to the Company’s financial goals for MBO Plan Billings growth and non-GAAP operating profit under the 2018 MBO Matrix, as described above.

•

Mr. Dharan. In October 2017, in connection with his commencement of employment Mr. Dharan received 42,000 “target” performance-based RSUs. Of these performance-based RSUs, 10,500 may vest each calendar year (commencing in 2018) at target performance and up to 21,000 may vest each year at maximum performance. These performance-based RSUs will be eligible to be earned based on annual performance objectives to be determined as described above. The number of RSUs that actually vested with respect to this award is summarized in the table above. The portion of these awards eligible to vest based on 2018 performance was tied to the goals for Mr. Dharan.

Mr. Dharan also received 60,000 performance-based RSUs that are eligible to vest based on achievement of deal performance goals over a three-year performance period. The deal performance goals are the closing of two new revenue opportunities, with 50% of the RSUs eligible for vesting upon achieving each of two deals.  None of these deal performance-based RSUs vested during 2018.

Other Compensation

Employee Benefits

We maintain a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate in the United States. The 401(k) Plan permits eligible employees to defer up to the maximum dollar amount allowed by law. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. We currently make discretionary matching contributions to the 401(k) Plan in an amount equal to 100% of deferrals up to a maximum of 4% of the participant’s eligible annual compensation and subject to certain other limits. Employer contributions to the Plan are vested as follows: 50% after one year of service, and 100% after two years of service.

Perquisites and Other Personal Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and disability insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers. Other than as described in this section, we generally do not provide any special perquisites or health or welfare benefits to our NEOs that are not available to all of our employees.

Legacy DTS Retention Arrangements

Effective upon the completion of our acquisition of DTS, DTS established the DTS, Inc. 2016 Executive Retention Bonus Plan (the “Retention Plan”) and entered into letter agreements thereunder (the “Retention Agreements”) with Messrs. Kirchner, Skaaden and certain other executives who continued employment with the Company following

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completion of the merger with DTS (collectively, the “DTS Executives”). The retention bonuses under the Retention Plan were determined based on the value of each DTS Executive’s unvested equity awards at the time of the closing of our acquisition of DTS and were considered critical to the retention of the DTS executives, in part, because certain of the DTS Executives, including Mr. Kirchner and Mr. Skaaden, were eligible to resign for any reason for a period of time following the closing of the acquisition and receive a payout of their severance benefits.

The terms of the Retention Plan provide that each DTS Executive who executed a Retention Agreement and is continuously employed with the Company or one of its subsidiaries through May 1, 2018, which was the 18-month anniversary of the closing of our acquisition of DTS (the “Vesting Date”) was entitled to receive payment of the DTS Executive’s retention bonus; provided, that if the DTS Executive’s employment was terminated (i) by the Company or one of its subsidiaries (as applicable) without cause, (ii) by the DTS Executive for good reason or (iii) due to the DTS Executive’s death or disability at any time prior to the Vesting Date, the DTS Executive was entitled to receive payment of a pro-rata portion of his or her retention bonus. The DTS Executive would immediately forfeit his or her retention bonus upon a termination of his or her employment for cause or his or her resignation without good reason at any time prior to the Vesting Date. Any amounts that were forfeited would not be reallocated to other DTS Executives. Under the Retention Plan, during 2018 Mr. Kirchner received a retention bonus of $5,049,366, Mr. Skaaden received a retention bonus of $1,275,576, and the other DTS Executives received, in the aggregate, retention bonuses equal to $2,609,272.

Post-Employment Compensation Arrangements

We have entered into change in control severance agreements and severance agreements with our NEOs to provide appropriate post-employment compensation arrangements in the event of certain terminations of employment, including in connection with a change in control of the Company. The Compensation Committee believes these types of agreements are essential in order to attract and retain qualified executives and promote stability and continuity in our senior management team. We believe that the stability and continuity provided by these agreements are in the best interests of our stockholders. For details, see “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” below.

Other Compensation Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines that apply to our CEO, each other executive officer of the Company within the meaning of Exchange Act Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended, and each other employee that reports directly to our CEO (each, an “Executive”). Each Executive will be expected to own shares of common stock of the Company with a market value equal to the following amounts for as long as he or she remains an Executive:

Title	Ownership Threshold
Chief Executive Officer	Three times (3x) base salary

Other Executives	One times (1x) base salary

Each Executive must hold 50% of all “Net Settled Shares” (as defined below) received from the vesting, delivery or exercise of equity awards granted under our equity award plans until the Executive’s ownership equals or exceeds the applicable ownership threshold, as set forth above. In no event shall shares of common stock purchased under our employee stock purchase plan be considered granted under our equity award plans for purposes of this share retention requirement. This share retention requirement applies to an Executive only if such Executive has not achieved his or her applicable ownership threshold. For purposes of the guidelines, “Net Settled Shares” means those shares of common stock that remain after payment of (a) the exercise price of stock options or purchase price of other awards and all applicable withholding taxes, including shares sold or netted with respect thereto, and (b) all applicable transaction costs.

Insider Trading Policy

Our insider trading policy prohibits directors, executive officers, employees and all persons living in their households from trading any type of security, whether issued by the Company or other companies with which we do business,

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while aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Additionally, we restrict trading by our directors and executive officers, as well as other categories of employees who may be expected in the ordinary course of performing their duties to have access to material non-public information, to quarterly trading windows that begin one full trading day following the public disclosure of our quarterly or annual financial results and that ends at 5:00 pm Eastern Time on the 15th day of the last month in each calendar quarter (or if the 15th day falls on a non-trading day, then on the trading day immediately prior to the 15th day of the last month in each calendar quarter). Furthermore, our insider trading policy requires that certain specified individuals meet with representatives of our legal department to confirm that they are not in possession of material non-public information prior to trading any security of the Company during open window periods. Our insider trading policy also prohibits directors, executive officers, employees and all persons living in their households from purchasing Company stock on margin, pledging Company stock to secure margin or other loans, short selling Company stock or buying or selling put or call options on Company stock, or entering into other derivative contracts or hedging contracts.

Clawback Policy

We have adopted an incentive compensation “clawback” policy under which the Compensation Committee or the Board of Directors may require the reimbursement or forfeiture of incentive compensation from an executive officer in the event of restatement of the company’s financial results due to its material noncompliance with any financial reporting requirement under United States securities laws. We believe that by providing the Company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the Company demonstrates its commitment to strong corporate governance. Under our clawback policy, the Compensation Committee or the Board of Directors may require reimbursement from the executive officer for incentive compensation. The amount of incentive compensation that may be recovered is the portion of any bonus paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the Company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation during the three year period prior to the date on which the Company is required to prepare an accounting restatement.

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits the pledging, trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors. Specifically, they may not, at any time:

•	trade in any puts, calls, covered calls or other derivative products involving company securities;
•	engage in any hedging or monetization transactions in a way that mitigates the full risk or rewards of ownership of the Company’s securities; or
•	hold company securities in a margin account or pledge company securities as collateral for a loan.

Tax and Accounting Considerations

Deduction Limitation

Section 162(m) of the Code generally disallows a tax deduction to a publicly-held company for compensation in excess of $1 million paid to its “covered employees.” Prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”), covered employees generally consisted of a company’s chief executive officer and its three most highly compensated executive officers serving at the end of the taxable year (other than its chief financial officer), and compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Although we historically maintained plans that were intended to permit the payment of deductible compensation under Section 162(m) of the Code if the requirements of Section 162(m) were satisfied, subject to the limited transition relief rules in the TCJA, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. While the Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Compensation Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.

XPERI - Proxy Statement	53

We account for stock-based awards to our employees under the rules of FASB ASC Topic 718, which requires us to record the compensation expense over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued.

Employment Contracts, Termination of Employment Arrangements and Change of Control Arrangements

The Company provides for certain severance payments and benefits if an executive officer’s employment is involuntarily or constructively terminated. In addition, the Company provides enhanced severance payments and benefits if such a termination of employment occurs in connection with a change in control of the Company. Such severance payments and benefits are designed to alleviate the financial impact of an involuntary termination of employment through salary, bonus and health benefit continuation and with the intent of providing for a stable work environment. The Company believes that reasonable severance payments and benefits for those NEOs with whom we have entered into severance agreements are important because it may be difficult for these NEOs to find comparable employment within a short period of time following certain qualifying terminations of employment. The Company also believes these payments and benefits are a means of reinforcing and encouraging the continued attention and dedication of key executives of the Company to their duties of employment without personal distraction or a conflict of interest in circumstances which could arise from the occurrence of a change in control of the Company. We believe that the interests of stockholders will be best served if the interests of our senior management are aligned with them, and providing change in control payments and benefits should eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in the best interests of stockholders.

The Company extends change in control payments and benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. These arrangements are intended to be competitive within our industry and company size and are necessary to attract highly qualified individuals and encourage them to remain employed with the Company. In making the decision to extend the benefits, the Compensation Committee relied on the assurances of its independent advisor that the programs are representative of market practice, both in terms of design and cost.

Employment Agreement with Jon Kirchner

The Company entered into an employment and severance agreement with Mr. Kirchner (the “Employment Agreement”) in connection with his appointment as our CEO. The Employment Agreement superseded his then-existing severance and change in control severance arrangements.

The Compensation Committee believes that the Employment Agreement provides the Company with reasonable contractual protections and that making severance commitments to the Company’s CEO leads to stronger retention than if such payments and benefits were not offered.

The Employment Agreement provides the Company a balance of contractual protections in exchange for severance for Mr. Kirchner in the event of his termination of employment without cause and resignation for good reason, each as defined below. The Employment Agreement does not contain a single trigger provision that would generally allow him to terminate his employment because of a change of control of the Company, nor does it entitle him to payments and benefits under the Employment Agreement solely as a result of change of control of the Company. The Compensation Committee structured the Employment Agreement in this fashion because it believes he should not be eligible to such payments and benefits absent other factors, such as a termination of employment without cause or resignation for good reason.

The Employment Agreement provides that, if Mr. Kirchner’s employment is terminated by the Company without cause or if he resigns for good reason, he will be entitled to receive the following severance payments and benefits:

•	a lump sum cash payment equal to 200% of his annual base salary;
•

200% multiplied by his target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination if such termination occurs more than 60 days prior to or more than 18 months following a change in control of the Company);

•	continuation of health benefits for a period of up to 24 months following the date of termination;
•

immediate acceleration of vesting of his outstanding equity awards that would have vested over the 12-month period following the date of his separation from service had he remained continuously employed

54	XPERI - Proxy Statement

during such period (with any performance awards that are eligible to be earned vesting based on performance for the fiscal year in which his termination occurs vesting at the target) (provided that if such termination occurs within 60 days prior to or within 18 months following a change in control of the Company, all of Mr. Kirchner’s unvested equity awards will vest (with performance awards vesting at target) on the later of the date of his termination or the date of the change in control);

•	a post-termination exercise period for his outstanding stock options of 12 months from the date of termination, or, if earlier, the remaining life of the equity grants; and
•	his full bonus amount under the Retention Plan.

The post-employment payments benefits described above will be paid upon Mr. Kirchner’s execution of a general release of claims in favor of the Company and subject to his continued compliance with the confidentiality and proprietary rights covenant set forth in the Employment Agreement.

In addition, the Employment Agreement provided Mr. Kirchner with the right to receive up to a maximum of $30,000 for reimbursement of legal fees and expenses incurred in connection with negotiating and executing the Employment Agreement.

The Employment Agreement has an initial term that expires on June 1, 2020, subject to automatic renewal for an additional year unless either party gives 90 days’ notice of nonrenewal. Nonrenewal of the initial three-year term by the Company will be deemed a termination of employment without cause and will result in the payments and benefits described above, while expiration of the term under any other circumstances will not be deemed a termination of employment without cause and will not give rise to any payments or benefits. The term of the Employment Agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such 18-month period.

Severance Agreements with Messrs. Andersen, Dharan and Skaaden

The Company has entered into severance agreements with each of Messrs. Andersen, and Dharan and Skaaden.  The terms of the agreements with Messrs. Andersen and Skaaden are through February 2021, and Mr. Dharan’s agreement expires on October 16, 2019, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety.   Each term may be renewed by mutual agreement between the Company and the NEO. Each of the severance agreements provides that if the executive’s employment is terminated by us without cause or if the executive resigns for good reason, the executive will be entitled to receive the following payments and benefits:

•	his fully earned but unpaid base salary and his earned but unpaid vacation through the date of termination;
•	a lump sum cash payment equal to 100% of his annual base salary;
•	continuation of health benefits for a period of 12 months following the date of termination; and
•	his target annual bonus for the calendar year in which termination occurs (which bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination).

The severance payments and benefits described above will be paid upon the NEO’s execution of a general release of claims in favor of the Company.

Change in Control Severance Agreements with Messrs. Andersen, Dharan and Skaaden

The Company has entered into change in control severance agreements with Messrs. Andersen, Dharan and Skaaden. The terms of the agreements with Messrs. Andersen and Skaaden are through February 2021, and Mr. Dharan’s agreement expires on October 16, 2019, or, if earlier, the date on which all payments or benefits required thereunder have been paid or provided in their entirety; provided, that the term of each agreement will automatically be extended for 18 months following a change in control of the Company if the term would otherwise have expired during such period. The change in control severance agreements also provide that, if an executive’s employment is terminated by us without cause or if the executive resigns for good reason, in either case, within 60 days prior to or within 18 months following a change in control, the executive will be entitled to receive the following payments:

•	his fully earned but unpaid base salary and his earned but unpaid vacation through the date of termination;
•	a lump sum cash payment equal to 100% of his annual base salary;
•	his target annual bonus for the calendar year in which termination occurs;
•	continuation of health benefits for a period of up to 12 months following the date of termination; and

XPERI - Proxy Statement	55

•

immediate acceleration of vesting of his outstanding equity awards (with any performance-based awards vesting at target, except to the extent alternative acceleration is specifically provided for pursuant to the grant documents) as of the later of the date of termination or the date of such change in control.

The severance benefits described above will be reduced by any severance benefits payable to Messrs. Andersen, Dharan and Skaaden under their severance agreements and will be paid upon the executive’s execution of a general release of claims in favor of the Company and subject to their continued compliance with the confidentiality and proprietary rights covenant set forth in the change in control severance agreement.

Defined Terms

For purposes of the Employment Agreement and the severance agreements and the change in control severance agreements, “cause” means, generally, an executive’s gross negligence or willful misconduct in the performance of his duties, the executive’s willful and habitual neglect of or failure to perform his duties, the executive’s commission of any material act of fraud, dishonesty or financial or accounting impropriety with respect to our Company which results in a personal benefit to the executive, the executive’s failure to cooperate with us in any investigation or formal proceeding initiated by a governmental authority or otherwise approved by our Board of Directors or the Audit Committee of the Board of Directors, the executive’s conviction of or plea of guilty or nolo contender to felony criminal conduct (other than moving vehicle violations), the executive’s material violation of our confidentiality and proprietary rights agreement or any similar agreement with the Company, or the executive’s material breach of any obligation or duty under the agreement or any written employment or other written policies of our Company.

For purposes of the Employment Agreement and the severance agreements and the change in control severance agreements, “good reason” means, generally, a material diminution in the executive’s authority, duties or responsibilities, a material diminution in the executive’s base compensation or target bonus opportunity, unless such a reduction is imposed across-the-board to senior management, a material change in the geographic location at which the executive must perform his duties, or any other action that constitutes our material breach of the agreement.

For purposes of the Employment Agreement and the severance agreements and the change in control severance agreements, “change in control” is generally defined as:

•

a merger or consolidation in which the Company is a party, other than a merger or consolidation which results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities; or

•	the sale of all or substantially all of our assets.

2003 Equity Plan

We routinely grant our executive officers stock awards pursuant to our 2003 Equity Plan. In the event of a change of control, the vesting of each outstanding award shall be subject to accelerated vesting such that 100% of the awards will become vested and exercisable or payable, as applicable, if the successor corporation refuses to assume the awards, or to substitute substantially equivalent awards.

56	XPERI - Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has furnished this report on executive compensation. None of the members of the Compensation Committee is currently an officer or employee of the Company and all are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Compensation Committee is responsible for designing, recommending to the Board of Directors for approval and evaluating the compensation plans, policies and programs of the Company and reviewing and approving the compensation of the Chief Executive Officer and other officers and directors.

This report, filed in accordance with Item 407(e)(5) of Regulation S-K, should be read in conjunction with the other information relating to executive compensation which is contained elsewhere in this proxy statement and is not repeated here.

In this context, the Compensation Committee hereby reports as follows:

1. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section contained herein with management.

2. Based on the review and discussions referred to in paragraph (1) above, the Compensation Committee recommended to our Board of Directors, and our Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

March 18, 2019

COMPENSATION COMMITTEE

CHRISTOPHER SEAMS, CHAIR

DAVID HABIGER

GEORGE A. RIEDEL

XPERI - Proxy Statement	57

COMPENSATION OF NAMED EXECUTIVE OFFICERS

2018 Summary Compensation of NEOs

Summary Compensation Table

The table below sets forth, for the fiscal years ended December 31, 2018, 2017 and 2016, the salary and bonus earned by and other compensation paid to our NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total($)

Jon Kirchner	2018	600,000	5,049,366	2,729,764	—	655,800	11,720	9,046,650
Chief Executive Officer	2017	586,194	—	7,409,373	—	371,520	55,406	8,422,493
	2016	45,833	—	—	—	550,000	2,037	597,870
Robert Andersen	2018	362,668	—	887,960	—	299,202	11,306	1,561,136
Chief Financial Officer	2017	348,357	—	1,483,584	—	115,477	8,805	1,956,223
	2016	335,000	—	424,606	—	174,694	8,226	942,526
Paul Davis	2018	340,008	—	665,970	—	198,596	10,557	1,215,131
General Counsel and Corporate Secretary
Murali Dharan	2018	400,000	—	235,715	—	422,320	11,720	1,069,755
President of Tessera Intellectual Property Corp.	2017	84,872	—	404,082	323,652	—	1,060	813,666
Geir Skaaden	2018	354,168	1,275,576	887,960	—	247,057	11,680	2,776,441
Chief Products and Services Officer	2017	336,580	—	714,980	—	96,849	11,020	1,159,429
	2016	25,133	—	—	—	166,100	32	191,265

(1)	The amounts reflected in this column represent the retention bonuses paid to Messrs. Kirchner and Skaaden under the DTS, Inc. 2016 Executive Retention Bonus Plan.
(2)

The amounts reflected in this column represent the grant date fair value for service-based stock and option awards granted to the NEOs in the relevant fiscal year and performance-based stock awards scheduled to vest with respect to performance for the relevant fiscal year, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards.

With respect to stock awards granted to Mr. Kirchner and Mr. Dharan during 2017 the vesting of which is performance-based, the vesting is tied to a series of four one-year performance measurement periods and may be earned over four years, with 25% of the total “target” award eligible to be earned each year (commencing with 2017 for Mr. Kirchner and 2018 for Mr. Dharan) at the “target” performance level based on the Company’s performance for such year, with up to 200% of the “target” award for each year eligible to be earned at the “maximum” performance level. The performance objectives for each year are to be determined by mutual agreement of Mr. Kirchner and Mr. Dharan, respectively, and the Compensation Committee.

For 2018, the grant date fair value for the portion of the performance-based RSUs granted to Mr. Kirchner in 2017 that was eligible to be earned for 2018 performance was (a) with respect to the March 1, 2017 award, $312,804 at “target” performance for 2018 (with the full grant date fair value of such award, assuming “maximum” performance, equal to $625,608), and (b) with respect to the June 1, 2017 award, $2,416,960 at “target” performance for 2018 (with the full grant date fair value of such award, assuming “maximum” performance, equal to $4,833,920). Because the portion of the performance-based RSUs eligible to be earned for 2018 were deemed probable of achievement at “target” levels for purposes of establishing the grant date fair value of such awards under ASC 718, the grant date fair value of such awards at “target” performance is included in the column above.

For 2018, the grant date fair value for the portion of the performance-based RSUs granted to Mr. Dharan in 2017 that was eligible to be earned for 2018 performance was $235,715 at “target” performance for 2018 (with the full grant date fair value of such award, assuming “maximum” performance, equal to $471,430). Because the portion of the performance-based RSUs eligible to be earned for 2018 were deemed probable of achievement at “target” levels for purposes of establishing the grant date fair value of such awards under ASC 718, the grant date fair value of such awards at “target” performance is included in the column above.

In April 2018, Messrs. Andersen, Davis and Skaaden were granted 40,000, 30,000 and 40,000 time-based RSUs, respectively.

For the methodology of how the grant date fair value is calculated for the stock awards, please see Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019.

(3)	Includes compensation under the MBO Plan.
(4)	For each of the NEOs, includes Company 401(k) contributions and life insurance premiums paid by the Company on behalf of the NEOs.

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Grants of Plan-Based Awards

The table below sets forth information concerning grants of plan-based awards in 2018 to our NEOs.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number	All Other Option Awards: Number	Exercise or Base Price of Option	Grant Date Fair Value of
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#) (3)	of Securities Underlying Options (#)	Awards ($)	Stock and Option Awards ($) (4)
Jon Kirchner	3/1/18	2/2/2018	—	600,000	1,200,000	—	—	—	—	—	—	—
	3/1/17	1/25/2017	—	—	—	—	8,750	17,500	—	—	—	312,804
	6/1/17	4/28/2017	—	—	—	—	77,718	155,436	—	—	—	2,416,960
Robert Andersen	3/1/18	2/2/2018	—	273,750	547,500	—	—	—	—	—	—	—
	4/27/18	2/1/2018	—	—	—	—	—	—	40,000	—	—	887,960
Paul Davis	3/1/18	2/2/2018	—	188,100	376,200	—	—	—	—	—	—	—
	4/27/18	2/1/2018	—	—	—	—	—	—	30,000	—	—	665,970
Murali Dharan	3/1/18	2/2/2018	—	400,000	800,000	—	—	—	—	—	—	—
	10/16/17	10/3/2017	—	—	—	—	10,500	21,000	—	—	—	235,715
Geir Skaaden	3/1/18	2/2/2018	—	234,000	468,000	—	—	—	—	—	—	—
	4/27/18	2/1/2018	—	—	—	—	—	—	40,000	—	—	887,960

(1)	These awards were granted under the Company’s MBO Plan. See further details in the “2018 Annual Cash Incentive Bonuses” section of the Compensation Discussion and Analysis section above.
(2)

Represents the portion of the performance-based RSUs granted to Messrs. Kirchner and Dharan in 2017 that was eligible to be earned based on 2018 performance. The goals and objectives set by the Compensation Committee for the release of these RSUs are described in the “Equity Incentive Awards” section of the Compensation Discussion and Analysis section above. The performance-based RSUs are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described in the “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

With respect to the performance-based RSUs granted to Mr. Kirchner in 2017, amounts shown at “target” represent one-fourth of the total “target” number of performance-based RSUs granted on March 1, 2017 and June 1, 2017, representing that portion of the total award that was eligible to be earned based on 2018 performance at “target” levels. With respect to stock awards granted to Mr. Kirchner during 2017 the vesting of which is performance-based, the vesting is tied to a series of four one-year performance measurement periods and may be earned over four years, with 25% of the total “target” award eligible to be earned each year (commencing with 2017) at the “target” level based on the Company’s performance for such year, with up to 200% of the “target” award for each year eligible to be earned at the “maximum” performance level. The performance objectives for each year are to be determined by mutual agreement of Mr. Kirchner and the Compensation Committee. The maximum amounts shown reflect one-fourth of the maximum number of performance-based RSUs (200% of the “target” performance-based RSUs granted) that can be earned presuming maximum performance under the 2018 performance goals.

With respect to the performance-based RSUs granted to Mr. Dharan on October 16, 2017, amounts shown at “target” represent one-fourth of the total “target” number of performance-based RSUs granted, representing that portion of the total award that was eligible to be earned based on 2018 performance at “target” levels. The vesting is tied to a series of four one-year performance measurement periods and may be earned over four years, with 25% of the total “target” award eligible to be earned each year (commencing with 2018) at the “target” level based on the Company’s performance for such year, with up to 200% of the “target” award for each year eligible to be earned at the “maximum” performance level. The performance objectives for each year are to be determined by mutual agreement of Mr. Dharan and the Compensation Committee. The maximum amounts shown reflect one-fourth of the maximum number of performance-based RSUs (200% of the “target” performance-based RSUs granted) that can be earned presuming maximum performance under the 2018 performance goals.

(3)

The time-based RSU awards vest as follows: 25% of the shares subject to the equity awards will vest on the first anniversary date of the grant date, then on each of March 1, 2020 - 2022 thereafter, to the extent the executive is employed with or retained as a consultant by the Company on the vesting dates. The RSU awards are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described and referenced under “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements".

(4)

The amounts reflected in this column represent the grant date fair value for the stock awards reflected in the table above, measured in accordance with ASC 718, excluding the effect of estimated forfeitures, and do not reflect whether the recipient has actually realized a financial benefit from these awards. For the methodology of how the grant date fair value is calculated for the stock and option awards, please see Note 13 of the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 20, 2019.

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Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information concerning the number and value of unexercised stock options and unvested stock awards held by the NEOs at December 31, 2018:

Name	Grant Date	Option Awards (1)				Stock Awards (2)
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares or Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
Jon	2/16/11	57,773	—	$43.77	2/16/21	—	—	—	—
Kirchner(5)	2/14/13	39,716	—	$19.34	2/14/23	—	—	—	—
	3/13/14	31,518	—	$19.24	3/13/24	—	—	—	—
	2/11/15	—	—	—	—	8,283	152,324	—	—
	2/11/16	—	—	—	—	26,477	486,912	—	—
	3/1/17	—	—	—	—	11,250	206,888	26,250 (4)	482,738
	6/1/17	—	—	—	—	99,923	1,837,584	233,154 (4)	4,287,702
Robert	1/2/14	39,000	—	$19.73	1/1/24	—	—	—	—
Andersen	3/2/15	—	—	—	—	3,500	64,365	—	—
	3/1/16	—	—	—	—	7,000	128,730	—	—
	3/1/17	—	—	—	—	22,500	413,775	—	—
	4/27/18	—	—	—	—	40,000	735,600	—	—
Paul	10/14/13	13,800	—	$20.43	10/13/23	—	—	—	—
Davis	3/2/15	—	—	—	—	3,500	64,365	—	—
	3/1/16	—	—	—	—	9,000	165,510	—	—
	3/1/17	—	—	—	—	15,000	275,850	—	—
	4/27/18	—	—	—	—	30,000	551,700	—	—
Murali	10/16/17	17,500	52,500	$22.45	10/15/27	13,500	248,265	42,000 (4)	772,380
Dharan	10/16/17	—	—	—	—	—	—	60,000 (6)	1,103,400
Geir	2/16/11	4,850	—	$43.77	2/16/21	—	—	—	—
Skaaden(5)	2/13/13	3,142	—	$18.65	2/13/23	—	—	—	—
	3/13/14	8,917	—	$19.24	3/13/24	—	—	—	—
	2/11/15	—	—	—	—	2,615	48,090	—	—
	2/11/16	—	—	—	—	6,967	128,123	—	—
	3/1/17	—	—	—	—	15,000	275,850	—	—
	4/27/18	—	—	—	—	40,000	735,600	—	—

(1)

Stock option awards have a ten-year term from the grant date and vest as follows: 1/4th of the shares subject to the equity awards will vest annually following the grant date, to the extent the NEO is employed with or retained as a consultant by the Company on the vesting dates. All stock option awards are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced under “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” below.

(2)

The RSU awards vest as follows: 25% of the shares subject to the equity awards will vest annually following the grant date, to the extent the executive is employed with or retained as a consultant by the Company on the vesting dates. For RSU awards granted on April 27, 2018, 25% of the shares vest on the first anniversary date of the grant date, then on each of March 1, 2020 - 2022 thereafter, to the extent the executive is employed with or retained as a consultant by the Company on the vesting dates.  All time-based restricted stock are subject to acceleration of vesting pursuant to agreements entered into with the respective executive officers as described and referenced “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” below.

(3)	This value is based on the December 31, 2018 closing price of our common stock of $18.39 as reported by the Nasdaq Global Select Market.
(4)

Represents performance-based RSUs granted to the NEOs. The goals and objectives set by the Compensation Committee for the release of these RSUs are described in the “Equity Incentive Awards” section of the Compensation Discussion and Analysis section above. The performance-based RSUs are subject to acceleration of vesting pursuant to agreements entered into with the NEOs as described in the “Employment Contracts, Termination of Employment Arrangements and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

With respect to the performance-based RSUs granted to Mr. Kirchner in 2017, amounts shown represent the total number of performance- based RSUs granted on March 1, 2017 and June 1, 2017 to Mr. Kirchner that were unvested as of December 31, 2018 and which remain eligible to be earned over the remainder of the four-year performance cycle, of which one-fourth of the total "target" award (or 8,750 RSUs and 77,718 RSUs, respectively) were eligible to be earned based on 2018 performance. With respect to these performance-based RSUs, the vesting is tied to a series of four one-year performance measurement periods and may be earned over four years, with 25% of the total “target” award eligible to be earned each year (commencing with 2017) at the “target” level based on the Company’s performance for such year, with up to 200% of the “target” award for each

60	XPERI - Proxy Statement

year eligible to be earned at the “maximum” performance level. The performance objectives for each year are to be determined by mutual agreement of Mr. Kirchner and the Compensation Committee. The performance- based RSUs are reflected at “target” levels in the table above and show what would be earned by Mr. Kirchner if “target” performance levels are achieved for each of the remaining years in the performance period under the award (including 2018). In January 2019, the Compensation Committee determined that the 2018 performance objectives were achieved at 109.3%. As a result, 94,510 of Mr. Kirchner’s RSUs vested in March 2019 (9,564 RSUs from the March 1, 2017 RSU award and 84,946 RSUs from the June 1, 2017 RSU award).

With respect to the performance-based RSUs granted to Mr. Dharan in 2017, amounts shown represent the total number of performance- based RSUs granted on October 16, 2017 that were unvested as of December 31, 2018 and which will be eligible to be earned over the four-year performance cycle commencing on January 1, 2018. With respect to these performance-based RSUs, the vesting is tied to a series of four one-year performance measurement periods and may be earned over four years, with 25% of the total “target” award (or 10,500 RSUs) eligible to be earned each year (commencing with 2018) at the “target” level based on the Company’s performance for such year, with up to 200% of the “target” award for each year eligible to be earned at the “maximum” performance level. The performance objectives for each year are to be determined by mutual agreement of Mr. Dharan and the Compensation Committee. The performance-based RSUs are reflected at “target” levels in the column above and show what would be earned by Mr. Dharan if “target” performance levels are achieved for each of the four years in the four-year performance cycle under the award. In January 2019, the Compensation Committee determined that the 2018 performance objectives were achieved at 100%. As a result, 10,500 of Mr. Dharan’s RSUs vested in March 2019.

(5)

Equity awards listed for Messrs. Kirchner and Skaaden for periods prior to December 1, 2016 are in connection with our assumption and conversion of certain of their equity awards in connection with our acquisition of DTS on December 1, 2016.

(6)

Reflects the number of RSUs that may vest pursuant to such award. These performance-based RSUs are eligible to vest based on achievement of deal performance goals over a three year performance period. The deal performance goals are the closing of two revenue opportunities with 50% of the RSUs eligible for vesting upon achieving each of two deals. The performance-based RSUs are subject to acceleration of vesting pursuant to agreements entered into with Mr. Dharan as described in the “Employment Contracts, Termination of Employment and Change in Control Arrangements” section of the Compensation Discussion and Analysis section above.

Option Exercises and Stock Vested

The table below sets forth information concerning the number of shares acquired on exercise of option awards and vesting of stock awards in 2018 and the value realized upon vesting by such officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Jon Kirchner	—	—	138,460	2,928,450
Robert Andersen	—	—	35,470	785,029
Paul Davis	10,500	94,217	22,775	498,836
Murali Dharan	—	—	4,500	64,121
Geir Skaaden	—	—	12,661	272,807

(1)

Amounts realized from the exercise of option awards are calculated by multiplying the number of shares as to which the option was exercised by the excess of the fair market value of a share of our common stock on the vesting date over the applicable exercise price.

(2)	Amounts realized from the vesting of stock awards are calculated by multiplying the number of shares that vested by the fair market value of a share of our common stock on the vesting date.

PENSION BENEFITS

We do not offer any plans that provide for specified retirement payments and benefits other than a tax-qualified 401(k) plan generally available to all employees.

NONQUALIFIED DEFERRED COMPENSATION

We do not offer nonqualified deferred compensation.

POTENTIAL PAYMENTS UPON CHANGE IN CONTROL TERMINATION

The following table summarizes potential change in control and severance payments benefits to be received by each

XPERI - Proxy Statement	61

NEO in the event of (1) a termination of employment as a result of the NEO’s resignation for good reason or termination of employment by us other than for cause, and (2) such a termination within 60 days prior or 18 months following a change in control of the Company. The table assumes that the termination and change in control, if applicable, occurred on December 31, 2018. For purposes of estimating the value of amounts of equity compensation to be received in the event of a termination of employment or change in control, we have assumed a price per share of our common stock of $18.39, which represents the closing market price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2018, the last trading day of 2018. The following table reflects the payments and benefits that would have arisen under the Employment Agreement and the severance and change in control severance agreements in effect with the NEOs on December 31, 2018.

Name	Benefit Type	Payment in the Case of a Resignation for Good Reason or a Termination Other Than for Cause ($)		Payment in the Case of a Resignation for Good Reason or a Termination Other Than for Cause, if Within 60 Days Prior or 18 Months Following a Change in Control ($)
Jon Kirchner	Cash Payments	2,400,000	(1)	2,400,000	(1)
	Value of Stock Award Acceleration	2,667,424	(2)	7,454,147	(3)
	Value of Health Benefits	68,017	(4)	68,017	(4)
Robert Andersen	Cash Payments	638,736	(5)	638,736	(5)
	Value of Stock Award Acceleration	—		1,342,470	(3)
	Value of Health Benefits	22,371	(6)	22,371	(6)
Paul Davis	Cash Payments	530,100	(5)	530,100	(5)
	Value of Stock Award Acceleration	—		1,057,425	(3)
	Value of Health Benefits	27,666	(6)	27,666	(6)
Murali Dharan	Cash Payments	800,000	(5)	800,000	(5)
	Value of Stock Award Acceleration	—		2,124,045	(3)
	Value of Health Benefits	33,355	(6)	33,355	(6)
Geir Skaaden	Cash Payments	594,000	(5)	594,000	(5)
	Value of Stock Award Acceleration	—		1,187,663	(3)
	Value of Health Benefits	33,355	(6)	33,355	(6)

(1)

Cash payment is payable in a lump sum amount equal to 200% multiplied by the sum of (A) executive’s base salary at the time of termination, plus (B) Executive’s target annual bonus for the calendar year provided that in the event termination occurs more than 60 days prior to the Change in Control or more than 18 months following a Change in Control, such bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of termination. Because the termination is deemed to occur on December 31, 2018, the full target bonus is reflected in the table and no proration has been applied.

(2)

Represents the value of those stock awards that would vest over the 12-month period following December 31, 2018 and stock awards with performance-based vesting scheduled to be measured with respect to the fiscal year ending December 31, 2018 being deemed satisfied at target based on the difference between the exercise or purchase price, if any, and $18.39, which was the closing price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2018.

(3)

Represents the value of all stock awards and all stock awards with performance-based vesting being deemed satisfied at target that would vest upon such termination based on the difference between the exercise or purchase price, if any, and $18.39, which was the closing price of our common stock as reported by the Nasdaq Global Select Market on December 31, 2018. For purposes of the table above, the value of the performance-based equity awards is presumed to be at target and not at maximum.

(4)	Represents the estimated cost of 24 months of continued health coverage.
(5)

Cash payment is payable in a lump sum equal to 100% of the sum of (A) executive’s base salary plus (B) the executive’s target annual bonus for the calendar year provided that in the event termination occurs more than 60 days prior to the Change in Control or more than 18 months following a Change in Control, such bonus shall be prorated for the portion of the calendar year that has elapsed prior to the date of  termination. Because the termination is deemed to occur on December 31, 2018, the full target bonus is reflected in the table and no proration has been

62	XPERI - Proxy Statement

applied.
(6)	Represents the estimated cost of 12 months of continued health coverage.

CEO PAY RATIO DISCLOSURE

For 2018, the median of the annual total compensation of all employees of our company (other than our CEO) was $124,292 and the annual total compensation of our CEO, Jon Kirchner, was $9,046,650. Based on this information, for 2018 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 73 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We determined that, as of December 1, 2018 our employee population consisted of approximately 700 individuals, with 393 employees in the United States and 319 employees outside the United States. We selected December 1, 2018 as the date upon which we would identify our median employee. In determining our employee population, we excluded our employees in Australia (3 employees), France (2 employees), Germany (4 employees), Japan (11 employees), Mexico (2 employees), and Singapore (8 employees) (a total of 30 individuals) pursuant to the de minimis exemption provided under SEC rules.

To identify our median employee from our employee population, we compared the base pay and annual incentive awards of our employees as reflected in our records for 2018. This compensation measure was consistently applied to all our employees included in the calculation. For simplicity, we calculated annual base pay using a reasonable estimate of the hours worked during 2018 for hourly employees and actual salary paid for our remaining employees. We also annualized the compensation of any permanent employees who were hired during 2018 and were working for us on December 1, 2018. Base pay and annual incentive amounts for our employees outside the U.S. were converted to U.S. dollars using the average currency exchange rates for the year in each country.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

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Proposal 3—Advisory Vote to Approve Executive Compensation

This proxy statement includes extensive disclosure regarding the compensation of our named executive officers under the headings “Compensation Discussion and Analysis” and “Compensation of Executive Officers.” Section 14A of the Exchange Act, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, requires us to submit to our stockholders a nonbinding advisory resolution to approve the compensation of the named executive officers disclosed in this proxy statement, commonly referred to as a say-on-pay vote. When determining how often to hold a stockholder advisory vote to approve executive compensation, the Board of Directors took into account the strong preference for an annual vote expressed by our stockholders at our 2017 Annual Meeting. Accordingly, the Board of Directors determined that we will hold an annual advisory stockholder vote to approve the compensation of our named executive officers until the next say-on-pay frequency vote.

VOTING AND BOARD OF DIRECTORS’ RECOMMENDATION

The Board of Directors has approved the submission of the following resolution to the Company’s stockholders for approval at the 2019 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the 2019 Proxy Statement pursuant to Item 402 of Regulation S-K, including the disclosure under the headings ‘Compensation Discussion and Analysis’ and ‘Compensation of Executive Officers,’ is hereby approved.”

As described more fully in the “Compensation Discussion and Analysis” section of this proxy statement, the Company’s executive compensation program is designed to attract, motivate and retain talented executives that will drive the Company’s financial, operational and strategic objectives while creating long-term stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus awards, long-term equity incentive awards and time- based equity awards. Base salary is intended to provide a baseline level of compensation for our named executive officers. The remaining types of compensation, which in the aggregate represent the majority of our named executive officers’ target total compensation opportunities, tie compensation directly to the achievement of corporate and individual objectives, increases in our stock price, or both.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to approve the compensation of the named executive officers as disclosed in this proxy statement.

The stockholder vote to approve executive compensation is an advisory vote only, and it is not binding on the Company, the Board of Directors, or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

The Board of Directors recommends a vote “FOR” approval of the foregoing resolution.

64	XPERI - Proxy Statement

Proposal 4—Ratification of Independent Registered Public Accountants

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2019. Representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting of Stockholders and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.

FEES FOR PROFESSIONAL AUDIT SERVICES

The following is a summary of fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2018 and 2017:

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees(1)	$1,956,000	$2,020,800
Audit-Related Fees(2)	14,000	210,000
Tax Fees(3)	—	212,000
All Other Fees(4)	157,000	150,000
Total Fees	$2,127,000	$2,592,800

(1)

Represents the aggregate fees billed for the audit of the Company’s financial statements, review of the financial statements included in the Company’s quarterly reports and services in connection with the statutory and regulatory filings or engagements for those years.

(2)

Represents the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “audit fees.”

(3)	Represents the aggregate fees billed for tax compliance, advice and planning.
(4)	Represents the aggregate fees billed for all products and services provided that are not included under “audit fees,” “audit-related fees” or “tax fees.”

AUDIT COMMITTEE PRE-APPROVAL POLICIES

Before an independent registered public accountant is engaged by the Company or its subsidiaries to render audit or non-audit services, the Audit Committee shall pre-approve the engagement. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Audit Committee regarding the Company’s engagement of the independent registered public accountants, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by the independent registered public accountants. Audit Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC. All non-audit services provided by PricewaterhouseCoopers LLP during years 2018 and 2017 were pre-approved by the Audit Committee in accordance with the pre-approval policy described above.

XPERI - Proxy Statement	65

VOTING AND BOARD OF DIRECTORS’ RECOMMENDATION

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal is required to ratify the appointment of PricewaterhouseCoopers LLP.

The Board of Directors recommends that the stockholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for its year ending December 31, 2019.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Audit Committee”) has furnished this report concerning the independent audit of the Company’s financial statements. Each member of the Audit Committee meets the enhanced independence standards established by the Sarbanes-Oxley Act of 2002 and rulemaking of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market regulations. A copy of the Audit Committee Charter is available on the Company’s website at http://www.xperi.com.

The Audit Committee’s responsibilities include assisting the Board of Directors regarding the oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accountants’ qualifications and independence, and the performance of the Company’s internal audit function and the independent registered public accountants.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company’s financial statements for the year ended December 31, 2018 with the Company’s management and PricewaterhouseCoopers LLP, the Company’s independent registered public accountants. In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP, with and without management present, their evaluation of the Company’s internal accounting controls and overall quality of the Company’s financial reporting. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by AICPA, Professional Standards, Vol. 1, AU Section 380 (Communication with Audit Committees), as modified or supplemented. The Audit Committee also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committee Concerning Independence) and the Audit Committee discussed with PricewaterhouseCoopers LLP the independence of PricewaterhouseCoopers LLP from the Company and the Company’s management.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the Securities and Exchange Commission.

The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2019.

February 15, 2019

AUDIT COMMITTEE

V. SUE MOLINA, CHAIR

DAVID HABIGER

  CHRISTOPHER A. SEAMS

XPERI - Proxy Statement	67

Certain Relationships and Related Transactions

Since January 1, 2018, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer or holder of more than 5% of our capital stock or any member of their immediate families had or will have a direct or indirect material interest other than the compensatory transactions described above and the agreements and transactions described below.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. As permitted by the Delaware General Corporation Law, we have adopted provisions in our restated certificate of incorporation that limit or eliminate the personal liability of our directors to us for monetary damages for a breach of their fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or
•	any transaction from which the director derived an improper personal benefit.

Pursuant to our restated certificate of incorporation and bylaws, we are obligated, to the maximum extent permitted by Delaware law, to indemnify each of our directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. A “director” or “officer” includes any person who is or was a director or officer of us, is or was serving at our request as a director or officer of another enterprise or was a director or officer of a corporation which was a predecessor corporation of us or of another enterprise at the request of the predecessor corporation. Pursuant to our restated certificate of incorporation and bylaws, we also have the power to indemnify our employees to the extent permitted under Delaware law. Our restated certificate of incorporation and bylaws provide that our Board of Directors may authorize the advancement of expenses for the defense of any action for which indemnification is required or permitted. Our restated certificate of incorporation and bylaws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of us or, at our request, served in such a capacity for another enterprise.

We have entered into indemnification agreements with each of our directors and officers that are, in some cases, broader than the specific indemnification provisions permitted by Delaware law, and that may provide additional procedural protection. The indemnification agreements require us, among other things, to:

•	indemnify officers and directors against certain liabilities that may arise because of their status as officers or directors; and
•	advance expenses, as incurred, to officers and directors in connection with a legal proceeding, subject to limited exceptions.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees in which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

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PROCEDURES FOR APPROVAL OF RELATED PERSON TRANSACTIONS

As provided by the Company’s written Audit Committee Charter, the Audit Committee must review all related party transactions on an ongoing basis, and approve any related party transaction. The Company’s written Code of Business Conduct and Ethics Policy requires that all directors, officers and employees make appropriate disclosure of any situation that could give rise to a conflict of interest to the Company’s General Counsel.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the year ended December 31, 2018, Messrs. Seams, Habiger and Riedel served as members of the Compensation Committee. Tudor Brown also served as a member of the Compensation Committee during 2018 until he ceased serving on the Board of Directors on April 27, 2018, as a result of his decision not to stand for reelection at the 2018 annual meeting of our stockholders.  Mr. Habiger was appointed to the Compensation Committee in April 2018.  None of such Compensation Committee members has ever been an officer or employee of the Company or any of its subsidiaries during their appointment on the Compensation Committee. In addition, during the year ended December 31, 2018, none of our executive officers served as a member of the Board of Directors or Compensation Committee of an entity that has one or more executive officers serving as members of our Board of Directors or our Compensation Committee.

XPERI - Proxy Statement	69

Stockholder Proposals for the 2020 Annual Meeting of Stockholders

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board of Directors proposals to be presented at the 2020 annual meeting. Such proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary and received at our principal executive offices at the address set forth above no later than November 23, 2019 in order to be considered for inclusion in the proxy materials to be disseminated by the Board of Directors for such annual meeting.

Our Amended and Restated Bylaws, as amended to date, also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Secretary at our principal executive offices at the address set forth above no earlier than January 4, 2020 and no later than February 3, 2020. Our Amended and Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

The chairman of the meeting may refuse to acknowledge the introduction of any stockholder proposal if it is not made in compliance with the applicable notice provisions.

Other Matters

We are not aware of any matters that may come before the meeting other than those referred to in the Notice of Annual Meeting of Stockholders. If any other matter shall properly come before the Annual Meeting, however, the persons named in the accompanying proxy intend to vote all proxies in accordance with their best judgment.

Accompanying this proxy statement is our Annual Report on Form 10-K for the year ended December 31, 2018. Copies of our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the SEC, are available free of charge on our website at www.xperi.com or you can request a copy free of charge by calling Investor Relations at 408-321-6000 or sending an e-mail request to ir@xperi.com. Please include your contact information with the request.

By Order of the Board of Directors

XPERI CORPORATION

Sincerely,

PAUL E. DAVIS

Secretary

San Jose, California

March 20, 2019

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Appendix A—Second Amended and Restated International Employee Stock Purchase Plan

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated Effective January 30, 2019)

Xperi Corporation, a Delaware corporation (the “Company”), hereby adopts the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”), effective as of the Restatement Effective Date (as defined herein).  The Plan is not intended to qualify as an “employee stock purchase plan within the meaning of Section 423(b) of the Code (as defined below).

1.Purpose.  The purposes of the Plan are as follows:

(a)To assist employees of the Company’s Designated Subsidiaries (as defined below) in acquiring a stock ownership interest in the Company.

(b)To help employees provide for their future security and to encourage them to remain in the employment of the Company’s Designated Subsidiaries.

2.Definitions.

(a)“Administrator” shall mean the administrator of the Plan, as determined pursuant to Section 14 hereof.

(b)“Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(d)“Committee” shall mean the committee appointed to administer the Plan pursuant to Section 14 hereof.

(e)“Common Stock” shall mean the common stock of the Company.

(f)“Company” shall mean Xperi Corporation, a Delaware corporation, and any successor by merger, consolidation or otherwise.

(g)“Company Group” shall mean the Company, any Subsidiary and an Eligible Employee’s Employer, if different, and their affiliates.

(h)“Compensation” shall mean all base straight time earnings and commissions, after the deduction of any payroll taxes and social security and national health insurance contributions required by law to be deducted from the same, exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses, expense reimbursements, fringe benefits and other compensation.

(i)“Designated Subsidiary” shall mean any Subsidiary which has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan and which employs individuals in countries other than the United States of America.  The Administrator may designate, or terminate the designation of, a subsidiary as a Designated Subsidiary without the approval of the stockholders of the Company.

A-1	XPERI - Proxy Statement

(j)“Eligible Employee” shall mean an Employee of a Designated Subsidiary: (i) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (ii) except as otherwise required by applicable local laws, whose customary employment is for more than twenty (20) hours per week; (iii) whose customary employment is for more than five (5) months in any calendar year; and (iv) who is employed and resides in a country other than the United States of America.  For purposes of clause (i), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.  Notwithstanding the foregoing, the Administrator may exclude from participation in the Plan as an Eligible Employee any Employee that is a “highly compensated employee” of any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer and/or (C) is subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided that any such exclusion shall be applied in an identical manner under each Offering Period to all Employees of all Designated Subsidiaries.  Notwithstanding the foregoing, (x) the Administrator may also limit eligibility further within a Designated Subsidiary so as to only designate some Employees of a Designated Subsidiary as Eligible Employees, and (y) the foregoing eligibility rules shall apply only to the extent the such rules are consistent with applicable local laws.

(k)“Employee” shall mean any person who renders services to a Designated Subsidiary in the status of an employee.  “Employee” shall not include any director of a Designated a Subsidiary who does not render services to the Designated Subsidiary in the status of an employee. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).  Where the period of leave exceeds three (3) months, and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

(l)“Employer” shall mean an Eligible Employee’s employing entity.

(m)“Enrollment Date” shall mean the first Trading Day of each Offering Period.

(n)“Exercise Date” shall mean the last Trading Day of each Purchase Period.

(o)“Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)If the Common Stock is listed on any established stock exchange, including without limitation The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for such date (or if there is no closing sales price or closing bid on such date, the last market Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on such date (or if there are no closing bid and asked prices on such date, the last market Trading Day prior to such date), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p)“Offering Period” shall mean the approximately twenty-four (24) month period commencing on each February 1 and August 1 during the term of the Plan and terminating on the last Trading Day in the period ending twenty-four (24) months later.  The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan, but in no event may an Offering Period exceed twenty-seven (27) months.

XPERI - Proxy Statement	A-2

(q)“Parent” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)“Plan” shall mean this Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan, as it may be amended from time to time.

(s)“Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end on the next Exercise Date.

(t)“Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided,  however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(u)“Restatement Effective Date” shall have the meaning given to such term in Section 23.

(v)“Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(w)“Trading Day” shall mean a day on which national stock exchanges and the Nasdaq Stock Market are open for trading.

3.Eligibility.

(a)Any Eligible Employee who shall be employed by a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Section 5.

(b)Unless otherwise provided by the Administrator, an Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate which exceeds the limit set forth in Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

4.Offering Periods.  Subject to Section 24, the Plan shall be implemented by consecutive, overlapping Offering Periods which shall continue until the Plan expires or is terminated in accordance with Section 20 hereof.  The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.Participation.

(a)Except as set forth in Section 6(f) below, an Eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form approved by the Administrator and filing it with the Company’s payroll office fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.

(b)Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

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(c)During a leave of absence approved by the Designated Subsidiary employing a participant, a participant may continue to participate in the Plan by making cash payments to the Company on each pay day equal to the amount of the participant’s payroll deductions under the Plan for the pay day immediately preceding the first day of such participant’s leave of absence.  If a leave of absence is unapproved, the participant will cease automatically to participate in the Plan.  In such event, the Company or a Designated Subsidiary  will automatically cease to deduct the participant’s payroll under the Plan.  The Company or a Designated Subsidiary will pay to the participant his or her total payroll deductions for the Purchase Period, in cash in one lump sum (without interest), as soon as practicable after the participant ceases to participate in the Plan.

(d)A participant’s completion of a subscription agreement will enroll such participant in the Plan for each successive Purchase Period and each subsequent Offering Period on the terms contained therein until the participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan.

6.Payroll Deductions.

(a)At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from one percent (1%) to twenty percent (20%) of the Compensation which he or she receives on each pay day during the Offering Period.

(b)All payroll deductions made for a participant under Section 6(a) above shall be credited to his or her account under the Plan and shall be withheld in whole percentages only.  Except as described in Section 5(c) or 6(f) hereof, a participant may not make any additional payments into such account.

(c)A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions or suspend his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate.  The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period.  The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be determined by the Administrator, in its sole discretion).

(d)Notwithstanding the foregoing, to the extent necessary to comply with Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period.

(e)At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

(f)Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to his or her account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions.

7.Grant of Option.  On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing the balance in such participant’s Plan account as of the Exercise Date by the applicable Purchase Price; provided, however, that in no event shall a participant be permitted to purchase during each Offering Period more than 8,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19) and during each Purchase Period more than 2,000 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19); and provided, further, that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof.  The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock a participant may purchase during each Purchase Period and Offering Period.  Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof or otherwise becomes ineligible to participate in the Plan.  The option shall expire on the last day of the Offering Period.

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8.Exercise of Option.

(a)Unless a participant withdraws from the Plan as provided in Section 10 hereof or otherwise becomes ineligible to participate in the Plan, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the balance in such participant’s Plan account.  No fractional shares shall be purchased; any balance in such participant’s Plan account which is not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period.  Any additional balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)If the Administrator determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof.  The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.  The balance of the amount credited to the account of each participant which has not been applied to the purchase of shares of stock because of the limitations set forth in Section 3(b), Section 7 or this Section 8(b) shall be paid to such participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

9.Deposit of Shares.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company may arrange for the deposit, into each participant’s account with any broker designated by the Company to administer this Plan, of the number of shares purchased upon exercise of his or her option.

10.Withdrawal.

(a)A participant may withdraw all but not less than all of the balance in such participant’s Plan account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in a form acceptable to the Administrator.  All amounts credited to a participant’s Plan account during the Offering Period shall be paid to such participant as soon as reasonably practicable after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions or contributions for the purchase of shares shall be made for such Offering Period.  If a participant withdraws from an Offering Period, participation in the Plan shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

(c)Upon a Designated Subsidiary ceasing to be such, an Eligible Employee of the Designated Subsidiary shall be deemed to have elected to withdraw from the Plan and the amounts credited to such participant’s account during the Offering Period shall be paid to such participant, or in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated.

11.Termination of Employment.  Upon a participant’s ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the balance in such participant’s Plan account shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering

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Period shall be automatically terminated.

12.Interest.  No interest shall accrue on the payroll deductions or lump sum contributions of a participant in the Plan.

13.Shares Subject to Plan.

(a)Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 700,000 shares.  If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.  The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

(b)With respect to shares of stock subject to an option granted under the Plan, a participant shall not be deemed to be a stockholder of the Company, and the participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the participant or his or her nominee following exercise of the participant’s option.  No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein.

14.Administration.

(a)The Plan shall be administered by the Compensation Committee of the Board, and the term “Committee” shall apply to such committee.  The Committee shall have, in connection with the administration of the Plan, the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, and the term “Committee” shall apply to either the Compensation Committee of the Board or any such subcommittee.  References in this Plan to the “Administrator” shall mean the Compensation Committee of the Board unless administration is delegated to a subcommittee, in which case references in this Plan to the Administrator shall thereafter be to the Compensation Committee or subcommittee.

(b)It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan.  The Administrator shall have the power to interpret the Plan and the terms of the options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  The Administrator at its option may utilize the services of an agent to assist in the administration of the Plan including establishing and maintaining an individual securities account under the Plan for each participant.  In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(c)The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations.  The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Sections 13, 20 and 23 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.  Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions, determination of beneficiary designation requirements, and handling of stock certificates.  The Administrator shall not be required to obtain the approval of the stockholders of the Company prior to the adoption, amendment or termination of any such sub-plan, rules or procedures.

(d)All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company or its Designated Subsidiaries.  The Administrator may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons.  The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all participants, the Company, each Designated Subsidiary and all other interested persons.  No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination, or interpretation.

15.Designation of Beneficiary.

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(a)A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)Such designation of beneficiary may be changed by the participant at any time by written notice to the Company.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.Transferability.  Neither amounts credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.Use of Funds.  All amounts received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such amounts, except for funds contributed in which the local law of a non-U.S. jurisdiction requires that contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for participants in non-U.S. jurisdictions.

18.Reports.  Individual accounts shall be maintained for each participant in the Plan.  Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions or contributions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)Changes in Capitalization.  The number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator.  The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date.  The New Exercise Date shall be before the date of the Company’s

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proposed sale or merger.  The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.Amendment or Termination.

(a)The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant without the consent of such participant.  To the extent necessary to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of the Plan in such a manner and to such a degree as required.

(b)Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars (“USD”), permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s or a Designated Subsidiary’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.Notices.  All notices or other communications by a participant to the Company or a Designated Subsidiary under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company or such Designated Subsidiary at the location, or by the person, designated by the Company or such Designated Subsidiary for the receipt thereof.

22.Conditions To Issuance of Shares.  The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of options prior to fulfillment of all the following conditions:

(a)The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b)The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable; and

(c)The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable; and

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(d)The payment to the Company or a Designated Subsidiary of all amounts which it is required to withhold under federal, state or local law upon exercise of the option; and

(e)The lapse of such reasonable period of time following the exercise of the option as the Administrator may from time to time establish for reasons of administrative convenience.

23.Term of Plan.  The Plan was originally effective as of July 1, 2008 and was amended and restated effective January 25, 2017.  Subject to stockholder approval, as provided in the following sentence, this amended and restated Plan shall be effective on January 30, 2019 (the “Restatement Effective Date”).  This amended and restated Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the Restatement Effective Date. The Plan shall be in effect until terminated under Section 20 hereof.  No options granted under this amended and restated Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until this amended and restated Plan shall have been approved by the stockholders of the Company.  In the event this amended and restated Plan shall not have been approved by the stockholders of the Company prior to the end of said 12-month period, all options granted under this amended and restated Plan shall be canceled and become null and void without being exercised.  The Plan shall be in effect until terminated under Section 20 hereof.

24.Automatic Transfer to Low Price Offering Period.  To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then (i) a new twenty-four (24) month Offering Period will automatically begin on the first trading day following that Exercise Date, and (ii) all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

25.No Employment Rights.  Notwithstanding any other provision of this Plan:

(a)the Plan shall not form part of any contract of employment between the Company Group and an Eligible Employee;

(b)unless expressly so provided in his or her contract of employment, an Eligible Employee has no right or entitlement to be granted an award or any expectation that an award might be made to him or her, whether subject to any conditions or at all;

(c)the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any awards held by him or her) shall not form any part of his or her remuneration or count as his or her remuneration for any purpose and shall not (to the extent permitted by law) be pensionable;

(d)the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights and if an Eligible Employee ceases to be employed by the Company Group, the Eligible Employee shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any awards held by him or her which lapse by reason of his or her ceasing to be employed by the Company or any Parent or Subsidiary) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise;

(e)the rights or opportunity granted to an Eligible Employee on the making of an award shall not give the Eligible Employee any rights or additional rights in respect of any pension scheme operated by the Company Group;

(f)the Eligible Employee shall not be entitled to any compensation or damages for any loss or potential loss which he may suffer by reason of being unable to acquire or retain shares of Common Stock, or any interest in shares of Common Stock pursuant to an award in consequence of the loss or termination of his or her office or employment with the Company or any present or past Parent or Subsidiary for any reason whatsoever (whether or not the termination is ultimately held to be wrongful or unfair);

(g)the value of the awards under the Plan are outside the scope of an Eligible Employee’s employment contract, if any;

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(h)the value of the awards under the Plan are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(i)no claim or entitlement to compensation or damages arises if the awards under the Plan or the Common Stock issued pursuant to the Plan do not increase in value and each Eligible Employee irrevocably releases the Company Group, their affiliates and third party vendors from any such claim that does arise; and

(j)by accepting the grant of an award and not renouncing it, the Eligible Employee is deemed to have agreed to the provisions of this Section 25.

26.Data Protection.  It shall be a term and condition of each award under the Plan that an Eligible Employee explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of an Eligible Employee’s personal “Data” (as defined below) by and among, as applicable, the Company Group for the exclusive purpose of implementing, administering and managing the Eligible Employee’s participation in the Plan. The Company Group holds certain personal information about the Eligible Employee, including, but not limited to, the Eligible Employee’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Eligible Employee’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  Data will be transferred to such stock plan service providers as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Eligible Employee is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Eligible Employee’s country. The Eligible Employee may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative.  The Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Eligible Employee’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Eligible Employee’s participation in the Plan. The Company may also make the Data available to public authorities where required under locally applicable law. The Eligible Employee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Eligible Employee’s local human resources representative. The Eligible Employee’s refusal to provide consent or withdrawal of consent may affect the Eligible Employee’s ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, an Eligible Employee may contact his or her U.S. human resources representative.  This Section applies to information held, used or disclosed in any medium.

27.Governing Law and Jurisdiction.  The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.  The courts of the State of California shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.  The jurisdiction agreement contained in this Section 27 is made for the benefit of the Company and its Designated Subsidiaries only, which accordingly retain the right to bring proceedings in any other court of competent jurisdiction.  By completing a subscription agreement, a participant is deemed to have agreed to submit to such jurisdiction.

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XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR AUSTRALIAN PARTICIPANTS

1.Application.  This Sub-Plan for Australian participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of Australia for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company, its Parent or any Subsidiary from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an option; (ii) the acquisition by the participant of the shares on exercise of the option; or (iii) the disposal of any shares, (a “Tax Liability”)

(b)The provisions of Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) shall apply to awards made under the Plan subject to the requirements of that Act.

(c)Without prejudice to the terms of the Plan, the option cannot be exercised until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the option and/or the acquisition of the shares by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Employer, the Parent or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares (otherwise to be acquired by the Eligible Employee on the exercise of the option) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares otherwise to be acquired by the Eligible Employee pursuant to the option until the employee has demonstrated to the satisfaction of the Company or the Employer that he has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the tax liability; or

(iv)where the tax liability arises as a result of a release or assignment by the Eligible Employee of the option, a deduction from the payment made to him as consideration for such release or assignment.

(d)Paragraph (c) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares to be issued or transferred to the Eligible Employee as a result of the exercise of the option, paid to the Company or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the option.

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3.Eligible Employees. An Eligible Employee under this Sub-Plan must be a fulltime or part time employee, non-executive director, contractor or casual employees who work a pro-rata equivalent of 40% or more of a comparable full-time position or a prospective participant.

4.Use of Funds.  For the purposes of this Sub-Plan, clause 17 of the Plan does not apply.

5.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of Australian law apply.

XPERI - Proxy Statement	A-12

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR CANADIAN PARTICIPANTS

1.Application.  This Sub-Plan for Canadian participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Canada for the purpose of payment of taxes or who exercise all of their employment duties in Canada and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Language Consent.  If an Eligible Employee is a resident of Quebec, the following provision will apply to the Eligible Employee:

The parties acknowledge that it is their express wish that the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée.  Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

3.Termination of Employment. The following provision replaces Section 11 of the Plan:

In the event of termination of an Eligible Employee’s employment, the Eligible Employee’s right to purchase shares under the Plan, if any, will terminate, and he or she shall be deemed to have elected to withdraw from the Plan, effective as of the date that is the earlier of (i) the date on which the Eligible Employee receives a notice of termination of employment from the Company or the Employer, or (ii) the date on which the Eligible Employee is no longer employed, regardless of any notice period or period of pay in lieu of such notice required under local law; the Administrator shall have the exclusive discretion to determine when the Eligible Employee is no longer employed for purposes of the Plan.  The payroll deductions credited to such participant’s account during the Offering Period shall be paid to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, as soon as reasonably practicable and such participant’s option for the Offering Period shall be automatically terminated on the effective date described in the previous sentence.

4.Data Protection.  In addition to the provisions of Section 26 of the Plan, each Eligible Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan.  Each Eligible Employee further authorizes the Company Group, the Employer and the administrator of the Plan to disclose and discuss the Plan with their advisors.  Each Eligible Employee further authorizes the Company Group, the Employer and the Administrator to record such information and to keep such information in the Eligible Employee’s employee file.

5.Notifications.

(a)Securities Law Information.  Each Eligible Employee understands that the Eligible Employee is permitted to sell shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of the shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the shares are listed.

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(b)Foreign Asset/Account Reporting Information.  If a participant is a Canadian resident, such participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year.  Foreign property includes shares acquired under the Plan.  The shares must be reported--generally at a nil cost--if the cost threshold is exceeded because of other foreign property the participant holds.  If shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the shares.  The ACB ordinarily would equal the fair market value of the shares at the time of acquisition, but if a participant owns other shares, this ACB may have to be leveraged with the ACB of the other shares.  The form T1135 generally must be filed by April 30 of the following year.  A participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

6.Tax Consequences. The following provision supplements Section 6(e) of the Plan:

Regardless of any action the Company or the Employer takes with respect to any or all income tax (including foreign, federal, state and local tax), social insurance, payroll tax, payment on account or other tax-related items related to a participant’s participation in the Plan and legally applicable to a participant (“Withholding Taxes”), the ultimate liability for all Withholding Taxes legally due by a participant is and remains such participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer.  Neither the Company and/or the Employer (i) make any representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of the option, including but not limited to, the grant, vesting, exercise of the option, the issuance of shares upon exercise, the subsequent sale of shares acquired pursuant to the exercise of the option and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the option to reduce or eliminate a participant’s liability for Withholding Taxes or achieve any particular tax result.  Further, if a participant has become subject to tax in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, a participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes.  In this regard, the Company and/or the Employer or their respective agents are authorized, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (A) accept a cash payment in USD in the amount of Withholding Taxes, (B) withhold whole shares which would otherwise be delivered to a participant having an aggregate fair market value, determined as of the Tax Date, or withhold an amount of cash from the participant’s wages or other cash compensation which would otherwise be payable to the participant by the Company and/or the participant’s employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of shares acquired upon exercise of the option either through a voluntary sale or through a mandatory sale arranged by the Company (on the participant’s behalf pursuant to this authorization), or (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom a participant has submitted an irrevocable notice of exercise.  To avoid negative accounting treatment, the Company may withhold or account for Withholding Taxes by considering applicable minimum statutory withholding rates.  If the obligation for Withholding Taxes is satisfied by withholding in shares, for tax purposes, a participant is deemed to have been issued the full number of shares subject to the option, notwithstanding that a number of shares are held back solely for the purpose of paying the Withholding Taxes.  Finally, a participant shall pay to the Company or the Employer any amount of Withholding Taxes that the Company or the Employer may be required to withhold as a result of the participant’s participation in the Plan that cannot be satisfied by the means previously described.  The Company shall have sole discretion to deliver the shares if an Eligible Employee fails to comply with such participant’s obligations in connection with the Withholding Taxes as described in this section and each participant unconditionally consent to and approve any such action taken by the Company.  A participant (or any beneficiary or person entitled to act on a participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

7.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Canada.

XPERI - Proxy Statement	A-14

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR PARTICIPANTS OF FRANCE

1.Application.  This Sub-Plan for French participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in France for the purpose of payment of taxes or who exercise all of their employment duties in France and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Securities Laws.  The Plan and this Sub-Plan do not require a prospectus to be submitted for approval to the French Financial Market Authority (the “Autorité des marchés financiers”). Persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the French Monetary and Financial Code may take part in the Plan solely for their own account, as provided in Articles D. 411-1, D. 411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the French Monetary and Financial Code. The financial instruments purchased under the Plan cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the French Monetary and Financial Code.

3.Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable).  The Company Group shall be entitled to (i) withhold Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any award to the competent tax and social security authorities .  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

4.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of France.

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XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR GERMAN PARTICIPANTS

1.Application.  This Sub-Plan for German participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Germany for the purpose of payment of taxes or who exercise all of their employment duties in Germany and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Definition of Employee.  The definition of Employee shall, for the avoidance of doubt, include the directors of any German Designated Subsidiary who perform paid work for such German Designated Subsidiary under a director’s contract.

3.Leaves of Absences.  The Company’s discretion to grant awards under the Plan and Sub-Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot). For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.

4.Election to Participate; Cash Contributions.  Notwithstanding Sections 6(a) through 6(d) of the Plan:

(a)An Eligible Employee who resides in Germany may become a participant in the Plan only by means of direct cash contributions to the Company or to the Employer, as applicable.  For the avoidance of doubt, except as set forth in these procedures, the terms and conditions of the Plan relating to payroll deductions shall not apply to Eligible Employees located in Germany and any references to payroll deductions shall instead be read to refer to the contributions made by a German participant pursuant to this Sub-Plan.
(b)Subject to Section 3 of the Plan, each individual who is an Eligible Employee who resides in Germany as of the Enrollment Date of the applicable Offering Period may elect to participate in such Offering Period and the Plan by delivering to the Company a written subscription agreement fifteen (15) days (or such shorter or longer period as may be determined by the Administrator, in its sole discretion) prior to the applicable Enrollment Date.  Such form shall indicate the amount that the Eligible Employee shall contribute to the participant’s Plan account for each Purchase Period during such Offering Period, which amount shall be between one percent (1%) and twenty percent (20%) of the Eligible Employee’s Compensation during the applicable Purchase Period (such amount, a “Cash Contribution”).

(c)A participant may discontinue his or her participation in the Plan as provided in Section 10 of the Plan, or may increase or decrease the rate of his or her Cash Contribution during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in his or her Cash Contribution.  The Administrator may, in its discretion, limit the number of participation rate changes during any Offering Period.

(d)No later than five (5) days prior to the Exercise Date of any Purchase Period, each participant who resides in Germany shall pay to the Company or to the Employer (as applicable) a lump-sum amount equal to such participant’s estimated Cash Contribution for such Purchase Period.  The estimated amount of each Eligible Employee’s Cash Contribution for a Purchase Period shall be calculated by the Company based on each Eligible Employee’s expected Compensation during such Purchase Period (as determined by the Company or the Employer, in its sole discretion) and shall be communicated to each Eligible Employee no later than fifteen (15) days prior to the Exercise Date.  If an Eligible Employee’s estimated Cash Contribution exceeds the Eligible Employee’s actual required Cash Contribution, then the Company or the Employer (as applicable) shall refund to the participant such excess amount no later than thirty (30) days after the applicable Exercise Date.  If the estimated Cash

XPERI - Proxy Statement	A-16

Contribution is less than the actual Cash Contribution, the participant will be required to pay to the Company or to the Employer (as applicable) the deficient amount no later than thirty (30) days after the applicable Exercise Date.  Cash Contributions shall be credited to the Plan account of a participant who resides in Germany in the same manner as payroll deductions are credited to Plan accounts for other participants.

(e)Except as described in this Section 2, a participant may not make any additional payments into his or her Plan account.  Notwithstanding the foregoing, to the extent necessary to comply with Section 3(b) of the Plan, a participant’s Cash Contributions may be rejected by the Company or the Employer or returned to the participant by the Company or the Employer.

(f)The Administrator or any employee to whom such authority is delegated by the Administrator shall have the authority to make all determinations relating to the administration of these procedures, including, without limitation, the effect of a participant’s failing to make payment of the participant’s Cash Contribution with respect to any Purchase Period, making partial payment of the participant’s Cash Contribution with respect to any Purchase Period and/or making a late payment of the Eligible Employee’s Cash Contribution with respect to any Purchase Period (including, without limitation, whether the participant shall be deemed to have elected to withdraw from the Plan as a result of such missed, partial or late Cash Contribution).

5.No Legal Claim. The participant acknowledges and agrees that any award under the Plan and Sub-Plan is a voluntary one-time benefit, and that the participant in the Plan and Sub-Plan does not have a legal claim for further awards.

6.Board, Administrator and Committee Discretion and Decisions. The discretion of the Board, Administrator and any committee under the Plan and the Sub-Plan, including their interpretation and any decisions taken thereunder, shall be exercised reasonably (nach billigem Ermessen) in accordance with German law.

7.Consent to Personal Data Processing and Transfer.  The following provisions shall apply in lieu of Section 26 of the Plan:

It shall be a term and condition of each award under the Plan that an Eligible Employee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, [LIST ADDRESSES AND NAMES OF ALL ENTITIES THAT WILL HAVE ACCESS TO DATA FOR GERMAN PARTICIPANTS] (all together, the “Company Entities”), hold certain personal information, including the Eligible Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded, cancelled, purchased, vested, unvested or outstanding in the participant’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Eligible Employee separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within.   The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: [LIST ADDRESSES AND COMPLETE NAMES OF THIRD PARTIES THAT WILL HAVE ACCESS TO DATA FOR GERMAN PARTICIPANTS AND INCLUDE THE JOB ROLES OF THE PERSONS THAT DEAL AT EACH OF THE THIRD PARTIES WITH THE DATA].  However, from time to time, the Company Entities may retain additional or different third parties for any of the purposes mentioned on which the Company will inform the Eligible Employee and seek for additional Eligible Employee ’s consent. The Eligible Employee hereby authorizes the Company Entities to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Eligible Employee to a third party with whom the Eligible Employee may have elected to have payment made pursuant to the Plan. The participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect the participant’s ability to participate in the Plan and receive the benefits under the Agreement.  Data will only be held as long as necessary to implement, administer and manage the participant’s participation in the Plan and any subsequent claims or rights.

8.Taxes and Other Withholding.  For the avoidance of doubt, any withholding and payment obligations under the Plan and the Sub-Plan shall be made by the relevant Designated Subsidiary employing the Eligible Employee when due and any taxes should always include German social security contributions (including the participant’s portion) as well as any other mandatory withholding and pay obligations in accordance with German law.

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9.Tax Consequences.  Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable).  The Company Group shall be entitled to (i) withhold Eligible Employee’s social security contributions and individual income  tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any award to the competent tax and social security authorities .  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

10.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Germany.

XPERI - Proxy Statement	A-18

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR HONG KONG PARTICIPANTS

1.Application.  This Sub-Plan for Hong Kong participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Hong Kong for the purpose of payment of taxes or who exercise all of their employment duties in Hong Kong and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Securities Warning. The grant of the purchase rights and the issuance of shares upon purchase do not constitute a public offer of securities under Hong Kong law and are available only to employees. The Plan, this Sub-Plan, any enrollment forms and other incidental communication materials that the Eligible Employee may receive have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities laws in Hong Kong. Furthermore, none of the documents relating to the Plan have been reviewed by any regulatory authority in Hong Kong. Each Eligible Employee is advised to exercise caution in relation to the offer. If a Eligible Employee is in any doubt about any of the contents of the Plan, this Sub-Plan, any enrollment forms and other communication materials, the Eligible Employee should obtain independent professional advice.

3.Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

4.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Hong Kong.

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XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR IRISH PARTICIPANTS

1.Application.  This Sub-Plan for Irish participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Definition of Eligible Employee.  For purposes of this Sub-Plan, “Eligible Employee” shall mean an Employee of a Designated Subsidiary: (a) in continuous employment with the Designated Subsidiary for not less than three months immediately preceding their participation in the Plan; (b) who does not, immediately after the option is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); and (c) who is employed and resides in a country other than the United States of America.  For purposes of clause (b), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.  For purposes of this definition of “Eligible Employee,” the employment relationship shall, in respect of an Employee of a Designated Subsidiary incorporated in Ireland, be treated as continuing intact and will not be deemed as an interruption to continuous service, where the absence from service is protected by statute.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).  Where a period of leave, which is not protected by statute or approved by the Company or Designated Subsidiary, exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three (3)-month period.

3.Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s social insurance contributions and /or Universal Social Charge, if applicable).  The Company Group shall be entitled to (i) withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) provide details in respect of any award to the Revenue Commissioners of Ireland.  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

4.Designation of Beneficiary.  Notwithstanding anything to the contrary in Section 15 of the Plan, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland may only designate their estate as their beneficiary.

5.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Ireland apply.

XPERI - Proxy Statement	A-20

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR JAPANESE PARTICIPANTS

1.Application.  This Sub-Plan for Japanese participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of Japan for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).  The Plan and this Sub-Plan are complementary to each other and shall be deemed as one.  In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Tax Consequences.

(a)The Eligible Employee agrees, to the fullest extent permitted by law, to indemnify and keep indemnified the Company Group  and the Employer from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an award under this Sub-Plan; (ii) the acquisition by the Eligible Employee of shares of Common Stock pursuant to the exercise of an award under this Sub-Plan; or (iii) the disposal of any shares of Common Stock (a “Tax Liability”).

(b)Without prejudice to the terms of the Plan, an award under this Sub-Plan cannot be exercised, and no shares of Common Stock may be purchased with respect thereto, until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the award and/or the acquisition of the shares of Common Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Company Group or the Employer may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of the award) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Common Stock otherwise to be acquired by the Eligible Employee pursuant to the award until the Eligible Employee has demonstrated to the satisfaction of the Company Group or the Employer that he or she has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company Group or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the award, a deduction from the payment made to him or her as consideration for such release or assignment.

(c)Paragraph (b) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Common Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the award, paid to the Company Group or the Employer, in cleared funds, a sum equal to the applicable Tax Liability.

A-21	XPERI - Proxy Statement

3.No Registration.  An option to receive shares under the Plan will be offered in Japan by a private placement to small number of subscribers (shoninzu muke kanyu), as provided under Article 23-13, Paragraph 4 of the Financial Instruments and Exchange Law of Japan (“FIEL”), and accordingly, the filing of a securities registration statement pursuant to Article 4, Paragraph 1 of the FIEL has not been made, and such option may not be assigned or transferred by the participant.

4.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of Japanese law apply.

XPERI - Proxy Statement	A-22

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR KOREAN PARTICIPANTS

1.Application.  This Sub-Plan for Korean participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Korea for the purpose of payment of taxes or who exercise all of their employment duties in Korea and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Notifications.

(a)Exchange Control Information.  Korean residents who realize certain amounts from the  sale of shares must repatriate the proceeds to Korea within three years of the sale or receipt.

(b)Foreign Asset/Account Reporting Information.  Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, etc.) to the Korean tax authority and file a report with respect to such accounts if the monthly balance of such accounts exceeds a certain threshold on any month-end during a calendar year.  An Eligible Employee should consult with his or her personal tax advisor to determine his or her personal reporting obligations.

3.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Korea.

A-23	XPERI - Proxy Statement

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR MEXICAN PARTICIPANTS

1.Application.  This Sub-Plan for Mexican participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Mexico for the purpose of payment of taxes or who exercise all of their employment duties in Mexico and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Payroll Withholding Authorization. In order to purchase Common Stock under the Plan, each Eligible Employee must sign a payroll withholding authorization  in such form distributed to participant by the Company or by the Employer (which form may be in addition to the subscription agreement), whereby the participant requests and authorizes the Employer to withhold from the participant’s Compensation the amount specified in such payroll authorization form and/or subscription agreement).  A participant’s authorized withholding will continue until the participant files the prescribed notification form with the Administrator notifying it of the participant’s withdrawal from the Plan.

3.Acknowledgment of the Agreement.  By participating in the Plan, participant acknowledges that participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan.  Participant further acknowledges that participant has read and expressly approves the terms and conditions set forth in the subscription agreement, in which the following is clearly described and established: (i) participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and participant's participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) participant's participation in the Plan is voluntary; and (iv) the Company and its Subsidiaries are not responsible for any decrease in the value of the underlying shares.

Reconocimiento del Contrato.  Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan.  Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado “Subscription Agreement,” en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus Afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes.

4.Labor Law Policy and Acknowledgment.  By participating in the Plan, participant expressly recognizes that Xperi Corporation, with registered offices at 3025 Orchard Parkway, San Jose, California 95134, USA, is solely responsible for the administration of the Plan and that participant’s participation in the Plan and acquisition of shares does not constitute an employment relationship between participant and the Company since participant is participating in the Plan on a wholly commercial basis.  Based on the foregoing, participant expressly recognizes that the Plan and the benefits that participant may derive from participation in the Plan do not establish any rights between participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of participant's employment.

Participant further understands that participant's participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue participant's participation at any time without any liability to participant.

XPERI - Proxy Statement	A-24

Finally, participant hereby declares that participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and participant therefore grants a full and broad release to the Company, its Subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de Legislación Laboral y Reconocimiento.  Al participar en el Plan, usted reconoce expresamente que Xperi Corporation, con oficinas registradas en 3025 Orchard Parkway, San Jose, California 95134, Estados Unidos de América, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil.  Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.

Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.

Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus Afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

5.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Mexico.

A-25	XPERI - Proxy Statement

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR POLISH PARTICIPANTS

1.Application.  This Sub-Plan for Polish participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) resident in Poland for the purpose of payment of taxes or who exercise all of their employment duties in Poland and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Payroll Withholding Authorization. In order to purchase Common Stock under the Plan, each Eligible Employee must sign a payroll withholding authorization  in such form distributed to participant by the Company or by the Employer (which form may be in addition to the subscription agreement), whereby the participant requests and authorizes the Employer to withhold from the participant’s Compensation the amount specified in such payroll authorization form and/or subscription agreement).  A participant’s authorized withholding will continue until the participant files the prescribed notification form with the Administrator notifying it of the participant’s withdrawal from the Plan.

3.Foreign Asset/Account Reporting Information.  If an Eligible Employee maintains bank or brokerage accounts holding cash and foreign securities (including shares) outside of Poland, the Eligible Employee will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds a certain threshold.  If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.

4.Exchange Control Information.  The transfer of funds in excess of a certain amount into Poland must be made through a bank account in Poland.  Each participant is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred.

5.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Poland.

XPERI - Proxy Statement	A-26

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR ROMANIAN PARTICIPANTS

1.Application.  This Sub-Plan for Romanian participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of the Romania for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.

2.Data Privacy Provisions.  In consideration of the processing operations that shall be carried out as part of an Eligible Employee’s participation in this Plan, the Company hereby provides each Eligible Employee with certain data privacy related information:

(a)Personal Data.  “Personal Data” means any information referring to a natural person, identified or identifiable; an identifiable person is a that person who can be identified, directly or indirectly, particularly with reference to an identification number or to one or more factors specific to details of his physical, physiological, economical, cultural or social characteristics. To avoid any possible misunderstanding, it is agreed that the “Personal Data” referred to in this Plan are those mentioned below.

(b)By submitting a participation agreement, an Eligible Employee agrees and fully consents with the procession of the personal data communicated to the Company herein, respectively:

(i)Personal information (name, date of birth, gender, marital status, address, place of work, telephone number, mobile number, fax number, e-mail, family size, passport or visa information, age, language, skills, drivers license information, birth certificate);

(ii)Background information (education, including schools attended, and dates of attendance, degrees or diplomas granted, training, work history, including names of employers, dates of employment, and compensation information);

(iii)Compensation information (wages or salary, commissions, bonuses, stock option award and exercise information, employee stock purchase plan information, pensions);

(iv)Signature; and

(v)Bank account number.

(c)By signing a subscription agreement and accepting an award under the Plan, each Eligible Employee gives his or her explicit consent to the Company to process any such personal data, either directly or through third parties. Eligible Employees also provide explicit consent to the Company to transfer any personal data indicated above outside of the country in which they work or are employed, in so far this transfer is required in relation to the Eligible Employees’ participation to this Plan and for the purposes described below. The Company shall ensure that all personal data that is transmitted will be kept confidential and used only for legitimate Company purposes as described below.

A-27	XPERI - Proxy Statement

(d)The Company shall use the Eligible Employees’ personal data only in relation to the latter's participation to this Plan and the granting of the options and managing thereof.  Thus, the Company shall process the Eligible Employees’ data for the following main purposes:

(i)verifying the general eligibility and the compliance with the necessary conditions in order to receive grants;

(ii)administering and maintaining the Eligible Employee’s records;

(iii)internal compensation and benefit planning;

(iv)transmitting the personal data to third parties interested in purchasing the Company’s shares or the Company’s assets, to the Administrator, to the legal counsel to the Company, to the accountants for the Company and to any other person that the Company may find in its administration of this Plan to be appropriate.

(e)An Eligible Employee shall be fully liable for the accuracy of the information he or she provides to the Company.

(f)In connection with the processing carried out as part of their participation to this Plan, Eligible Employees have the following rights:

(i)The right to be informed.  Each Eligible Employee has been informed by reading the present notice about the identity of the Company, the purpose for which the data are processed by the Company, the existence of the rights provided by law for the protection of personal data, as well as the conditions of exercising, the categories of recipients to whom the personal data are disclosed.

(ii)The right to have access to data.   Each Eligible Employee has the right, upon a written, dated and signed request, to obtain from the Company the confirmation of the fact that the data related to the Eligible Employee are or are not processed by the Company. This request is to be accomplished for free in the limit of one request per year.

(iii) The right of intervention.  Each Eligible Employee has the right to request to the Company, upon a written, dated and signed request, the following:

(A)the rectification, the up-dating, the blocking or the erasure of the incomplete, inexact data or of illegal processions;

(B)the transformation of illegal personal data in anonymous data;

(C)the notification of the third parties with regard to the operations provided at (A) and (B) above.

(iv)The right of opposition.  Each Eligible Employee has the right to oppose every moment, upon a written, dated and signed request, to the procession of his/her personal data, due to well-grounded and lawful reasons in connection to his/her particular situation;

(v) The right of not being subject to an individual decision.  The right to demand and receive:

(A)the withdrawal or cancellation of a decision that produces juridical effects concerning the Eligible Employee, adopted exclusively on a personal data processing basis, carried out through automatic means, destined to evaluate some aspects of the Eligible Employee’s personality and/or professional competence, credibility, behavior or other such aspects;

XPERI - Proxy Statement	A-28

(B)re-evaluation of any decisions regarding the Eligible Employee, and which affects the Eligible Employee in a significant manner, if the decision was adopted exclusively on a basis of data processing that meets the conditions stated under letter (A) above.

(vi)The right to refer to a court of law.  Each Eligible Employee has the right to refer to a court of law in defense of any rights guaranteed by the law regarding the protection of personal data processions.

(g)In undertaking the envisaged processing, the Company shall take all necessary measures to ensure the confidentiality of the Eligible Employee’s data and the security of the processing, in accordance with the legal provisions in force.

3.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of the laws of Delaware apply.

A-29	XPERI - Proxy Statement

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR SINGAPORE PARTICIPANTS

1.Application.  This Sub-Plan for Singapore participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of Singapore for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in this Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Securities Law Information.  The award of the option to purchase shares of the Company’s Common Stock pursuant to the Plan is being made in reliance of Section 273(1)(f) of the Securities and Futures Act (Cap. 289 of Singapore) (“SFA”) for which it is exempt from the prospectus requirements under the SFA.

3.Director / CEO Notification Obligation.  If the Eligible Employee is a director or chief executive officer (as applicable) of a company incorporated in Singapore which is related to the Company (“Singapore Company”), the Eligible Employee is subject to certain disclosure / notification requirements under the Companies Act (Cap. 50) of Singapore.  Among these requirements is an obligation to notify the Singapore Company in writing when the Eligible Employee acquires an interest (such as shares, debentures, participatory interests, rights, options and contracts) in the Company (e.g., the option, the shares in the Company’s Common Stock or any other award).  In addition, the Eligible Employee must notify the Singapore Company when the Eligible Employee disposes of such interest in the Company (including when the Eligible Employee sells shares in the Company’s Common Stock issued upon vesting and settlement of the option).  These notifications must be made within two days of acquiring or disposing of any such interest in the Company.  In addition, a notification of the Eligible Employee’s interests in the Company must be made within two business days of becoming a director or chief executive officer (as applicable).

In this regard:

(a)A “director” includes any person occupying the position of a director of a corporation by whatever name called and includes a person in accordance with whose directions or instructions the directors or the majority of the directors of a corporation are accustomed to act and an alternate or substitute director.

(b)A “chief executive officer”, in relation to a company, means any one or more persons, by whatever name described, who:

(i)is in direct employment of, or acting for or by arrangement with, the company; and

(ii)is principally responsible for the management and conduct of the business of the company, or part of the business of the company, as the case may be.

(c)The Singapore Company will be deemed to be related to the Company if the Singapore Company is:

(i)the holding company of the Company;

(ii)a subsidiary of the Company; or

(iii)a subsidiary of the holding company of the Company.

XPERI - Proxy Statement	A-30

(d) “Business day” means any day other than a Saturday, Sunday or public holiday in Singapore.

4.Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company, its Parent or any Subsidiary from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an option; (ii) the acquisition by the Eligible Employee of the shares on exercise of the option; or (iii) the disposal of any shares, (a “Tax Liability”).

(b)Without prejudice to the terms of the Plan, an award under this Sub-Plan cannot be exercised, and no shares of Common Stock may be purchased with respect thereto, until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the award and/or the acquisition of the shares of Common Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Company Group or the Employer may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of the award) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Common Stock otherwise to be acquired by the Eligible Employee pursuant to the award until the Eligible Employee has demonstrated to the satisfaction of the Company Group or the Employer that he or she has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company Group or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the award, a deduction from the payment made to him or her as consideration for such release or assignment.

(c)Paragraph (b) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Common Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the award, paid to the Company Group or the Employer, in cleared funds, a sum equal to the applicable Tax Liability.

(d)In the event that the Eligible Employee should be granted an award of the option in connection with the Eligible Employee’s employment in Singapore, any gains or profits enjoyed by the Eligible Employee arising from the vesting of such option will be taxable in Singapore as part of the Eligible Employee’s employment remuneration regardless of when the option vests or where the Eligible Employee is at the time the option vests.  The Eligible Employee may, however, be eligible to enjoy deferment of such taxes under incentive schemes operated by the Inland Revenue Authority of Singapore if the qualifying criteria relating thereto are met.  The Eligible Employee is advised to seek professional tax advice as to the Eligible Employee’s tax liabilities including, to the extent the Eligible Employee is a foreigner, how such gains or profits aforesaid will be taxed at the time the Eligible Employee ceases to work in Singapore.

(e)All taxes (including income tax) arising from the award of any option or the vesting of any option thereon shall be borne by the Eligible Employee.

A-31	XPERI - Proxy Statement

(f)Where the Eligible Employee is a non-citizen of Singapore and about to leave employment with the Employing Entity (as defined below), the Employing Entity may be required under the Income Tax Act (Cap. 134) of Singapore to deduct or withhold taxes arising from the vesting of the option from the Eligible Employee’s emoluments.  An amount equal to the tax amount required to be deducted or withheld will have to be so deducted or withheld by the Employing Entity and paid to the Singapore tax authorities.  Emoluments include income from gains or profits from any employment, which includes any wages, salary, leave pay, fee, commission, bonus, gratuity, perquisite or allowance (other than certain types of allowance) paid or granted in respect of the employment whether in money or otherwise, and any gains or profits, directly or indirectly, derived by any person from a right or benefit to acquire shares in any company where such right or benefit is obtained by reason of any office or employment held by him or her. “Employing Entity” shall mean the Company, a Singapore subsidiary of the Company, other affiliated company or any other person paying such emoluments, whether on his or her account or on behalf of another person.

5.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of Singapore law apply.

XPERI - Proxy Statement	A-32

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR TAIWANESE PARTICIPANTS

1.Application.  This Sub-Plan for Taiwanese participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of Taiwan for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).

The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company Group and the Employer from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an award under this Sub-Plan; (ii) the acquisition by the Eligible Employee of shares of Common Stock pursuant to the exercise of an award under this Sub-Plan; or (iii) the disposal of any shares of Common Stock (a “Tax Liability”).

(b)Without prejudice to the terms of the Plan, an award under this Sub-Plan cannot be exercised, and no shares of Common Stock may be purchased with respect thereto, until the Eligible Employee has made such arrangements as the Company Group or the Employer may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the award and/or the acquisition of the shares of Common Stock by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company, the Company Group or the Employer may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares of Common Stock (otherwise to be acquired by the Eligible Employee on the exercise of the award) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares of Common Stock otherwise to be acquired by the Eligible Employee pursuant to the award until the Eligible Employee has demonstrated to the satisfaction of the Company Group or the Employer that he or she has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company Group or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the award, a deduction from the payment made to him or her as consideration for such release or assignment.

(c)Paragraph (b) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares of Common Stock to be issued or transferred to the Eligible Employee as a result of the exercise of the award, paid to the Company Group or the Employer, in cleared funds, a sum equal to the applicable Tax Liability.

A-33	XPERI - Proxy Statement

3.No Registration.  It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee acknowledges that neither the awards under the Plan nor the shares of Common Stock issuable under the Plan have been and they will not be registered with or approved by the Financial Supervisory Commission of the Republic of China pursuant to relevant securities laws and regulations and neither the awards under the Plan nor the shares of Common Stock issuable under the Plan may be offered or sold within the Republic of China through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Law of the Republic of China that requires a registration or approval of the Financial Supervisory Commission of the Republic of China.

4.Foreign Exchange.  It shall be a term and condition of each award granted under this Sub-Plan that the Eligible Employee acknowledges that that he or she may be required to do certain acts and/or execute certain documents in connection with the grant of awards under the Plan, the purchase of shares of Common Stock under the Plan and disposing of the shares of Common Stock so purchased, including but not limited to obtaining foreign exchange approval for remittance of funds and other governmental approvals within the Republic of China.  Each Eligible Employee shall pay his or her own costs and expenses with respect to any event concerning such Eligible Employee arising as a result of the Plan.

5.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of Taiwanese law apply.

XPERI - Proxy Statement	A-34

XPERI CORPORATION

SECOND AMENDED AND RESTATED

INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR UK PARTICIPANTS

1.Application.  This Sub-Plan for UK participants in the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to awards granted to Eligible Employees who are (or are deemed to be) residents of the United Kingdom for the purpose of payment of taxes and forms an integral part of the Xperi Corporation Second Amended and Restated International Employee Stock Purchase Plan (the “Plan”).  The Plan and this Sub-Plan are complementary to each other and shall be deemed as one. In any case of contradiction with respect to awards granted to Eligible Employees, whether explicit or implied, between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail.  Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company Group and the Employer from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of an option; (ii) the acquisition by the participant of the shares on exercise of the option; or (iii) the disposal of any shares, (a “Tax Liability”)

(b)At the discretion of the Administrator the option cannot be exercised until the Eligible Employee has entered into an election with the Company or the Employer as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company Group or the Employer for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the option, or the acquisition of the shares on exercise of the option, is transferred to and met by the participant.

(c)Without prejudice to the terms of the Plan, the option cannot be exercised until the Eligible Employee has made such arrangements as the Company Group or the Employer may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the option and/or the acquisition of the shares by the Eligible Employee.  Where any Tax Liability is likely to arise, the Company Group or the Employer may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)deduction from salary or other payments due to the Eligible Employee; or

(ii)withholding the issue, allotment or transfer to the Eligible Employee of that number of shares (otherwise to be acquired by the Eligible Employee on the exercise of the option) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the shares, where the company intends to sell the shares to meet the Tax Liability); or

(iii)withholding the issue, allotment or transfer to the Eligible Employee of the shares otherwise to be acquired by the Eligible Employee pursuant to the option until the employee has demonstrated to the satisfaction of the Company Group or the Employer that he has given irrevocable instructions to a third party (for example a broker) satisfactory to the Company Group or the Employer to sell sufficient of those shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the tax liability; or

(iv)where the tax liability arises as a result of a release or assignment by the Eligible Employee of the option, a deduction from the payment made to him as consideration for such release or assignment.

(d)Paragraph (c) will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the shares to be issued or transferred to the Eligible Employee as a result of the exercise of

A-35	XPERI - Proxy Statement

the option, paid to the Company Group or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the option.

3.Governing Law.  The validity and enforceability of this Sub-Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law, except to the extent that mandatory provisions of English law apply.

XPERI - Proxy Statement	A-36

Appendix B—Reconciliation of GAAP and Non-GAAP Financial Measures and Supplemental Calculations for MBO Plan Purposes

Included within this Proxy Statement are certain non-GAAP financial measures that supplement the Company’s operating results prepared under GAAP. Reconciliations of GAAP to non-GAAP amounts presented within this Proxy Statement are provided below. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company’s management believes that this information can assist investors in evaluating the Company’s operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Reconciliation from 2018 GAAP to non-GAAP Operating Expenses (in $ millions)

GAAP operating expenses	$382.2

Adjustments to GAAP operating expenses:

Stock-based compensation expense	(31.0)
Amortization expense	(108.5)
Post acquisition retention bonus to DTS employees	(2.5)
Non-GAAP operating expenses	$240.2

Supplemental Calculations for MBO Plan Purposes

Calculation of non-GAAP Operating Profit (in $ millions)
FY 2018

MBO Plan Billings	$447.3

Non-GAAP operating expenses	240.2
Non-GAAP operating profit	$207.2

Reconciliation from Total MBO Plan Billings to Billings from IP Licensing (in $ millions)

FY 2018

Total MBO Plan Billings	$447.3
Less: billings from product licensing	(221.0)
Billings from IP licensing	$226.3

XPERI - Proxy Statement	B-1

XPERI CORPORATION 3025 ORCHARD PKWY SAN JOSE, CA 95134 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/02/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/02/2019. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees For Against Abstain 1A Darcy Antonellis The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 1B David C. Habiger 2. To approve the Company's Second Amended and Restated International Employee Stock Purchase Plan; 1C Richard S. Hill 1D Jon Kirchner 3. To hold an advisory vote to approve executive compensation; and 1E V. Sue Molina 4. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for its year ending December 31, 2019. 1F George A. Riedel 1G Christopher A. Seams NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please indicate if you plan to attend this meeting Yes No Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000404479_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 3, 2019: The Notice & Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com XPERI CORPORATION 2019 Annual Meeting of Stockholders Hyatt Regency Westlake 880 S. Westlake Blvd. Westlake Village, CA 91361 Jon Kirchner, Paul Davis and Robert Andersen, or any of them acting alone, are hereby authorized to represent and to vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Xperi Corporation, to be held on May 3, 2019 at 8:00 a.m. Pacific Daylight Time or at any postponement or adjournment thereof. Each of proposals 1 through 4 are proposed by Xperi Corporation. This proxy, when properly executed, will be voted in the manner directed herein. If no directions are indicated on an executed proxy, the holder of the proxy will vote this proxy in accordence with the Board of Director's recommendations. The holder of the proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting. Continued and to be signed on reverse side 0000404479_2 R1.0.1.18